EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
among
TRIZEC HOLDINGS OPERATING LLC,
as BORROWER,
TRIZEC PROPERTIES, INC.,
VARIOUS LENDERS, and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as ADMINISTRATIVE AGENT

Dated as of October 31, 2005

DEUTSCHE BANK SECURITIES INC. and
BANC OF AMERICA SECURITIES LLC,
as CO-LEAD ARRANGERS and JOINT BOOK RUNNING MANAGERS,
BANK OF AMERICA, N.A.,
as SYNDICATION AGENT,
THE BANK OF NOVA SCOTIA, BANK OF MONTREAL and
JPMORGAN CHASE BANK, N.A.,
as CO-DOCUMENTATION AGENTS,
and
ING REAL ESTATE FINANCE (USA) LLC,
AS SENIOR MANAGING AGENT,
and
WELLS FARGO BANK, N.A.,
PNC BANK, NATIONAL ASSOCIATION,
COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES,
EUROHYPO AG, NEW YORK BRANCH,
LASALLE BANK NATIONAL ASSOCIATION,
US BANK NATIONAL ASSOCIATION and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as MANAGING AGENTS

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

(iv)

(continued)

SCHEDULE I	Commitments
SCHEDULE II	Lender Addresses and Applicable Lending Offices
SCHEDULE III	Initial Borrowing Base Properties
SCHEDULE 2.01(c)	Existing Letters of Credit
SCHEDULE 7.10	Subsidiaries; Subsidiary Guarantors
SCHEDULE 7.22	Insurance

EXHIBIT A	Form of Notice of Borrowing
EXHIBIT B	Form of Notice of Competitive Bid Borrowing
EXHIBIT C-1	Form of Revolving Loan Note
EXHIBIT C-2	Form of Swingline Loan Note
EXHIBIT D	Form of Notice of Conversion/Continuation
EXHIBIT E	Form of Letter of Credit Request
EXHIBIT F	Form of Section 4.04(b)(ii) Certificate
EXHIBIT G	Form of Opinion of DLA Piper Rudnick Gray Cary US LLP, counsel to the Credit Parties

EXHIBIT H	Form of Officer’s Certificate
EXHIBIT I	Form of Amended and Restated Subsidiaries Guaranty
EXHIBIT J	Form of Solvency Certificate
EXHIBIT K	Form of Amended and Restated Affiliate Debt and Subordination Agreement

EXHIBIT L	Form of Borrowing Base Certificate

(v)

(continued)

EXHIBIT M	Form of Additional Commitment Agreement
EXHIBIT N	Form of Assignment and Assumption Agreement
EXHIBIT O	Form of Compliance Certificate

(vi)

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 31, 2005, among TRIZEC HOLDINGS OPERATING LLC, a Delaware limited liability company (the “Borrower”), TRIZEC PROPERTIES, INC., a Delaware corporation (“Trizec”), the Lenders party hereto from time to time, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”) (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).
W I T N E S S E T H:
          WHEREAS, the Borrower, Trizec, Holdings, the Original Lenders and Deutsche Bank Trust Company Americas, as administrative agent, entered into that certain Credit Agreement, dated as of June 29, 2004 (as the same has been amended, supplemented and/or otherwise modified to, but not including, the Effective Date, the “Existing Credit Agreement”), and certain other documents (as the same have been amended, supplemented and/or otherwise modified to, but not including, the Effective Date, the “Existing Credit Documents”);
          WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement and Existing Credit Documents as set forth herein; and
          WHEREAS, subject to and on the terms and conditions set forth herein, the Lenders are willing to amend and restate the Existing Credit Agreement and the Existing Credit Documents and to make available to the Borrower the credit facilities provided for herein.
          NOW, THEREFORE, IT IS AGREED:
          SECTION 1. Amount and Terms of Credit.
          1.01 Commitments to Extend Loans. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, a revolving loan or revolving loans (each a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be made and maintained in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Rate Loans, provided that, except as otherwise specifically provided in Section 1.11(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the sum of (x) the aggregate principal amount of all other Revolving Loans made by such Lender and then outstanding and (y) the product of (A) such Lender’s Percentage and (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time, and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and (v) shall not exceed for all of the Lenders at any time outstanding either (x) that aggregate principal amount which, when added to the sum of (I) the aggregate principal amount of all other Revolving Loans then outstanding, (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time, (III) the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, (IV) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding and (V) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec then outstanding, equals the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (y) that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (II) the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are paid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding and (III) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are paid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.
          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be made and maintained in Dollars and as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed at any time outstanding either (x) that aggregate principal amount which, when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding, (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Swingline Loans) at such time, (III) the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Swingline Loans) then outstanding, and (IV) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec then outstanding, equals the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (y) that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Swingline Loans) at such time, (II) the aggregate principal amount of all Revolving Loans then outstanding and (III) the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Swingline Loans) then outstanding, equals the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the

Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Lenders’ Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Lenders.
          (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans (although, unless a Default or an Event of Default then exists, the Swingline Lender will not exercise such right with respect to any outstanding Swingline Loans prior to the fourth Business Day after the date that such Swingline Loan was made or if the Administrative Agent has theretofore received a Notice of Borrowing or a Notice of Competitive Bid Borrowing the proceeds of which Borrowing will be used to repay such outstanding Swingline Loans on or prior to the date on which such Swingline Loans are due). Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment or Borrowing Base Amount at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.
          (d) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees that the Borrower may, in accordance with the procedures established pursuant to Section 1.04, incur one or more loans (each a “Competitive Bid Loan” and, collectively, the “Competitive Bid Loans”), denominated in Dollars, pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Effective Date and prior to the date which is the Business Day preceding the date which is 45 days prior to the Maturity Date, provided that (x) no Competitive Bid Loan may be made unless the Investment Grade Rating Condition exists, (y) no Competitive Bid Loan may be made if, after giving effect thereto, either (A) the sum of (I) the aggregate principal amount of all Revolving Loans (exclusive of Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Competitive Bid Loans) then outstanding, (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Competitive Bid Loans) at such time, (III) the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of Competitive Bid Loans) then outstanding, (IV) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Competitive Bid Loans) then outstanding, and (V) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec then outstanding, exceeds the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (B) the sum of (I) the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of Competitive Bid Loans) then outstanding, (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Competitive Bid Loans) at such time, (III) the aggregate principal amount of all Revolving Loans (exclusive of Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Competitive Bid Loans) then outstanding and (IV) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are paid with the proceeds of, and simultaneously with the incurrence of, Competitive Bid Loans) then outstanding exceeds the Total Revolving Loan Commitment at such time and (z) no Competitive Bid Loan may be made if, after giving effect thereto, the aggregate principal amount of all Competitive Bid Loans then outstanding exceeds the Maximum Competitive Bid Loan Amount. Within the foregoing limits and subject to the terms and conditions set forth in Sections 1.04 and 1.06, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.
          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans, Competitive Bid Loans and Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Rate Loans in the aggregate (or such greater number as may be acceptable to the Administrative Agent).

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Administrative Agent at the Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Rate Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.11, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether such Revolving Loans are to be incurred as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto, (iv) the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) and (v) the sum of (I) the aggregate principal amount of all Loans outstanding at such time (after giving effect to the proposed Borrowing), (II) the aggregate amount of all Letter of Credit Outstandings at such time and (III) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec at such time (after giving effect to the proposed Borrowing and the application of the proceeds therefrom). The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.
          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be in the form of a Notice of Borrowing (appropriately completed) and shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing, (C) the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) and (D) the sum of (I) the aggregate principal amount of all Loans outstanding at such time (after giving effect to the proposed Borrowing), (II) the aggregate amount of all Letter of Credit Outstandings at such time and (III) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec at such time (after giving effect to the proposed Borrowing and the application of the proceeds therefrom).
          (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).
          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder of any Borrowing or prepayment of Loans or any revocation of any Letter of Credit Request, the Administrative Agent, the Swingline Lender or the applicable Issuing Lender, as the case may be, may act without liability upon the basis of telephonic notice of Borrowing, prepayment or revocation, as the case may be, believed by the Administrative Agent, the Swingline Lender or the applicable Issuing Lender, as the case may be, in good faith to be from the chairman of the board, the chief executive officer, the president or a Senior Financial Officer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s, the Swingline Lender’s or the applicable Issuing Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans or such revocation of a Letter of Credit Request, as the case may be, absent manifest error.
          1.04 Competitive Bid Borrowings. (a) Whenever the Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time), (x) at least four Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Spread Competitive Bid Borrowing, and (y) at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Competitive Bid Borrowing, a written notice substantially in the form of Exhibit B (each a “Notice of Competitive Bid Borrowing”), such notice to specify in each case (i) the date of the proposed Competitive Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the proposed Competitive Bid Borrowing, (iii) the maturity date or maturity dates (each a “Competitive Bid Loan Maturity Date”) for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (each of which maturity dates may not be earlier than 14 days after the date of such Competitive Bid Borrowing or later than 180 days after the date of such Competitive Bid Borrowing (but in no event later than the Maturity Date)), (iv) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months), (v) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Competitive Bid Borrowing or a Spread Competitive Bid Borrowing, (vi) the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered), (vii) the sum of (I) the aggregate principal amount of all Loans outstanding at such time (after giving effect to the proposed Competitive Bid Borrowing), (II) the aggregate amount of all Letter of Credit Outstandings at such time and (III) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec at such time (after giving effect to the proposed Competitive Bid Borrowing and the application of the proceeds therefrom), and (viii) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder Lender of each such request for a Competitive Bid Borrowing received by it from the Borrower by telecopying to each such Bidder Lender a copy of the related Notice of Competitive Bid Borrowing.
          (b) Each Bidder Lender shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Lender in its sole discretion and determined by such Bidder Lender independently of each other Bidder Lender, by notifying the Administrative Agent in writing (which notice shall be promptly distributed to the Borrower, provided that the Administrative Agent shall not be liable to any Bidder Lender or to the Borrower for failure to distribute any such notice to the Borrower unless such failure resulted from the gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a court of competent jurisdiction)), before 10:00 A.M. (New York time) on the date (the “Reply Date”) which is (x) in the case of a Spread Competitive

Bid Borrowing, three Business Days before the date of such proposed Competitive Bid Borrowing, and (y) in the case of an Absolute Rate Competitive Bid Borrowing, two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Bidder Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(d), exceed such Lender’s Commitment) and the rate or rates of interest therefor (specified to the nearest .0001 and which, in the case of a Spread Competitive Bid Borrowing, shall be the Spread offered for each maturity requested in the Notice of Competitive Bid Borrowing); provided that if the Administrative Agent in its capacity as a Bidder Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower in writing of such offer before 9:45 A.M. (New York time) on the Reply Date. If any Bidder Lender shall elect not to make such an offer, such Bidder Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York time) on the Reply Date, and such Bidder Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder Lender to give such notice shall not cause such Bidder Lender to be obligated to, and such Bidder Lender shall not, make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.
          (c) The Borrower shall, in turn, before 10:30 A.M. (New York time) on the Reply Date, either
     (1) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice (in writing or by telephone promptly confirmed in writing) to that effect (it being understood and agreed that if the Borrower gives no such notice of cancellation and no notice of acceptance pursuant to clause (2) below, then the Borrower shall be deemed to have canceled such Competitive Bid Borrowing), or
     (2) accept one or more of the offers made by any Bidder Lender or Bidder Lenders pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of each such Bidder Lender for such Competitive Bid Borrowing) and reject any remaining offers made by Bidder Lenders pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided, however, that acceptance of offers may only be made on the basis of ascending Absolute Rates (in the case of an Absolute Rate Competitive Bid Borrowing) or Spreads (in the case of a Spread Competitive Bid Borrowing), in each case commencing with the lowest rate so offered; and provided, further, that if offers are made by two or more Bidder Lenders at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, the Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as the Borrower may elect in its sole discretion.

          (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is canceled (or is deemed to be canceled) pursuant to clause (c)(1) above, the Administrative Agent shall give prompt written notice thereof to the Bidder Lenders and such Competitive Bid Borrowing shall not be made.
          (e) If the Borrower accepts one or more of the offers made by any Bidder Lender or Bidder Lenders pursuant to clause (c)(2) above, the Administrative Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each Bidder Lender that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Lender pursuant to clause (b) above have been accepted by the Borrower and (y) each Bidder Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Lender as part of such Competitive Bid Borrowing.
          (f) On the last Business Day of each calendar quarter, the Administrative Agent shall notify the Borrower and the Lenders of the aggregate principal amount of Competitive Bid Loans (if any) outstanding at such time.
          1.05 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i), (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c) or (z) in the case of Competitive Bid Loans, no later than 12:00 Noon (New York time) on the date specified pursuant to Section 1.04(a)) each Lender will make available its pro rata portion (determined in accordance with Section 1.08) of each such Borrowing requested to be made on such date (or, (x) in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof and (y) in the case of Competitive Bid Loans, the respective Bidder Lenders which are to make such Competitive Bid Loans in accordance with Section 1.04(e) will make available their respective amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent will make available to the Borrower at the Payment Office, the aggregate of the amounts so made available by the Lenders to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall pay such corresponding amount to the Administrative Agent one Business Day after the Administrative Agent’s demand therefor. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.
          1.06 Notes. (a) The obligation of the Borrower to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit C-1, with blanks appropriately completed in conformity herewith (each, a “Revolving Loan Note” and, collectively, the “Revolving Loan Notes”), and (ii) if Swingline Loans, by a promissory note substantially in the form of Exhibit C-2, with blanks appropriately completed in conformity herewith (the “Swingline Loan Note”). The terms of each Competitive Bid Loan shall be evidenced by the respective correspondence between the Borrower and the respective Bidder Lender pursuant to Section 1.04 and, unless otherwise agreed by the Borrower and such Bidder Lender or unless the respective Bidder Lender makes a request pursuant to the immediately succeeding sentence, Competitive Bid Loans shall not be evidenced by promissory notes. If requested by any Bidder Lender, the Borrower agree to execute and deliver a promissory note, in form reasonably satisfactory to the respective Bidder Lender, evidencing the Competitive Bid Loans of such Bidder Lender to the Borrower (with any such promissory notes herein called “Competitive Bid Notes”).
          (b) The Revolving Loan Note issued to each Lender shall (i) be duly executed and delivered by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of issuance, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or if issued after the termination of the Revolving Loan Commitments, be in a stated principal amount equal to the outstanding principal amount of the Revolving Loans of such Lender on the date of the issuance thereof) and be payable in Dollars in the principal amount of Revolving Loans evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.
          (c) The Swingline Loan Note issued to the Swingline Lender shall (i) be duly executed and delivered by the Borrower, (ii) be payable to the order of the Swingline Lender and be dated the date of issuance, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.
          (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.
          (e) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligation of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranty thereof provided pursuant to the Subsidiaries Guaranty. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (d) of this Section 1.06. At any time when any Lender requests the delivery of a Note to evidence any of its outstanding Revolving Loans and Revolving Loan Commitments (if any), or its outstanding Swingline Loans, or its outstanding Competitive Bid Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans and Commitments (if any).
          1.07 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.11(b), Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of such Eurodollar Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise specifically agree, Base Rate Loans may only be converted into Eurodollar Rate Loans if no Specified Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.07 shall result in a greater number of Borrowings of Eurodollar Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days’ prior notice (each a “Notice of Conversion/Continuation”), in the form of Exhibit D, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion. Swingline Loans and Competitive Bid Loans may not be converted pursuant to this Section 1.07.

          1.08 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments. All Mandatory Borrowings made pursuant to Section 1.01(c) shall be made by the Lenders pro rata on the basis of their Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
          1.09 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Rate Loan pursuant to Section 1.07, at a rate per annum which shall be equal to the sum of the Base Rate plus the relevant Applicable Margin each as in effect from time to time.
          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Eurodollar Rate Loan to a Base Rate Loan pursuant to Section 1.07, 1.10 or 1.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin as in effect from time to time during such Interest Period.
          (c) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate or rates per annum specified by a Bidder Lender or Bidder Lenders, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).
          (d) Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to the greater of (x) the rate then borne by such Loans and (y) the sum of the Base Rate as in effect from time to time plus 4.5%, and (ii) to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the sum of the Base Rate as in effect from time to time plus 4.5%.
          (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, in arrears on (x) December 31, 2005 and (y) each Quarterly Payment Date thereafter, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto, (iii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto and (iv) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
          (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period to be applicable to Eurodollar

Rate Loans and shall promptly notify the Borrower and the Lenders of such determination. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
          1.10 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, a one, two or three month interest period or, if consented to by the Administrative Agent and otherwise available to all of the Lenders, a period of less than one month (each an “Interest Period”) applicable to such Eurodollar Rate Loan, provided that:
     (i) all Eurodollar Rate Loans comprising a single Borrowing shall at all times have the same Interest Period;
     (ii) the initial Interest Period for any Borrowing of Eurodollar Rate Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Rate Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;
     (iii) if any Interest Period for a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
     (iv) if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
     (v) unless the Required Lenders otherwise specifically agree, no Interest Period may be selected at any time when a Specified Default or an Event of Default is then in existence; and
     (vi) no Interest Period in respect of any Borrowing of Eurodollar Rate Loans shall be selected which extends beyond the Maturity Date.
          If by 12:00 Noon (New York time) on the third Business Day preceding the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, (x) the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Borrower shall be deemed to have elected to continue such Eurodollar Rate Loans as a new Borrowing of Eurodollar Rate Loans having an Interest Period of one month, or (y) the Borrower is not permitted to elect a new Interest Period to be applicable to such

Eurodollar Rate Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans. Each deemed election under this paragraph shall be effective as of the expiration date of such current Interest Period.
          1.11 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):
     (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or
     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan or Competitive Bid Loan because of (x) any change arising after the Effective Date (or, in the case of a Competitive Bid Loan, since the making of such Competitive Bid Loan) in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Lender pursuant to the laws of the country in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements (except to the extent included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) and/or (y) other circumstances since the Effective Date (or, in the case of a Competitive Bid Loan, since the making of such Competitive Bid Loan) affecting the applicable interbank market or the position of such Lender and lenders generally in such market; or
     (iii) at any time after the date of this Agreement, that the making or continuance of any Eurodollar Rate Loan or Competitive Bid Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;
then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).

Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans and Spread Competitive Bid Borrowings shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or any Notice of Conversion/Continuation given by the Borrower with respect to such Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Lender, within 10 days of its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in good faith shall reasonably determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.
          (b) At any time that any Eurodollar Rate Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the Borrower may (and, in the case of a Eurodollar Rate Loan or Competitive Bid Loan affected by the circumstances described in Section 1.11(a)(iii), shall) either (x) if the affected Eurodollar Rate Loan or Competitive Bid Loan then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender pursuant to Section 1.11(a)(ii) or (iii) or (y) if the affected Eurodollar Rate Loan or Competitive Bid Loan is then outstanding, upon at least two Business Days’ written notice to the Administrative Agent, require the affected Lenders (A) in the case of a Eurodollar Rate Loan, to convert such Eurodollar Rate Loan into a Base Rate Loan and (B) in the case of a Competitive Bid Loan, to repay such Competitive Bid Loan in full, provided that if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 1.11(b).
          (c) If at any time after the Effective Date any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the Effective Date) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay, subject to the provisions of Section 13.17 (to the extent applicable), to such Lender, within 10 days of its written request therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.
          1.12 Compensation. The Borrower agrees, subject to the provisions of Section 13.17 (to the extent applicable), to compensate each Lender, within 10 days of its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and shall be conclusive absent manifest error), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Rate Loans or Competitive Bid Loan, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans or Competitive Bid Loan does not occur on a date specified therefor in the Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion/Continuation (whether or not withdrawn or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any Eurodollar Rate Loans or Competitive Bid Loan occurs on a date which is not the last day of an Interest Period or maturity date with respect thereto, as the case may be; (iii) if any prepayment of any Eurodollar Rate Loans or Competitive Bid Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any election made pursuant to Section 1.11(b).
          1.13 Lending Offices. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the Loans made by such Lender hereunder; provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Section 1.11, 2.06 or 4.04 in excess of those which would be charged in the absence of such designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.11, 2.06 and 4.04.
          1.14 Requested Designation of other Lending Offices. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.14 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 1.11, 2.06 or 4.04.
          1.15 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (b) upon the occurrence of an event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (c) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Specified Default or Event of Default then exists (or, in the case of the preceding clause (c), no Specified Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”), and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.15, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment and all outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Lender an amount equal to such Replaced Lender’s Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender’s Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower in exchange for the Note or Notes held by the Replaced Lender, if any, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.
          1.16 Additional Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower, in consultation with the Administrative Agent, shall have the right at any time and from time to time on or prior to the 180th day prior to the original Maturity Date and upon at least 30 days’ prior written notice to the Administrative Agent, to request on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Additional Commitment Agreement, make Revolving Loans pursuant to Section 1.01; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Commitment as a result of any request by the Borrower, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Additional Commitment and executed and delivered to the Administrative Agent an Additional Commitment Agreement in respect thereof as provided in Section 1.16(b) and (y) such other conditions set forth in Section 1.16(b) shall have been satisfied, such Lender shall not be obligated to fund any Revolving Loans, or participate in any Letters of Credit, in excess of the amounts provided for in Sections 1.01 or 2.03, as the case may be, before giving effect to such Additional Commitments provided pursuant to this Section 1.16, (iv) any Lender (or, in the circumstances contemplated by clause (viii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Commitment without the consent of any other Lender (it being understood and agreed that the consent of the Administrative Agent shall be required if any such Additional Commitments are to be provided by a Person which is not already a Lender, which consent shall not be unreasonably withheld or delayed), (v) each provision of Additional Commitments on a given date pursuant to this Section 1.16 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (viii) below, Eligible Transferees who will become Lenders)) of at least $50,000,000, (vi) the aggregate amount of all Additional Commitments permitted to be provided pursuant to this Section 1.16, shall not exceed $250,000,000, (vii) the up-front fees payable to any Lender (including any Eligible Transferee that will become a Lender as contemplated by clause (viii) below) providing an Additional Commitment shall be as set forth in the relevant Additional Commitment Agreement, (viii) the Borrower shall have the right, in addition to requesting the then existing Lenders to provide Additional Commitments pursuant to this Section 1.16, to request Additional Commitments from Persons which would qualify as Eligible Transferees hereunder, provided that any such Additional Commitments provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $5,000,000, and (ix) all actions taken by the Borrower pursuant to this Section 1.16(a) shall be done in consultation with the Administrative Agent.
          (b) At the time of any provision of Additional Commitments pursuant to this Section 1.16, (i) the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Additional Commitment (each, an “Additional Lender”) shall execute and deliver to the Administrative Agent an Additional Commitment Agreement substantially in the form of Exhibit M, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Lender’s Additional Commitment to occur upon delivery of such Additional Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith, the satisfaction of any conditions precedent that may be set forth in such Additional Commitment Agreement and the satisfaction of the other conditions in this Section 1.16(b) to the reasonable satisfaction of the Administrative Agent), (ii) the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of the Lenders, and incur additional Revolving Loans from other Lenders, in each case so that the Lenders continue to participate in the Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in such Commitments pursuant to this Section 1.16) and with the Borrower being obligated to pay the respective Lenders the costs of the type referred to in (and in accordance with the provisions of) Section 1.12 as a result of any such repayment and/or Borrowing, and (iii) the Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinion of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 5.02. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Commitment Date, and (w) on each such date, the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Commitments, (x) on each such date, Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments, (y) upon surrender of any old Revolving Loan Notes by the respective Additional Lender (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to the Borrower), to the extent requested by any Additional Lender, a new Revolving Loan Note be issued, at the expense of the Borrower, to such Additional Lender, to be in conformity with the requirements of Section 1.06 (with appropriate modifications) to the extent needed to reflect the revised Commitments of such Lender and (z) on each such date with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations by the Lenders in such Letters of Credit and Unpaid Drawings to reflect the new Percentages of the Lenders.
          1.17 Maturity Date Extension. So long as the Extension Requirements are satisfied at the time of the delivery of the notice referred to below, the Borrower may, by a written notice delivered to the Administrative Agent prior to (but not less than 90 days or more then 180 days prior to) the original Maturity Date, request (pursuant to a single such request) that the original Maturity Date be extended to the date which is one year after such original Maturity Date. So long as the Extension Requirements are satisfied on October 31, 2008, the original Maturity Date shall be extended on such date to October 31, 2009 without any further consent of the Lenders. The Administrative Agent shall notify each Lender of (i) its receipt of the notice of extension described above and (ii) the effectiveness of any extension of the original Maturity Date.
          SECTION 2. Letters of Credit.
          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 60th day prior to the Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its

Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been reasonably approved by such Issuing Lender and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been reasonably approved by such Issuing Lender (each such letter of credit issued pursuant to this Section 2.01, a “Letter of Credit”). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only; it being understood, however, that the Borrower may by written notice (including facsimile transmission) made to the Administrative Agent and the respective Issuing Lender as part of the respective Letter of Credit Request, or subsequent to such Letter of Credit Request so long as such request is made at least five Business Days’ (or such shorter period as is acceptable to such Issuing Lender) prior to the date requested for the issuance of such Letter of Credit, require that any sight draft drawing all or any portion of such Letter of Credit be accompanied by additional documents or certifications, which notice shall specify a precise description of the documents and the verbatim text of any certificates to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Issuing Lender to make a payment under such Letter of Credit, although the respective Issuing Lender may, in its reasonable judgment, require changes in any such documents and certificates to conform with changes in customary and commercially reasonable practice or law.
          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 60th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:
     (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or
     (ii) such Issuing Lender shall have received notice from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).
          Each Issuing Lender (unless the Issuing Lender is the Administrative Agent) agrees to provide to the Administrative Agent by facsimile promptly on the first Business Day of each week the daily aggregate Stated Amount of all Letters of Credit issued by such Issuing Lender and outstanding during the immediately preceding week.
          (c) Schedule 2.01(c) sets forth a description of all letters of credit issued pursuant to the Existing Credit Facility and outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”), shall constitute a Letter of Credit for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Effective Date. Any Lender hereunder which has issued an Existing Letter of Credit shall constitute an Issuing Lender for all purposes of this Agreement.
          2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed any of (x) $50,000,000, (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding, (II) the aggregate principal amount of all Swingline Loans then outstanding, (III) the aggregate principal amount of all Competitive Bid Loans then outstanding and (IV) the aggregate principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec, an amount equal to the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (z) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Competitive Bid Loans then outstanding and (III) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) each standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the fifth Business Day prior to the Maturity Date, on terms acceptable to such Issuing Lender) and (y) five Business Days prior to the Maturity Date, and (iii) each trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of the issuance thereof and (y) 15 days prior to the Maturity Date.
          2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile transmission). Each notice shall be in the form of Exhibit E (each a “Letter of Credit Request”). Each such Letter of Credit Request may be revoked by telephonic notice by the Borrower to the applicable Issuing Lender and the Administrative Agent at any time prior to the date of issuance of the Letter of Credit by the applicable Issuing Lender, which revocation shall be immediately confirmed in writing by the Borrower to such Issuing Lender and the Administrative Agent by facsimile.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon its issuance of or amendment to any Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower, the Administrative Agent and all other Lenders, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default of a Defaulting Lender exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit by the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ Percentage of the Letter of Credit Outstandings.
          (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.
          2.04 Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Lenders pursuant to Sections 1.15, 1.16 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Lenders and/or Additional Lenders, as the case may be.
          (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Lender shall have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and, except as provided in the proviso of the immediately succeeding sentence, each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant’s Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the respective Issuing Lender its Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any such payment on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s Percentage of any such payment.
          (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.
          (e) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

     (ii) the existence of any claim, setoff, defense or other right which Trizec or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Lender, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Trizec or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);
     (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or
     (v) the occurrence of any Default or Event of Default.
          2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus the Base Rate each as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the sum of the Base Rate as in effect from time to time plus 4.5%, in each such case, with interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.
          (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any

Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority, central bank or comparable agency (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement as it pertains to Letters of Credit or their issuance thereof or participation therein; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Issuing Lender or such Participant pursuant to the laws of the country in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 10 days of the delivery of the certificate referred to below to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees, subject to the provisions of Section 13.17 (to the extent applicable), to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Lender or Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3. Commitment Commission; Other Fees; Reductions of Commitments.
          3.01 Fees. (a) (i) For each day during the period from the Effective Date to but excluding the Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) on which the Investment Grade Condition does not exist, the Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Revolving Loan Commitment Commission”) computed at a rate per annum for each such day equal to the then Applicable Commitment Commission Percentage on the daily average of the Unutilized Revolving Loan Commitment of such Lender as in effect from time to time. Accrued Revolving Loan Commitment Commission shall be due and payable in arrears on (x) December 31, 2005, (y) each Quarterly Payment Date thereafter and (z) the Maturity Date (or on such earlier date on which the Total Revolving Loan Commitment shall have been terminated).
          (ii) For each day during the period from the Effective Date to but excluding the Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) on which the Investment Grade Condition exists, the Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a facility fee (the “Revolving Loan Facility Fee”) computed at a rate per annum for each such day equal to the then Applicable Facility Fee Percentage on the daily average of the Revolving Loan Commitment of such Lender as in effect from time to time. Accrued Revolving Loan Facility Fees shall be due and payable in arrears on (x) December 31, 2005, (y) each Quarterly Payment Date thereafter and (z) the Maturity Date (or on such earlier date on which the Total Revolving Loan Commitment shall have been terminated).
          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Loans maintained as Eurodollar Rate Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable in arrears on (x) December 31, 2005, (y) each Quarterly Payment Date thereafter and (z) the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.
          (c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender hereunder (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable in arrears on (x) December 31, 2005, (y) each Quarterly Payment Date thereafter and (z) the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.
          (d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.
          (e) The Borrower agrees to pay such other fees as have been agreed to in writing by the Borrower, DBTCA and Deutsche Bank Securities Inc.
          (f) On the date of the extension of the Maturity Date pursuant to Section 1.17, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a non-refundable cash extension fee (the “Extension Fee”) in an amount equal to 25 basis points (0.25%) of an amount equal to the Revolving Loan Commitment of each Lender as in effect on such date.
          3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days’ prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in each case in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions, provided that each such reduction of the Total Unutilized Revolving Loan Commitment shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment.
          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate the entire Revolving Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender (other than amounts owing in respect of any Tranche of Loans maintained by such Lender if such Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Lender continues to have outstanding Loans hereunder such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement for periods when such Lender was a “Lender” under this Agreement (including, without limitation, Sections 1.11, 1.12, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

          3.03 Mandatory Reduction of Commitments. The Total Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the earliest of (i) the date on which a Change of Control occurs, (ii) the date upon which the Borrower enters into any transaction of merger or consolidation, other than any merger or consolidation permitted by Section 9.02(a), and (iii) the Maturity Date.
          SECTION 4. Prepayments; Payments; Taxes.
          4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans (other than Competitive Bid Loans) without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) in the case of Base Rate Loans, at least one Business Day’s prior written notice (or same day notice in the case of a prepayment of Swingline Loans) (or telephonic notice promptly confirmed in writing) of its intent to prepay such Base Rate Loans and (y) in the case of Eurodollar Rate Loans, at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Eurodollar Rate Loans, whether Revolving Loans and/or Swingline Loans shall be prepaid, the principal amount of such prepayment and the Types of Loans and Tranches to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Rate Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders, (ii) each prepayment of Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect, (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, and (iv) each prepayment of Eurodollar Rate Loans made pursuant to this Section 4.01 on a day which is not the last day of an Interest Period applicable thereto shall be accompanied by the payment of all amounts owing in connection therewith pursuant to Section 1.12. The Borrower shall not have the right to prepay any Competitive Bid Loan pursuant to this Section 4.01(a) without the consent of the Lender that made such Competitive Bid Loan.
          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender under this Agreement (including under Section 1.12) in accordance with said Section 13.12(b) so long as (A) the Revolving Loan Commitment, as applicable, of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

          4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans, (II) the aggregate outstanding principal amount of all Competitive Bid Loans, (III) the aggregate outstanding principal amount of all Swingline Loans and (IV) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the sum of (I) the aggregate outstanding principal amount of all Competitive Bid Loans and (II) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Competitive Bid Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Loans, the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to each Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.
          (b) (i) If on any day (A) the sum of (I) the aggregate outstanding principal amount of all Revolving Loans, (II) the aggregate outstanding principal amount of all Swingline Loans, (III) the aggregate outstanding principal amount of all Competitive Bid Loans, (IV) the aggregate amount of all Letter of Credit Outstandings and (V) the aggregate outstanding principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec exceeds the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) (such excess, the “Borrowing Base Amount Deficiency”) or (B) a Default exists under Section 9.14 (such Default, a “Section 9.14 Default”), the Borrower shall, within 10 days thereafter (or on such day to the extent required by Section 8.13), either (x) prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit in the order provided in clause (c)(ii) below in an amount sufficient to eliminate such Borrowing Base Amount Deficiency or to cure such Section 9.14 Default, as applicable, (y) add one or more Borrowing Base Properties to the Borrowing Base in accordance with the procedures set forth in this Agreement which would have the effect (i) in the case of a Borrowing Base Amount Deficiency, of increasing the Borrowing Base Value in an aggregate amount sufficient to eliminate such Borrowing Base Amount Deficiency or (ii) in the case of a Section 9.14 Default, of increasing the Borrowing Base Property NOI in an amount sufficient to cure such Section 9.14 Default or (z) effect a combination of the actions described in preceding clauses (x) and (y) so as to eliminate such Borrowing Base Amount Deficiency or Section 9.14 Default, as applicable (it being understood that, if any Default or Event of Default then exists (other than, in the case of Section 4.02(b)(i)(A) the Default resulting from the Borrowing Base Amount Deficiency in question, and in the case of Section 4.02(b)(i)(B) the Section 9.14 Default in question), the Borrower shall be required to take the actions described in preceding clause (x)).
          (ii) To the extent that the Borrower elects (or is required) to prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit to eliminate any Borrowing Base Amount Deficiency or to cure any Section 9.14 Default as provided in clause (b)(i) above, the Borrower shall (1) first, prepay principal of outstanding Swingline Loans,

(2) second, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), prepay principal of outstanding Revolving Loans as designated by the Borrower, (3) third, after all Swingline Loans and Revolving Loans have been paid in full, prepay principal of outstanding Competitive Bid Loans, and (4) fourth, pay to the Administrative Agent at the Payment Office cash and/or Cash Equivalents and with such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to each Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.
          (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans (other than Swingline Loans) shall be repaid in full on the Maturity Date, (ii) all then outstanding Loans shall be repaid in full on the date on which (x) the Borrower enters into any transaction of merger or consolidation (other than any merger or consolidation permitted by Section 9.02(a)) or (y) a Change of Control occurs, (iii) each Borrowing of Swingline Loans shall be repaid in full within five Business Days after the date of Borrowing thereof and (iv) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.
          (d) With respect to each repayment of Loans required by Sections 4.02(a) and (b), the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Revolving Loans were made, provided that: (i) repayments of Eurodollar Rate Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Rate Loans constituting a single Borrowing shall reduce the outstanding Eurodollar Rate Loans constituting such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans unless such Borrowing, together with any other Revolving Loans maintained as Base Rate Loans (or portion thereof) or Eurodollar Rate Loans converted or continued on the same date to Eurodollar Rate Loans with the same Interest Period as the Interest Period to which such Borrowing is then being continued, exceeds such Minimum Borrowing Amount; (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (iv) each repayment of Competitive Bid Loans shall be applied pro rata among all outstanding Competitive Bid Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.
          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 P.M. (New York time)) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto. Any payments under this Agreement or under any Note which are made later than 1:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any

Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
          4.04 Net Payments. (a) All payments made by the Borrower hereunder, under any Note or under any other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits or franchise taxes based on net income of a Lender pursuant to the laws of the country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees, subject to Section 13.17 (to the extent applicable), to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein, in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, within 10 days of the written request of such Lender, for taxes imposed on or measured by the net income and net profits and franchise taxes imposed on net income of such Lender pursuant to the laws of the country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities for Taxes in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(a) shall be treated as Taxes for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04(a) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, such Lender’s tax returns). The Borrower will furnish to the

Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender within 10 days of its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.
          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 1.15, 1.16 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code) and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Borrower under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, whenever a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by the Borrower under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the

Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes (but, in the case of any amount withheld or deducted by the government of the United States or a political subdivision thereof, only if such Lender has provided the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) required to be provided pursuant to the foregoing provisions of this Section 4.04(b), if entitled to a reduced rate of withholding or deduction, and in such event, the payment (whether as an additional amount or under the indemnity) shall only be for the amount in excess of such reduced rate of withholding or deduction).
          SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:
          5.01 Execution of Agreement; Notes. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders which has requested the same, the appropriate Note or Notes executed by the Borrower in the amount, maturity and as otherwise provided herein.
          5.02 Opinion of Counsel. On the Effective Date, the Administrative Agent shall have received from DLA Piper Rudnick Gray Cary US LLP, counsel to the Credit Parties, an opinion covering the matters set forth in Exhibit G, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date.
          5.03 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received certificates from each Credit Party, dated the Effective Date, signed by the president, any vice-president or a Senior Financial Officer of such Credit Party and attested to by the secretary or any assistant secretary of such Credit Party or its general partner or managing member, as the case may be, in the form of Exhibit H with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and all of the foregoing shall be reasonably acceptable to the Administrative Agent.
          (b) All Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.
          5.04 Adverse Change, etc. (a) On or prior to the Effective Date, nothing shall have occurred since June 30, 2005 (and neither the Administrative Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.
          (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents.
          5.05 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which the Administrative Agent or the Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.
          5.06 Financial Statements. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
          5.07 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Amended and Restated Subsidiaries Guaranty in the form of Exhibit I (as further amended, modified or supplemented from time to time, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.
          5.08 Solvency Certificate. On the Effective Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate from a Senior Financial Officer of each of the Borrower and Trizec in the form of Exhibit J.
          5.09 Borrowing Base Certificate. On the Effective Date, the Administrative Agent shall have received a Borrowing Base Certificate meeting the requirements of Section 8.01(j).
          5.10 Subordination Agreement. On the Effective Date, each Credit Party and each obligee in respect of any Affiliate Debt shall have duly authorized, executed and delivered the Amended and Restated Affiliate Debt and Subordination Agreement in the form of Exhibit K (as further amended, modified or supplemented from time to time, the “Subordination Agreement”), and the Subordination Agreement shall be in full force and effect.
          5.11 Fees etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and such Lender to the extent then due.
          5.12 Refinancing. On the Effective Date, all Indebtedness not permitted pursuant to Section 9.04, including, without limitation, all Indebtedness outstanding under the Existing Credit Facility (other than (x) obligations pursuant to indemnification and other provisions of the Existing Credit Facility which by their terms survive the termination of the Existing Credit Facility and (y) reimbursement and all other obligations in respect of the Existing Letters of Credit), shall have been repaid in full, all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated. The Administrative Agent shall have received satisfactory evidence that the matters set forth in the immediately preceding sentence have been satisfied as of the Effective Date.
          The occurrence of the Effective Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all conditions specified in this Section 5 exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
          SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Effective Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:
          6.01 Effective Date. The Effective Date shall have occurred.
          6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
          6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Loan made pursuant to a Mandatory Borrowing, a Competitive Bid Borrowing or a Swingline Loan), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline

Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i). Prior to the making of each Competitive Bid Loan, the Administrative Agent shall have received a Notice of Competitive Bid Borrowing meeting the requirements of Section 1.04(a).
          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.
          6.04 Change of Control. (a) A Change of Control shall not have occurred at the time of such Credit Event.
          (b) Such Credit Event shall not occur (x) during the 60 day period referred to in clause (i)(A) of the definition of Change of Control or (y) so long as Trizec Canada (and/or one or more Wholly-Owned Subsidiaries of Trizec Canada) has the power to elect a majority of the directors of Trizec at the time of such Credit Event, during the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements; provided, however, that this Section 6.04(b) shall not apply to such Credit Event if (A) (i) in the case of clause (i)(A) of the definition of Change of Control, the applicable Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date) has reduced its beneficial ownership to less than 25% (45% in the case of the institutional lenders described in such clause (i)(A)) on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec at or prior to the time of such Credit Event or (ii) in the case of clause (i)(y)(A) of the definition of Trizec Canada Control Requirements, the applicable Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date) has reduced its beneficial ownership to less than 25% (30% in the case of CPPIB) on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada at or prior to the time of such Credit Event, or (B) after giving effect to such Credit Event, the sum of (a) the aggregate outstanding principal amount of all Revolving Loans, (b) the aggregate outstanding principal amount of all Swingline Loans and (c) the aggregate amount of all Letter of Credit Outstandings does not exceed by more than $25,000,000 an amount equal to the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, (ii) the aggregate principal amount of all Swingline Loans outstanding immediately prior to the commencement of any such 60 day period and (iii) the aggregate amount of all Letter of Credit Outstandings immediately prior to the commencement of any such 60 day period.
          SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Trizec and the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 Company and Other Status. Each of Trizec, the Borrower and their respective Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified and, in the case of Persons other than a Credit Party, for failures to be so organized, existing or in good standing, which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          7.02 Company Power and Authority. Each Credit Party has the requisite Company power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
          7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor the occurrence of any Credit Event, nor compliance by such Credit Party with the terms and provisions relating thereto, (i) will contravene any provision of any Applicable Laws, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or other organizational documents) of such Credit Party.
          7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) as have been obtained or made on or prior to the Effective Date or (y) in the case of any Person which becomes a Credit Party after the Effective Date, as have been obtained or made on or prior to the date on which such Person became a Credit Party), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.
          7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of Trizec for the fiscal year ended on December 31, 2004 and for the six-month period ended on June 30, 2005, and the related consolidated statements of income, cash flows and shareholders’ equity of Trizec for the fiscal year or six-month period ended on such dates, as the case may be, copies of which have been furnished to the Administrative Agent and the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Trizec at the date of such balance sheets and the consolidated results of the operations of Trizec for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP. Since June 30, 2005, there has been no change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Trizec, Borrower or any of their respective Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.
          (b) On and as of the Effective Date, after giving effect to the transactions contemplated in this Agreement and to all Indebtedness (including the Loans and the Guaranty) being incurred or assumed by any Credit Party, (a) the sum of the assets, at a fair valuation, of Trizec, the Borrower and their respective Subsidiaries taken as a whole and of each of Trizec and the Borrower on a stand-alone basis will exceed their respective debts; (b) Trizec, the Borrower and each of their respective Subsidiaries taken as a whole and each of Trizec and the Borrower on a stand-alone basis have (or has) not incurred and do (does) not intend to incur, and do (does) not believe that they (it) will incur, debts beyond their (its) ability to pay such debts as such debts mature; and (c) Trizec, the Borrower and their respective Subsidiaries taken as a whole and each of Trizec and the Borrower on a stand-alone basis will have sufficient capital with which to conduct their (its) respective businesses. For purposes of this Section 7.05(b), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
          (c) Except (i) as disclosed in the financial statements referred to in Section 7.05(a), (ii) for liabilities arising in the ordinary course of business since June 30, 2005 and (iii) any liabilities under this Agreement and the other Credit Documents, there were as of the Effective Date no liabilities or obligations with respect to Trizec, the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither Trizec nor the Borrower knows of any basis for the assertion against it, Trizec or any other Subsidiary of Trizec of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements referred to in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (d) On and as of the Effective Date, the Projections previously delivered to the Administrative Agent and the Lenders were prepared in good faith based upon reasonable assumptions by management of the Borrower and reflect the actual expectations of the Borrower and Trizec for its operations and performance for the periods covered by the Projections. On the Effective Date, the Borrower believed that the Projections were reasonable and attainable.

          7.06 Litigation. (a) There are no actions, suits or proceedings (including, without limitation, any Environment Claims) pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or the transactions contemplated thereby or (ii) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
          (b) There are no final nonappealable judgments or decrees in an aggregate amount of $25,000,000 or more entered by a court or courts of competent jurisdiction against any Credit Party (other than any judgment as to which, and only to the extent, a reputable and solvent insurance company has acknowledged coverage of such claim in writing or which have been paid).
          7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents and with respect to each Borrowing Base Property) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by knowingly omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.
          7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used for the general corporate purposes of the Borrower and its Subsidiaries (including, but not limited to, making Investments and paying Dividends as, and to the extent, permitted by this Agreement); provided, however, proceeds of Swingline Loans may not be used to repay any then outstanding Swingline Loans.
          (b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Credit Event occurring on or after the Effective Date, not more than 25% of the value of either (x) the Restricted Property taken as a whole or (y) the assets of Trizec and its Subsidiaries taken as a whole will constitute Margin Stock.
          7.09 Tax Returns and Payments. Each of Trizec, the Borrower and each of their respective Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all Federal and all material state, local, foreign and other returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of Trizec, the Borrower and/or any of their respective Subsidiaries. The Returns accurately reflect all liability for taxes of each Credit Party and each of its Subsidiaries for the periods covered thereby except for any such taxes that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Trizec, the Borrower and each of their respective Subsidiaries has paid all material taxes payable by it other than taxes contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower and Trizec, threatened by any authority regarding any taxes relating to any Credit Party or any Subsidiary of any Credit Party which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effective.
          7.10 Subsidiaries. Schedule 7.10 sets forth, as of the Effective Date, (a) on Part A thereof, each Subsidiary (other than an immaterial Subsidiary) of Trizec (showing the direct and indirect ownership interests therein), and (b) on Part B thereof, each Subsidiary Guarantor (showing the direct and indirect ownership interests therein and, in the case of any Subsidiary Guarantor which is a Borrowing Base Property Owner or which owns an Equity Interest in a Trizec JV which is a Borrowing Base Property Owner, the Borrowing Base Properties owned by such Subsidiary Guarantor).
          7.11 Compliance with Applicable Laws. Each of Trizec, the Borrower and each of their respective Subsidiaries is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, all building and zoning ordinances and codes), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          7.12 Investment Company Act. Neither Trizec, the Borrower nor any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
          7.13 Public Utility Holding Company Act. Neither Trizec, the Borrower nor any of their respective Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          7.14 Status as a REIT. Trizec is organized in conformity with the requirements for qualification as a real estate investment trust under the Code. Trizec will meet all of the requirements for qualification as a real estate investment trust under the Code for its taxable year ending December 31, 2005 and will elect to be treated as such for such taxable year. Trizec is or will be in a position to qualify as a real estate investment trust under the Code for each taxable year thereafter and its proposed methods of operation will enable it to so qualify.
          7.15 Compliance with ERISA. (a) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; no member of the ERISA Group has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or

Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or, to the knowledge of the Borrower, expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to any member of the ERISA Group of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the knowledge of the Borrower, is expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the ERISA Group to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not result in a liability; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any member of the ERISA Group has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in US Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of any member of the ERISA Group has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of any member of the ERISA Group exists or, to the knowledge of the Borrower and Trizec, is likely to arise on account of any Plan or Multiemployer Plan; and no member of the ERISA Group maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to be material.
          (b) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made; no member of the ERISA Group has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of Trizec on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or, alternatively, each of the Credit Parties has established adequate reserves for the present value of such accrued benefit liabilities, determined as described herein, in the financial statements referred to in Section 7.05(a) hereof.
          7.16 Environmental Compliance. (a) (i) There are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to the business and properties of Trizec, the Borrower and each of their respective Subsidiaries, except for such Environmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and (ii) each of Trizec, the Borrower and their respective Subsidiaries is in compliance with the terms and conditions of all such Environmental Approvals, and is also in compliance with all other Environmental Laws or any order, decree, judgment or injunction issued, entered or approved thereunder, except to the extent failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
          (b) (i) there are no Environmental Claims pending or threatened by any Governmental Authority with respect to any failure or alleged failure by Trizec, the Borrower or any of their respective Subsidiaries to have any Environmental Approval required in connection with the conduct of the business of, or properties owned, leased or operated (currently or in the past) by, Trizec, the Borrower or any of their respective Subsidiaries, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Hazardous Material generated by Trizec, the Borrower or any of their respective Subsidiaries, in each case to the extent that such Environmental Claims, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
          (ii) no Hazardous Material has been Released by Trizec, the Borrower or any of their respective Subsidiaries at any property owned, leased or operated (currently or in the past) by Trizec, the Borrower or any of their respective Subsidiaries, in each case to the extent that such Releases, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
          (iii) no friable asbestos is present at any of the properties owned, leased or operated by Trizec, the Borrower or any of their respective Subsidiaries to the extent that such presence of asbestos, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
          (iv) there are no underground storage tanks for Hazardous Material at any properties currently owned, leased or operated by Trizec, the Borrower or any of their respective Subsidiaries to the extent that such tanks, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and
          (v) there are no other facts, circumstances or conditions relating to environmental matters of Trizec, the Borrower or any of their respective Subsidiaries, their operations or their currently owned, leased or operated properties which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
          7.17 Patents, Trademarks, etc. Each of Trizec, the Borrower and each of their respective Subsidiaries has obtained and holds in full force and effect all patents, trademarks, service marks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the absence or impairment of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          7.18 No Default. No Default or Event of Default is in existence. Neither Trizec, the Borrower nor any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          7.19 Licenses, etc. Each of Trizec, the Borrower and each of their respective Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          7.20 No Burdensome Restrictions. Neither Trizec, the Borrower nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          7.21 Labor Matters. Neither Trizec, the Borrower nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Trizec, the Borrower or any of their respective Subsidiaries or, to the knowledge of the Borrower and Trizec, threatened against Trizec, the Borrower or any of their respective Subsidiaries, before the National Labor Relations Board (or any foreign equivalent thereof), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Trizec, the Borrower or any of their respective Subsidiaries or, to the knowledge of Trizec and the Borrower, threatened against Trizec, the Borrower or any of their respective Subsidiaries, (ii) no strike, labor dispute slowdown or stoppage pending against Trizec, the Borrower or any of their respective Subsidiaries or to the knowledge of the Borrower, threatened against Trizec, the Borrower or any of their respective Subsidiaries, and (iii) no union representation question exists with respect to the employees of Trizec, the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
          7.22 Insurance. Each of Trizec, the Borrower and their respective Subsidiaries maintains property insurance in respect of all Real Estate Assets and other Property owned, leased or operated by it, as well as comprehensive general liability insurance (including “builders’ risk”) against claims for personal and bodily injury and/or death, to one or more persons, or property damage, as well as workers’ compensation insurance, in each case with insurers having an A.M. Best policyholders’ rating of not less than A-VIII (or, in the case of earthquake and terrorism insurance, with responsible and reputable insurers or with an insurance company Affiliate of Trizec whose specific objective is to insure risks emanating from Trizec and its Consolidated Entities and Unconsolidated Entities) and in amounts and coverage that prudent owners of assets such as such Real Estate Assets and other Property would maintain (it being understood that, in any event, all property insurance maintained on each of the Borrowing Base Properties is at 100% of replacement cost). The Administrative Agent, on its own behalf and on behalf of the Lenders, has been listed as an additional insured in respect of all comprehensive general liability insurance maintained by Trizec and its Subsidiaries. Schedule 7.22 sets forth, as of the Effective Date, a list of all insurance maintained by Trizec and its Subsidiaries, with the amounts insured (and any deductibles) set forth therein.
          7.23 Capitalization. All outstanding shares of capital stock of each of Trizec, the Borrower and the Subsidiary Guarantors have been duly and validly issued and are fully paid and non-assessable. No Subsidiary Guarantor has outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and rights to purchase shares held by Trizec or the Borrower or any Wholly-Owned Subsidiary of Trizec or the Borrower or, in the case of (x) any Subsidiary Guarantor which is not a Wholly-Owned Subsidiary (or may in the future become a Subsidiary which is not a Wholly-Owned Subsidiary) and (y) a Borrowing Base Property Owner which is not Wholly-Owned by a Subsidiary of Trizec (or may in the future become a Borrowing Base Property Owner which is not Wholly-Owned by a Subsidiary of Trizec), by any other Person so long as the Borrowing Base Property or Borrowing Base Properties would not fail to satisfy all of the Borrowing Base Property Conditions if Trizec or the Borrower or such Wholly-Owned Subsidiary of Trizec or the Borrower and such Person fully exercised such options, warrants and rights to purchase shares.
          7.24 Properties. Each Borrowing Base Property as of the Effective Date, and the nature of the interest therein, is set forth in Schedule 7.10. Each Credit Party and each of its Subsidiaries has good and indefeasible title to all material properties owned by it (including each Borrowing Base Property which is owned in fee), and a valid leasehold interest in all material property leased by it (including each Borrowing Base Property which is subject to a ground lease), including (in each case) all material property reflected in the most recent historical balance sheets referred to in Section 7.05(a) (except (x) as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement or (y) in the case of any such Person that is not a Credit Party, to the extent that any failure to have such good and indefeasible title or valid leasehold interest in any property, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), free and clear, in the case of any Restricted Property, of all Liens, other than Permitted Liens. Each Borrowing Base Property Owner which is not a Credit Party has good and indefeasible title to all Borrowing Base Properties owned by it and a valid leasehold interest in all Borrowing Base Properties ground leased by it, free and clear of all Liens other than Permitted Liens. The Borrowing Base Properties satisfy the Borrowing Base Property Conditions (except for any Excluded Borrowing Base Property to the extent set forth in Section 8.13(d)).
          SECTION 8. Affirmative Covenants. Each of the Borrower and Trizec hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon) and all other Obligations are paid in full:
          8.01 Information Covenants. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) Quarterly Financial Statements. Within 90 days after the close of each of the first three quarterly accounting periods in each fiscal year of Trizec (or, if sooner, within five Business Days after same are filed with the SEC), (i) the consolidated balance sheet of Trizec as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures as of the end of and for the related periods in the prior fiscal year, all of which shall be certified by a Senior Financial Officer of Trizec that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of Trizec as of the dates indicated and the results of its operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood and agreed that, the delivery by Trizec to the Administrative Agent and each of the Lenders of Trizec’s Form 10-Q report (including all exhibits and attachments thereto, other than those exhibits and attachments which have been incorporated in such Form 10-Q report by reference and have been previously filed with the SEC) as filed with the SEC for the respective quarterly accounting period within the time period otherwise required by this Section 8.01(a) and certified by a Senior Financial Officer of Trizec shall satisfy Trizec’s obligations under this Section 8.01(a)).
          (b) Annual Financial Statements. (A) Within 120 days after the close of each fiscal year of Trizec (or, if sooner, within five Business Days after same are filed with the SEC), (i) the consolidated balance sheet of Trizec as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures as of the end of and for the preceding fiscal year and certified by PricewaterhouseCoopers LLP, any other currently existing “Big Four” independent certified public accounting firm or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that the delivery by Trizec to the Administrative Agent and each of the Lenders of Trizec’s Form 10-K report (including all exhibits and attachments thereto, other than those exhibits and attachments which have been incorporated in such Form 10-K report by reference and have been previously filed with the SEC) as filed with the SEC for the respective fiscal year within time period otherwise required above by this Section 8.01(b)(A) and certified to by a Senior Financial Officer of Trizec and containing the accountant’s certification and report as described above shall satisfy Trizec’ s obligations under this Section 8.01(b)(A)).
          (B) Within 90 days after the close of each fiscal year of Trizec, (i) a complete lease rent roll for each of the Borrowing Base Properties, certified by a Senior Financial Officer of the Borrower to be true and correct in all material respects and (ii) complete operating statements (including occupancy statements and statements of Net Operating Income) for the Borrowing Base Properties (on an individual basis) for such fiscal year, all of which shall be certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with GAAP such operating information.

          (c) Notice of Certain Capital Events. As soon as possible and in any event within 10 Business Days after the occurrence thereof, written notice (in reasonable detail) of any of the following events:
     (i) any incurrence or issuance of Indebtedness by any Credit Party of $50,000,000 or more (other than intercompany Indebtedness among Trizec and the Borrower or among Trizec and/or the Borrower and any Subsidiaries of Trizec which is eliminated in the consolidated financial statements of Trizec or the Borrower);
     (ii) any incurrence or issuance of Indebtedness for borrowed money by any Subsidiary of Trizec that is not a Credit Party of $50,000,000 or more to the extent that all or any portion of such Indebtedness is Recourse to a Credit Party (other than intercompany Indebtedness among Trizec and the Borrower or among Trizec and/or the Borrower and any Subsidiaries of Trizec which is eliminated in the consolidated financial statements of Trizec or the Borrower);
     (iii) any Asset Sale or purchase of assets by Trizec or any Subsidiaries of Trizec of $50,000,000 or more; and
     (iv) any equity issuance of, or capital contribution to, Trizec or any Subsidiary of Trizec of $100,000,000 or more (other than equity contributions made to Trizec or to a Subsidiary of Trizec to the extent made by Trizec or another Subsidiary of Trizec).
          (d) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, (i) complete operating budgets in the forms customarily prepared by the Borrower or the Borrowing Base Property Owners for each of the Borrowing Base Properties (on an individual basis) for such fiscal year, and (ii) a complete operating budget for the Borrower and its Consolidated Entities on a consolidated basis in the form customarily prepared by the Borrower (i) for each of the four fiscal quarters of such fiscal year prepared in detail and (ii) for the immediately succeeding fiscal year prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.
          (e) Officer’s Certificates. At the later of (x) the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b) and (y) 60 days after the close of the accounting period to which such financial statements relate, (i) a Compliance Certificate of a Senior Financial Officer of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish (i) whether Trizec, the Borrower and their respective Subsidiaries (as applicable) were in compliance with the provisions of Sections 8.11, 9.01(h), 9.02(b), 9.03(b), 9.06, and 9.10 through 9.14, inclusive, in each case, at the end of such period, and (ii) the calculations and, if applicable, the Applicable Credit Rating required to establish the Applicable Margin and, if applicable, the Applicable Facility Fee Percentage for the respective Pricing Period.
          (f) Notice of Default, Litigation or Material Adverse Effect. Promptly, and in any event within five (5) Business Days after an executive or financial officer of Trizec or the

Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding (including, without limitation, any Environmental Claim) pending (x) against Trizec, the Borrower or any of their respective Subsidiaries with respect to any material Indebtedness of Trizec, the Borrower or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect or (iv) the commencement of the 60 day period referred to in clause (i)(A) of the definition of Change of Control or the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements.
          (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all other financial information, proxy materials and reports, if any, which Trizec, the Borrower or any of their respective Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”), or shall deliver to its shareholders.
          (h) ERISA. As soon as possible and, in any event, within twenty (20) days after any member of the ERISA Group knows or has reason to know of the occurrence of any of the following to the extent that any such occurrence, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, a certificate of a Senior Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such member of the ERISA Group is required or proposes to take, together with any notices required or proposed to be given or filed by such member of the ERISA Group to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by such member of the ERISA Group from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to each Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that any member of the ERISA Group will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or

with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that any member of the ERISA Group may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to the Administrative Agent and each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to the Administrative Agent and each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent and the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Trizec, any Subsidiary of Trizec or any ERISA Group member with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent and the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by Trizec, the Borrower, the Subsidiary or any ERISA Group member, as applicable. Each member of the ERISA Group shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
          (i) Environmental. As soon as possible and in any event within 10 Business Days after the Borrower or any of its Subsidiaries obtains knowledge of any of the following, written notice of (i) any written notice, claim, complaint or order to the effect that Trizec, the Borrower or any of their respective Subsidiaries is or may be liable to any Person as a result of any event, circumstance or occurrence under any Environmental Law, including the Release by Trizec, the Borrower, any of their respective Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, (ii) any condition or occurrence on (a) any Borrowing Base Property or Excluded Borrowing Base Property or (b) any other Real Estate Asset which is owned, leased or operated directly or indirectly by Trizec, the Borrower or any of their respective Subsidiaries that (x) results in non-compliance by Trizec, the Borrower or any of their respective Subsidiaries or any other Person that is or was a Borrowing Base Property Owner (while such Real Estate Asset was a Borrowing Base Property hereunder) with any applicable Environmental Law, (y) could reasonably be anticipated to form the basis of an Environmental Claim against Trizec, the Borrower or any of their respective Subsidiaries, or any other Person that is or was a Borrowing Base Property Owner (while such Real Estate Asset was a Borrowing Base Property hereunder) or (z) could reasonably be anticipated to cause such Borrowing Base Property or other Real Estate Asset to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Trizec, the Borrower or any of their respective Subsidiaries or any other Person which is or was a Borrowing Base Property Owner (while such Real Estate Asset was a Borrowing Base Property hereunder) of its interest in such Real Estate Asset under any Environmental Law, (iii) any written notice, complaint or citation alleging any violation of any Environmental Law or any Environmental Approval by Trizec, the Borrower or any of their respective Subsidiaries or any other Person which is or was a Borrowing Base Property Owner (while such Real Estate Asset was a Borrowing Base Property hereunder) or (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials on any Borrowing Base Property or Excluded Borrowing Base Property or other Real Estate Asset currently owned, leased or operated directly or indirectly by Trizec, the Borrower or any of their respective Subsidiaries or any other Person that is or was a Borrowing Base Property Owner (while such Real Estate Asset was a Borrowing Base Property hereunder). Notwithstanding anything to the contrary contained in the immediately preceding sentence, notices of events of the type described above shall not be required to be given with respect to any event where the respective event could not be reasonably expected to have a Material Adverse Effect.
          (j) Borrowing Base Certificate. (i) On the Effective Date, (ii) no later than the 45th day after the end of each fiscal quarter of Trizec, (iii) on each Addition Date, (iv) on each Release Date, (v) on each date on which the Borrower designates a Borrowing Base Property as an Excluded Borrowing Base Property pursuant to Section 8.13(d), (vi) on each date on which a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower ceases to be a Wholly-Owned Subsidiary, and (vii) on each date the Borrower delivers a Consolidated Total Indebtedness Election Notice pursuant to Section 9.10, a borrowing base certificate in the form of Exhibit L (each, a “Borrowing Base Certificate”) (which shall, in the case of the Borrowing Base Certificate delivered on the Effective Date, demonstrate compliance with Section 9.14 on the Effective Date), in each case certified by a Senior Financial Officer of the Borrower.
          (k) Notice of Claims Against Borrowing Base Properties. Without limiting the provisions of Sections 8.01(f)(ii) and 8.01(i), promptly, and in any event within five (5) Business Days after an executive or financial officer of the Borrower obtains actual knowledge thereof, (i) notice of any setoff, claims, withholdings or other defenses to which any of the Borrowing Base Properties or any of the Borrowing Base Property Owners are subject which could reasonably be expected to have an adverse impact in any material respect on the value of the Borrowing Base Properties taken as a whole, or (ii) notice of any event, circumstance or other matter for which notice is required to be delivered pursuant to Section 8.01(f)(ii) or 8.01(i) insofar as same related to any Borrowing Base Property or any such Borrowing Base Property Owner which could reasonably be expected to have an adverse impact in any material respect on the value of the Borrowing Base Properties taken as a whole.
          (l) Funds From Operations. In the event that the definition of “Funds From Operations” is revised by the Board of Governors of the National Association of Real Estate Investment Trusts, a report, certified by a Senior Financial Officer of Trizec, of the “Funds From Operations” of Trizec based on the definition as in effect on the Effective Date and based on the definition as so revised from time to time.

          (m) Other Information. From time to time, such other information or documents (financial or otherwise and including, without limitation, rent rolls and other property specific information for the Borrowing Base Properties (including, without limitation, property specific information for determining the Borrowing Base Property NOI) and outstanding Indebtedness of Trizec, the Borrower and their respective Subsidiaries) with respect to Trizec, the Borrower and their respective Subsidiaries (or properties owned by such Persons and/or any other Borrowing Base Property Owner) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, so long as the disclosure of such information could not result in a violation of, or expose Trizec, the Borrower or any of their respective Subsidiaries to any material liability under, any Applicable Laws or any agreements with unaffiliated third parties that are binding on Trizec, the Borrower or any of their respective Subsidiaries or on any property of any of them.
          8.02 Books, Records, Inspections and Annual Meetings. (a) Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable prior notice, the Borrower and Trizec will permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrower or its Subsidiaries, the Borrowing Base Properties and any of the other properties of Trizec, the Borrower or any of their respective Subsidiaries, and, so long as the disclosure of such information could not result in a violation of, or expose Trizec, the Borrower or any of their respective Subsidiaries to any material liability under, any Applicable Laws, or any agreements with unaffiliated third parties that are binding on Trizec, the Borrower or any of their respective Subsidiaries or on any property of any of them, to examine the books of account of Trizec, the Borrower and their respective Subsidiaries and discuss the affairs, finances and accounts of Trizec, the Borrower and their respective Subsidiaries with its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request. Any Lender requesting any such visit, inspection, examination or discussion shall coordinate same with the Administrative Agent.
          (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower, the Borrower will, at the request of the Administrative Agent, hold an annual meeting with all of the Lenders, at which meeting will be reviewed the financial results of Trizec, the Borrower and their respective Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Trizec.
          8.03 Maintenance of Property; Insurance; Casualty and Condemnation; Restoration; and Renovations. (a) Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, keep all of its material properties that are used or useful in the conduct of its business (including, in any event, each Borrowing Base Property) in good repair, working order and condition, subject to ordinary wear and tear and damage from casualty which is being diligently repaired. Each of Trizec and the Borrower will cause each Borrowing Base Property Owner which is not a Credit Party to keep each Borrowing Base Property owned or ground leased by it in good repair, working order and condition, subject to ordinary wear and tear and damage from casualty which is being diligently repaired.

          (b) Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, (i) maintain insurance as specified in Section 7.22 with insurers meeting the qualifications described therein, and (ii) furnish to the Administrative Agent from time to time, upon written request, certificates of insurance and such other information relating to such insurance as the Administrative Agent may reasonably request.
          8.04 Ownership of Real Estate Assets; Ownership of Borrower and Holdings. (a) Neither Trizec nor the Borrower will own or lease any Real Estate Asset directly. Any Real Estate Asset in which Trizec or the Borrower owns an indirect interest shall be owned or leased at all times by either (i) Holdings or (ii) another Subsidiary or other Consolidated Entity of the Borrower or by an Unconsolidated Entity of the Borrower.
          (b) The Borrower shall at all times be a limited liability company in which (i) Trizec or a Wholly-Owned Subsidiary of Trizec shall be at all times the managing member and (ii) Trizec and/or such Wholly-Owned Subsidiary of Trizec shall at all times own not less than 66 2/3% of the Equity Interests of the Borrower and control all financing, sale and other material decisions relating to the Borrower with no veto rights in any minority equity owner therein or any other Person.
          (c) The Borrower shall at all times own 100% of the Equity Interests of Holdings and control all financing, sale and other material decisions relating to Holdings with no veto rights in any Person.
          8.05 Compliance with Applicable Laws and Authorizations. Each of the Borrower and Trizec will, and will cause each of its Subsidiaries and any other Person which is a Borrowing Base Property Owner to, comply with all Applicable Laws (including, without limitation, Environmental Laws, all zoning and building codes and ERISA and the rules and regulations thereunder) and Authorizations except where non-compliance, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.
          8.06 Company Existence and Franchises, etc. Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its Company existence and its rights, franchises, licenses and patents; provided, however, that (i) nothing in this Section 8.06 shall require any Subsidiary of Trizec which is not a Credit Party to preserve and keep in full force and effect its Company existence where any such event, either individually or in the aggregate, could not reasonably be expected to result in a Default or an Event of Default or where any such event, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) nothing in this Section 8.06 shall prevent the withdrawal by Trizec or any of its Subsidiaries of its qualification as a foreign Company in any jurisdiction where such withdrawal, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) neither Trizec nor any Subsidiary of Trizec shall be obligated to maintain any such right, franchise, license or patent in the event Trizec or such Subsidiary, as the case may be, has determined in its reasonable business judgment, that the maintenance of such right, franchise, license or patent is no longer necessary or desirable in the conduct of its business.

          8.07 Performance of Obligations. Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each material agreement, contract or instrument (other than any such material agreement, contract or instrument governing Indebtedness) by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          8.08 Payment of Taxes. Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon the Borrowing Base Properties and any other properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Borrower or any such Subsidiary; provided that neither Trizec nor any Subsidiary of Trizec will be required to pay any such tax, assessment, charge, levy or claim which (x) is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (y) either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and so long as no Default or Event of Default under Section 9.01 shall occur as a result thereof.
          8.09 Use of Proceeds. The Borrower will use all proceeds from each Credit Event only as provided in Section 7.08.
          8.10 End of Fiscal Years; Fiscal Quarters. Each of the Borrower and Trizec will, for financial reporting purposes, cause (i) each of its fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its first three fiscal quarters to end on the last day of March, June and September of each year.
          8.11 Interest Rate Protection. Each of the Borrower and Trizec will, and/or will cause each of its Subsidiaries which are the primary obligors on Indebtedness to, maintain Interest Rate Hedges on a notional amount of Indebtedness for borrowed money of Trizec, the Borrower and their respective Subsidiaries (other than Intercompany Indebtedness) which, when added to the aggregate principal amount of Indebtedness for borrowed money of Trizec, the Borrower and their respective Subsidiaries (other than Intercompany Indebtedness) which bears interest at a fixed rate, equals or exceeds 60% of the aggregate principal amount of all Indebtedness for borrowed money of Trizec, the Borrower and their respective Subsidiaries (other than Intercompany Indebtedness).
          8.12 REIT Requirements. Each of the Borrower and Trizec will, and will cause each of its Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary to qualify and maintain Trizec’s qualification as a real estate investment trust under Sections 856 through 860 of the Code. Each of the Borrower and Trizec will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby.

          8.13 Addition and Release of Borrowing Base Properties and Subsidiary Guarantors. (a) At any time and from time to time, the Borrower may, upon receiving confirmation from the Administrative Agent that the Borrowing Base Property Conditions for such Real Estate Asset have been satisfied or otherwise with the approval of the Required Lenders, add one or more Real Estate Assets to the Borrowing Base as Borrowing Base Properties (each, an “Additional Borrowing Base Property”). Prior to the addition of any Real Estate Asset to the Borrowing Base as an Additional Borrowing Base Property, the Borrower shall have delivered to the Administrative Agent (i) a certificate of a Senior Financial Officer of the Borrower specifying the Real Estate Asset to be so added to the Borrowing Base and the Addition Date therefor and certifying (in reasonable detail) (x) that such Real Estate Asset satisfies the Borrowing Base Property Conditions and (y) whether such Real Estate Asset is located in a central business district and, if so, the applicable central business district, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)(iii), and (iii) to the extent that any of the following Persons are not then a Subsidiary Guarantor, a counterpart of the Subsidiaries Guaranty executed by (w) in the case of a Real Estate Asset owned or ground leased by Wholly-Owned Subsidiary of the Borrower, such Wholly-Owned Subsidiary, (x) in the case of a Real Estate Asset owned or ground leased by a Trizec JV, such Trizec JV or the Wholly-Owned Subsidiary or Subsidiaries of the Borrower which most directly own the Equity Interests in such Trizec JV which are indirectly owned by the Borrower, (y) in the case of a Real Estate Asset which is subject to satisfaction of the 1031 Exchange Conditions, the Trizec QEAA Party and the Trizec QEAA Lessee, and (z) in the case of a Real Estate Asset owned or ground leased by tenants in common, each Wholly-Owned Subsidiary of the Borrower which is a tenant in common or, in the case of any tenant in common that is a Trizec JV, such Trizec JV or the Wholly-Owned Subsidiary or Subsidiaries of the Borrower which most directly own the Equity Interests in such Trizec JV which are indirectly owned by the Borrower, together with all other relevant officer’s certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 5.02 and 5.03 as such Person would have had to deliver if such Person were a Credit Party on the Effective Date. Upon satisfaction of the requirements of this Section 8.13(a) and the occurrence of the Addition Date with respect thereto, and subject to the continued compliance of any such Additional Borrowing Base Property with the Borrowing Base Property Conditions, such Additional Borrowing Base Property shall be included in the Borrowing Base as a Borrowing Base Property.
          (b) At any time and from time to time but only so long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right, exercisable pursuant to a written notice (each, a “Borrowing Base Property Release Notice”), to remove one or more Borrowing Base Properties from the Borrowing Base. Each Borrowing Base Property Release Notice pursuant to this Section 8.13(b) shall be delivered to the Administrative Agent and shall be accompanied by (i) a certificate of a Senior Financial Officer of the Borrower (x) specifying the Borrowing Base Property to be removed and the Release Date therefor, (y) certifying that no Default or Event of Default then exists or, after taking the actions described in clause (iii) below in this Section 8.13(b), would result therefrom and (z) certifying (and showing the calculations therefor in reasonable detail) that Trizec will be in compliance with Section 9.14 after giving effect to the removal of such Borrowing Base Property from the Borrowing Base and any repayment of outstanding Loans required by Section 4.02(b) in connection therewith, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)(iv), and (iii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).

Upon the satisfaction of the requirements set forth in this Section 8.13(b) with respect to a Borrowing Base Property, such Borrowing Base Property shall no longer be a Borrowing Base Property and shall be removed from the Borrowing Base, in each case on the applicable Release Date, and the Subsidiary Guarantor which is the owner thereof shall, unless such Subsidiary Guarantor is a Subsidiary Guarantor described in Section 8.13(f) or such Subsidiary Guarantor continues to own or ground lease one or more other Borrowing Base Properties, be released from its obligations under the Subsidiaries Guaranty without any further action on the part of any party hereto. To the extent that any Subsidiary Guarantor is released from its obligations under the Subsidiaries Guaranty by operation of this Section 8.13(b), the Administrative Agent shall be authorized to, and hereby agrees that it will, at the request and the expense of the Borrower, execute such documentation as may be necessary to evidence such release (which documentation shall be in form and substance reasonably satisfactory to the Administration Agent).
          (c) In the event that at any time any Borrowing Base Property fails to satisfy each of the Borrowing Base Property Conditions, the Borrower may elect to remove such Borrowing Base Property from the Borrowing Base pursuant to Section 8.13(b). Upon the satisfaction of the requirements set forth in Section 8.13(b) with respect to such Borrowing Base Property, such Borrowing Base Property shall no longer be a Borrowing Base Property and shall be removed from the Borrowing Base, in each case on the applicable Release Date, and, provided that no Default or Event of Default then exists, the Subsidiary Guarantor which is the owner thereof shall, unless such Subsidiary Guarantor is a Subsidiary Guarantor described in Section 8.13(f) or such Subsidiary Guarantor continues to own or lease one or more other Borrowing Base Properties, be released from its obligations under the Subsidiaries Guaranty without any further action on the part of any party hereto. To the extent that any Subsidiary Guarantor is released from its obligations under the Subsidiaries Guaranty by operation of this Section 8.13(c), the Administrative Agent shall be authorized to, and hereby agrees that it will, at the request and expense of the Borrower, execute such documentation as may be necessary to evidence such release (which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent).
          (d) In the event that the Borrowing Base Properties included in the Borrowing Base (excluding any Excluded Borrowing Base Properties) shall not be greater than 80% leased in the aggregate (based on rentable square footage) (the “Lease-Up Condition”), then, within 10 days of such condition not being satisfied, the Borrower shall designate (an “Excluded Borrowing Base Property Designation”) one or more Borrowing Base Properties as Excluded Borrowing Base Properties such that, following such designation, the Lease-Up Condition will be satisfied. Each Excluded Borrowing Base Property Designation shall be delivered to the Administrative Agent and each Lender and shall be accompanied by (i) a new Borrowing Base Certificate pursuant to Section 8.01(j)(v) and (ii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).
          (e) At any time and from time to time but only so long as no Default (unless any existing Default would be cured as a result thereof) or Event of Default then exists or would result therefrom, Trizec shall have the right to sell 33 1/3% of the Equity Interests in the Borrower and the Borrower shall have the right to sell Equity Interests in any Subsidiary Guarantor (other than Holdings), in each case upon written notice to the Administrative Agent. Each such written notice shall be accompanied by (i) a certificate of a Senior Financial Officer of the Borrower specifying the Equity Interests to be sold and (x) certifying that no Default or Event of Default then exists or, after taking the actions described in clause (iii) below in this Section 8.13(e), would result therefrom and (y) that the Borrowing Base Property Conditions continue to be satisfied as to the Borrowing Base Property(ies) continued to be owned or ground leased directly or indirectly by such Subsidiary Guarantor, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)(vi), and (iii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).
          (f) The Borrower and Trizec shall cause any direct Subsidiary of Trizec which (i) is formed after the Effective Date, (ii) owns, directly or indirectly, a Real Estate Asset and (iii) is not then a Credit Party, to execute and deliver to the Administrative Agent and each Lender a counterpart of the Subsidiaries Guaranty together with all other relevant officer’s certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 5.02 and 5.03 as such Person would have had to deliver if such Person were a Credit Party on the Effective Date.
          (g) Anything in this Agreement (including, without limitation, this Section 8.13) to the contrary notwithstanding, at all times the Borrowing Base shall consist of at least eight (8) Borrowing Base Properties.
          SECTION 9. Negative Covenants. Each of the Borrower and Trizec hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon) and all other Obligations incurred hereunder and thereunder, are paid in full:
          9.01 Liens. Neither the Borrower nor Trizec will, nor will the Borrower or Trizec permit any of its Subsidiaries or any other Person which is a Borrowing Base Property Owner to, create, incur, assume or suffer to exist any Lien upon any asset of any Credit Party (including, but not limited to, any Borrowing Base Property (or any other Property thereon) or any capital stock or other Equity Interest owned by such Credit Party) or on the capital stock or other Equity Interest of any Borrowing Base Property Owner (all of the foregoing assets and Equity Interests subject to such restrictions are referred to as “Restricted Property”), in either case whether now owned or leased or hereafter acquired or leased, or sell any Restricted Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Restricted Property (including sales of accounts receivable with or without recourse generated from any of the Restricted Properties, but excluding (i) the right to sell, transfer, convey or issue non-managing member interests in the Borrower so long as the condition set forth in Section 8.04(b)(ii) is not violated thereby, and (ii) the right of any Person which is not Trizec or a Subsidiary of Trizec to convert an Equity Interest in the Borrower into an Equity Interest in Trizec), or assign any right to receive the income or profits therefrom or authorize the filing of any financing statements under the UCC or any other similar notice Lien under any similar recording or notice of statute, except (“Permitted Encumbrances”):
          (a) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained in conformity with GAAP and such proceedings have the effect of preventing the forfeiture or sale of the Restricted Property subject to any such Lien;
          (b) (x) carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s repairmen’s or other like Liens arising in the ordinary course of business and (y) Liens on Real Estate Assets arising in the ordinary course of business in favor of the Federal or any state or local government arising as a result of noncompliance with any statute or regulation applicable to such Real Estate Assets, in either case (in the case of preceding clauses (x) and (y)) that do not secure Indebtedness for borrowed money and either (i) have not been outstanding for a period of more than 45 days and do not materially detract from the value of the Restricted Property subject to any such Liens or materially impair the use of such Restricted Property in the operation of the business of such Credit Party or Borrowing Base Property Owner or (ii) that are being contested in good faith by appropriate proceedings with respect to which adequate reserves have been maintained in accordance with GAAP, which proceedings have the effect of preventing or staying the forfeiture or sale of the Restricted Property subject to any such Lien;
          (c) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
          (d) utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, conditions, restrictions, consents, reservations, encroachments, variations and zoning and other similar restrictions or encumbrances (whether or not recorded) incurred in the ordinary course of business that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Credit Party or any other Person which is a Borrowing Base Property Owner;
          (f) Liens arising out of the existence of judgments or awards not constituting a Default or an Event of Default under Section 10.06 and (i) which have been or will be bonded (and the Lien thereby removed other than on any cash serving as security for such bond) or released of record within thirty (30) days after the date that such judgment or award is entered or (ii) in respect of which any Credit Party shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that (in the case of preceding clause (ii)) such Liens do not attach to any Borrowing Base Property or the Equity Interests of the Borrower or any Borrowing Base Property Owner (other than the Equity Interests which are not owned directly or indirectly by Trizec);
          (g) (i) Leases affecting (x) any Initial Borrowing Base Property on the Effective Date and (y) any Additional Borrowing Base Property on the Addition Date applicable thereto, (ii) licenses, sublicenses, other Leases or subleases entered into the ordinary course of business not interfering in any material respect with the business of any Credit Party or any other

Person which is a Borrowing Base Property Owner, (ii) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases, and (iii) statutory and common law landlords’ liens under leases to which any Credit Party or any other Person which is a Borrowing Base Property Owner is a party;
          (h) Liens placed upon equipment, machinery or materials used in the ordinary course of business of any Credit Party and placed at the time of the acquisition thereof by such Credit Party or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or materials or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (i) the aggregate outstanding principal amount of all such Indebtedness at any time that is allocable to, or otherwise associated with, any Real Estate Asset shall not exceed $1,000,000 and (ii) in all events, the Lien encumbering the equipment, machinery or materials so acquired does not encumber any other asset of any Credit Party or any other Restricted Property;
          (i) Liens solely on the Equity Interests of a Subsidiary of the Borrower (which is not Holdings or any other Subsidiary Guarantor) or on the Equity Interests of an Unconsolidated Entity, in any such case which have been pledged to secure Indebtedness of such Subsidiary or Unconsolidated Entity, provided that there is no Recourse to the Credit Party pledging such Equity Interests or its Restricted Property except against the pledged Equity Interests of the Subsidiary or Unconsolidated Entity that incurred such Indebtedness;
          (j) Liens on Restricted Property (other than any Borrowing Base Property (or any other Property thereon) or on the capital stock or other Equity Interest of the Borrower or any Borrowing Base Property Owner) in favor of, and owned by, Trizec or the Borrower;
          (k) Liens on Restricted Property (other than any Borrowing Base Property (or any other Property thereon) or on the capital stock or other Equity Interest of the Borrower or any Borrowing Base Property Owner (other than the Equity Interests which are not owned directly or indirectly by Trizec) or other Subsidiary Guarantor) which secure any Indebtedness permitted under Section 9.04; and
          (l) 1031 Liens on any Borrowing Base Property which is owned or ground leased by an Accommodation Party and which satisfies (and continues to satisfy) the 1031 Exchange Conditions.
          9.02 Consolidation, Merger, Sale of Assets, etc. (a) Neither the Borrower nor Trizec will, nor will either of them permit any Credit Party to, wind up, liquidate or dissolve its affairs, discontinue its business, or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that so long as no Specified Default or Event of Default then exists or would result therefrom (including, without limitation, an Event of Default under Section 8.04 or 10.09), the following shall be permitted: (i) any then existing Subsidiary of Trizec may be merged or consolidated with or into, or be liquidated into, the Borrower (so long as the Borrower is the surviving Company), or a Subsidiary Guarantor (so long as a Subsidiary Guarantor is the surviving Company), (ii) any Person that is not a Subsidiary of Trizec at such time may be merged or consolidated with or into, or liquidated into, a Credit Party (so long as such Credit Party is the surviving Company), provided that, in the case of this clause (ii), (x) the Person which is merged or consolidated into such Credit Party is predominantly in the commercial real estate business, (y) if rated, the respective creditworthiness of Trizec’s and the Borrower’s long term unsecured debt or implied senior debt, as applicable, after giving effect to such merger or consolidation is not lower than Trizec’s and the Borrower’s respective creditworthiness two months immediately preceding such merger or consolidation, and (z) the then fair market value of the assets of the Person which is merged or consolidated into such Credit Party is less than 25% of Trizec’s Consolidated Total Asset Value immediately after giving effect to such merger or consolidation and (iii) any Subsidiary Guarantor may be converted into a limited liability company by statutory election or by merger into another Subsidiary of the Borrower which is already a limited liability company.
          (b) The Borrower will not, nor will the Borrower permit any of its Subsidiaries or any other Person which is the Borrowing Base Property Owner (but only with respect to an Asset Sale of a Borrowing Base Property owned or ground leased by such Borrowing Base Property Owner) to, consummate any Asset Sale, except that during any fiscal quarter of the Borrower, the Borrower and its Subsidiaries may effect an Asset Sale so long as (i) no Specified Default or Event of Default then exists or would result therefrom, (ii) the consideration received (taking the amount of all cash and the fair market value, as reasonably determined by the Borrower, of all non-cash consideration) from such Asset Sale, together with the aggregate consideration received from all other Asset Sales effected by the Borrower and its Subsidiaries during such fiscal quarter simultaneously with or prior to such Asset Sale, shall not exceed 5% of the Consolidated Total Asset Value of the Borrower unless the Borrower shall have given the Administrative Agent prior written notice of such Asset Sale, which notice shall be accompanied by a certificate of a Senior Financial Officer of the Borrower certifying (and showing the calculations therefor in reasonable detail) that Trizec will be in compliance with Sections 9.10 and 9.11 after giving effect to such Asset Sale, and (iii) in the event that any such Asset Sale includes a Borrowing Base Property or any Equity Interests in any Subsidiary Guarantor, the Borrower also shall have complied with the provisions of Section 8.13(b).
          (c) Without limiting the foregoing provisions of this Section 9.02, in no event shall Trizec, the Borrower or any of their respective Subsidiaries convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) (x) any Equity Interests in the Borrower, Holdings or any Subsidiary Guarantor described in Section 8.13(f) (other than the transfer of all of such Equity Interests to the Borrower) and (y) more than 33 1/3% of the Equity Interests in the Borrower or (ii) all or substantially all of the assets or business of Trizec and its Subsidiaries taken as a whole.
          9.03 Dividends. Neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, authorize, declare, pay or make any Dividends except:
          (a) any Subsidiary of the Borrower may distribute Dividends to holders of its Equity Interests, in each case so long as the Borrower or any Subsidiary of the Borrower which owns an Equity Interest in such Subsidiary receives a percentage of any such Dividends which is at least equal to its percentage Equity Interest in its respective Subsidiary distributing the

Dividend (taking into account, however, the relative preferences, if any, of the various classes of Equity Interest of such Subsidiary); and
          (b) (i) Trizec may from time to time pay Dividends to the owners of its Equity Interests (including, without limitation, Dividends consisting of the repurchase of any such Equity Interests) so long as (x) the aggregate amount of all such Dividends paid or made by Trizec in any fiscal year of Trizec does not exceed 90% of Funds From Operations of Trizec for such fiscal year and (y) the aggregate amount of all such Dividends paid or made by Trizec for the first three fiscal quarters of Trizec in any fiscal year of Trizec, does not exceed 100% of Funds From Operations of Trizec for such three fiscal quarter period; provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends pursuant to this Section 9.03(b)(i) shall be limited to that amount necessary for Trizec to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; and
          (ii) The Borrower may pay Dividends to Trizec (or a Wholly-Owned Subsidiary of Trizec) and all other holders of Equity Interests in the Borrower (including, without limitation, but subject to Section 8.04(b)(ii), Dividends consisting of the repurchase of any such Equity Interests) so long as (x) the aggregate amount of all such Dividends paid or made by the Borrower in any fiscal year of the Borrower does not exceed 90% of Funds From Operations of the Borrower for such fiscal year and (y) the aggregate amount of all such Dividends paid or made by the Borrower for the first three fiscal quarters of the Borrower in any fiscal year of the Borrower does not exceed 100% of Funds From Operations of the Borrower for such three fiscal quarter period; provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends pursuant to this Section 9.03(b)(ii) shall be limited to that amount necessary for Trizec to maintain its status as a real estate investment trust under Section 856 through 860 of the Code.
          9.04 Indebtedness. Neither the Borrower nor Trizec will, nor will either of them permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness except:
          (a) Trizec, the Borrower and their respective Subsidiaries may contract, create, incur, assume or suffer to exist Indebtedness, in each case so long as (i) no Specified Default or any Event of Default then exists or would result therefrom (provided that, notwithstanding the existence of any Specified Default or Event of Default, any such Subsidiary may refinance any Secured Indebtedness to the extent that any such refinancing occurs no earlier than six months prior to the final scheduled maturity of such Secured Indebtedness) and (ii) based on calculations made by the Borrower, (x) Trizec will be in compliance with Sections 9.10 — 9.14 and (y) a Borrowing Base Deficiency will not exist, in each case after giving effect to the incurrence of the respective Indebtedness; provided, however, that no Credit Party (other than Trizec) may incur Indebtedness under payment guaranties by it of the Indebtedness of its Subsidiaries or any other Person, except in respect of the Obligations;
          (b) Indebtedness under Interest Rate Hedges entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the terms and conditions of such

Interest Rate Hedges are consistent with past practice of Trizec and its Subsidiaries and are entered into for bona fide hedging purposes and not for speculative purposes; and
          (c) Indebtedness with respect to performance bonds, surety bonds, appeal bonds or custom bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any of Trizec, the Borrower or any of their respective Subsidiaries.
          Without limiting the provisions of clauses (a) through (c) of this Section 9.04, (i) the terms and conditions of any Unsecured Indebtedness that is Recourse to any Credit Party may not be more restrictive in any material respect than the terms and conditions under this Agreement and the other Credit Documents and (ii) Trizec, the Borrower and Holdings (but in the case of Holdings, only to the extent of Unsecured Indebtedness incurred by it on or prior to the Effective Date under such contingent performance guaranties), but not any other Credit Party, may incur Unsecured Indebtedness under contingent performance guaranties (e.g., completion guaranties, environmental indemnities and non-recourse carveout guaranties) by it in respect of the Secured Consolidated Total Indebtedness of its Subsidiaries.
          9.05 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Neither the Borrower nor Trizec will, nor will either of them permit any other Credit Party to, amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational document) or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests unless such amendment, modification, change or other action, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect or be adverse to the Lenders in any material respect.
          9.06 Investments. (a) Neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, make or maintain any Investments in Land under Development, Land Held for Development, Joint Ventures, Mortgage Interests, seller financing received in connection with Asset Sales, and investments in real estate technology companies (each a “Restricted Holding”), except that Investments in Restricted Holdings may be made and maintained so long as the aggregate value of all such Restricted Holdings (without duplication) does not exceed 25% of the Consolidated Total Asset Value of Trizec at any time.
          (b) Notwithstanding the foregoing, neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, make or maintain Investments in any Real Estate Asset that is not an office property, except that Investments in Real Estate Assets that are not office properties may be made and maintained so long as the aggregate value of all such Real Estate Assets does not exceed 10% of the Consolidated Total Asset Value of Trizec at any time. A Real Estate Asset shall not cease to be an office property for purposes of this Section 9.06(b) even though such Real Estate Asset includes retail property which is incorporated into or immediately adjacent to such Real Estate Asset or parking facilities which are in the vicinity of and incidental to the use of such Real Estate Asset as an office property.

          9.07 Negative Pledge Clauses; etc. Neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that (x) prohibits or limits the ability of any Credit Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any Restricted Property or any revenues therefrom, whether now owned or hereafter acquired, or (y) requires that, upon the creation, incurrence, assumption or existence of any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, a Lien (whether “equal and ratable,” senior, junior or otherwise) be created on any Restricted Property to secure any other Indebtedness or obligations, except that (a) the provisions contained in this Agreement and the other Credit Documents shall be permitted, (b) any agreements governing any Secured Indebtedness permitted under Sections 9.01(h) and (k) shall be permitted to contain prohibitions or limitations of the type described in the preceding clause (x) (in which case, any such prohibition or limitation shall only be effective against the equipment, machinery or materials financed thereby, or in the case of such Section 9.01(k), the Property subject to such Liens), (c) agreements governing the Liens permitted by Section 9.01(i) shall be permitted to contain prohibitions or limitations of the type described in the preceding clause (x) so long as such restrictions shall only be effective against the Equity Interests subject to such Liens, (d) customary restrictions with respect to assets imposed pursuant to an agreement that has been entered into in connection with an Asset Sale of such assets as otherwise permitted under this Agreement shall be permitted, (e) Unsecured Indebtedness of Trizec or the Borrower that is issued pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration pursuant to Rule 144A or Regulation S promulgated thereunder or which is listed on a non-U.S. securities exchange may contain an “equal and ratable” clause effective only upon the creation of any Lien on any Restricted Property in favor of the Administrative Agent for the benefit of the Lenders, and (f) in the case of clause (x) of this Section 9.07, customary provisions restricting assignment of any lease under which Trizec or any of its Subsidiaries is the tenant or subletting space demised under any such lease.
          9.08 Transactions with Affiliates. Neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, enter into any transaction or series of related transactions, with any Affiliate of Trizec or the Borrower or any Subsidiary of Trizec or the Borrower, other than on terms and conditions no less favorable to Trizec or the Borrower or such Subsidiary as would reasonably be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate of Trizec or the Borrower, except that:
     (a) Trizec or the Borrower and their respective Subsidiaries may enter into employment arrangements with respect to the procurement of services of its respective officers and employees in the ordinary course of business, including executive compensation arrangements; and
     (b) transactions between or among Trizec, the Borrower and their Subsidiaries shall be permitted in the ordinary course of business; provided, however, that all transactions relating to any Borrowing Base Property or the Equity Interests of the Borrowing Base Property Owner thereof which involve a Credit Party and a Subsidiary which is not a Credit Party shall be required to be on terms and conditions no less favorable to such Credit Party as would reasonably be obtained by such Credit Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate of such Credit Party (other than with respect to (x) the sale, transfer or other disposition of Real Estate Assets (other than a Borrowing Base Property or the Equity Interests of the Borrowing Base Property Owner thereof) and (y) guaranties and other credit support or enhancements given by (A) Trizec, the Borrower or Holdings in favor of any of the Consolidated Entities or Unconsolidated Entities of Trizec or the Borrower in the ordinary course of business, or (B) any Subsidiary Guarantor described in Section 8.13(f) in favor of any of its Subsidiaries in the ordinary course of business; and
     (c) tax cooperation arrangements and indemnifications for obligations relating to Property of Trizec or its Consolidated Entities or Unconsolidated Entities for which the indemnified party no longer has an interest other than through its ownership interest in Trizec or the Borrower shall be permitted so long as the effect of such transactions, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          9.09 Management Agreements. Neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries or any other Person which is a Borrowing Base Property Owner to, enter into any management agreement or similar agreement granting to any Person (other than in the case of any Subsidiary of Trizec or any such other Person, Trizec or any Wholly-Owned Subsidiary of Trizec) (a) authority over the leasing, maintenance or operation of any Borrowing Base Property or (b) substantial authority over the leasing, maintenance or operation of any other Real Property owned or leased by Trizec or such Subsidiary, as the case may be, on terms less favorable to Trizec or such Subsidiary, as the case may be, than the market standard on the date of such agreement.
          9.10 Consolidated Total Indebtedness as a Percentage of Consolidated Total Asset Value. Trizec will not permit its Consolidated Total Indebtedness on any date to exceed an amount which is 60% of the Consolidated Total Asset Value of Trizec as of the last day of the most recently ended fiscal quarter of Trizec; provided, that in determining such Consolidated Total Asset Value, such determination shall be made on a pro forma basis to give effect to any sales and acquisitions of Real Estate Assets effected after the last day of any such fiscal quarter and on or prior to the date of any determination pursuant to this Section 9.10 as if such sale or acquisition was consummated on the last day of the most recently ended fiscal quarter; and provided, further, that so long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right on two occasions only, exercisable in each case pursuant to written notice (a “Consolidated Total Indebtedness Election Notice”) delivered to the Administrative Agent at any time prior to the initial Maturity Date, to increase such percentage to 65% solely with respect to Trizec’s compliance with this Section 9.10 for the fiscal quarter in which a Substantial Acquisition occurs and the immediately following fiscal quarter. Such Consolidated Total Indebtedness Election Notice shall be delivered to the Administrative Agent not earlier than ten (10) days before or later than ten (10) days after such Substantial Acquisition and shall be accompanied by (i) a certificate of a Senior Financial Officer of the Borrower (x) specifying the Substantial Acquisition and the Cost and purchaser(s) thereof and (y) certifying that no Default or Event of Default then exists or would result therefrom, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)(v) and (iii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b). Upon the request of the Administrative

Agent, the Borrower shall provide such additional information and certifications relating to a Substantial Acquisition as the Administrative Agent may reasonably request.
          9.11 Consolidated Net Worth. Trizec will not permit its Consolidated Net Worth on any date to be less than the sum of (i) $1,500,000,000, plus (ii) 75% of the aggregate cash proceeds received by any of Trizec, the Borrower or Holdings after the Effective Date in connection with any equity offering by, or capital contribution to, any of them (net of fees and expenses customarily incurred in transactions of such type) (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in any of them, up to the amount paid by such Person in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that Trizec shall not have increased its Consolidated Net Worth as a result of any such proceeds).
          9.12 Consolidated Interest Coverage Ratio. Trizec will not permit its Consolidated Interest Coverage Ratio for any Test Period to be less than 2.00:1.00.
          9.13 Consolidated Fixed Charge Coverage Ratio. Trizec will not permit its Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.50:1.00.
          9.14 Borrowing Base Property Coverage Ratio. Trizec will not permit the Borrowing Base Property Coverage Ratio on any date to be less than 1.50:1.00.
          9.15 Limitation on Certain Restrictions on Subsidiaries. Neither the Borrower nor Trizec will, nor will either of them permit any Credit Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on (including, without limitation, any requirement that excess cash flow be used to repay other Indebtedness) the ability of Holdings or any other Credit Party (other than, in the case of a restriction only, Trizec or the Borrower) to (a) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Trizec or any Subsidiary of Trizec, or pay any Indebtedness owed to Trizec or a Subsidiary of Trizec, (b) make loans or advances to Trizec, or any Subsidiary of Trizec or (c) transfer any of its properties or assets to Trizec or any Subsidiary of Trizec, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Trizec or its Subsidiary, (iv) customary provisions restricting assignment of any contract entered into by Trizec or its Subsidiary in the ordinary course of business, and (v) any restrictions imposed by any holder of a Permitted Encumbrance on the transfer of the asset or assets subject thereto.
          9.16 Affiliate Debt and Subordination Agreement. (a) Without limiting the other provisions of this Agreement, neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, incur or create any Indebtedness that is owed by a Credit Party to any Subsidiary of Trizec that is not a Credit Party unless, in each case, the respective Credit Party and each such Subsidiary has entered into the Subordination Agreement.

          (b) Neither the Borrower nor Trizec will, nor will either of them permit any of its Subsidiaries to, make any payment on any Affiliate Debt to the extent that such payment is not permitted to be paid at such time pursuant to the Subordination Agreement.
          (c) At such time, if any, as an obligor in respect of any Affiliate Debt ceases to be a Credit Party or any obligee in respect of any Affiliate Debt ceases to be a Person which is required to be a party to the Subordination Agreement by operation of this Section 9.16, the Borrower may request that any such obligor or obligee be released from the provisions of the Subordination Agreement and the Administrative Agent shall be authorized to, and hereby agrees that it will, at the request and the expense of the Borrower, execute such documentation as may be necessary to evidence such release (which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent).
          SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):
          10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees, or (iii) default, and such default shall continue unremedied for 10 or more Business Days, in the payment when due of any other amount owing hereunder or under any of the other Credit Documents; or
          10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
          10.03 Covenants. The Borrower or Trizec or any of their respective Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.01(f)(i), 8.04, 8.10, 8.12, 8.13(b) or Section 9 (other than Sections 9.08, 9.09 and 9.14), (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.14 and such default shall not be cured within 10 days after the occurrence of such default pursuant to Section 4.02(b), or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02 and clauses (i) and (ii) of this Section 10.03) and such default as described in this clause (iii) shall continue unremedied for a period of 30 days after written notice thereof to the Borrower by the Administrative Agent or the Required Lenders, provided, however, that if any such default as described in this clause (iii) is of the type which cannot be cured within such 30-day period (and is curable after such period), such default shall not be an Event of Default hereunder if the Borrower, within such 30-day period, shall have commenced and shall be diligently pursuing such cure and the Borrower shall have such additional time as is reasonably required to effect such cure, but in no event in excess of 75 days from the date of such default; or
          10.04 Default Under Other Agreements. Any Credit Party shall (x) default in any payment of any Indebtedness which is Recourse to any Credit Party (other than the Obligations)

beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become (or to be declared) due prior to its stated maturity, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness outstanding at such time as described in preceding clauses (x) and (y) is at least $50,000,000; or
          10.05 Bankruptcy, etc. Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Credit Party and the petition is not controverted within 15 days after the earlier of (x) actual knowledge by a Credit Party of the commencement of such case and (y) service on a Credit Party of the applicable summons, or the petition is not dismissed within 60 days after commencement of the case; or any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party, or there is commenced against any Credit Party any such proceeding which remains undismissed for a period of 60 days, or any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party suffers any appointment of any custodian, administrator, administrative receiver or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party makes a general assignment for the benefit of creditors; or any Company action is taken by any Credit Party for the purpose of effecting any of the foregoing; or
          10.06 Judgments. One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate for the Credit Parties a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company), and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $25,000,000; or
          10.07 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or         .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, Trizec, the Borrower or any of their respective Subsidiaries or any ERISA Group member has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, Trizec, the Borrower or any of their respective Subsidiaries has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events described in subsection (a) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect; or
          10.08 Guaranties, etc. Any Guaranty or any provision thereof (other than an immaterial provision) shall cease to be in full force or effect as to any Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party beyond the expiration of any applicable grace or cure period provided for therein; or
          10.09 Change of Control. A Change of Control shall occur; or
          10.10 Stock Exchange Listing. The common stock of Trizec shall for any reason whatsoever cease to be listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or another major United States stock exchange;
          then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrower and the other Credit Parties (provided that if an Event of Default specified in Section 10.05 shall occur with respect to Trizec, the Borrower or Holdings, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Revolving Loan Commitment of each Lender terminated and any Revolving Loan Commitment Commission and Revolving Loan Facility Fee shall become, forthwith due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to Trizec, the Borrower or Holdings, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations; and (vi) enforce the rights granted to the Administrative Agent and the Lenders pursuant to this Agreement, and the other Credit Documents.
          SECTION 11. Definitions.
          11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “1031 Exchange Conditions” shall mean, in respect of a Real Estate Asset, each of the following conditions:
          (i) the material requirements set forth in the Revenue Procedure for a like-kind exchange;
          (ii) the Real Estate Asset was acquired by an Accommodation Party and is being held exclusively for the benefit of the Borrower or any Subsidiary of the Borrower (the “Trizec QEAA Party”) pursuant to a Qualified Exchange Accommodations Agreement (as such term is used and defined in the Revenue Procedure) that establishes a “Qualified Exchange Accommodation Arrangement” (as such term is used and defined in the Revenue Procedure) in order to facilitate a like-kind exchange under Section 1031 of the Code and within the “safe harbor” of the Revenue Procedure;
          (iii) the funds used by the Accommodation Party to acquire the Real Estate Asset were provided by the Trizec QEAA Party as a loan (the “Trizec QEAA Loan”) to the Accommodation Party, which loan may be secured by (a) a first priority pledge of Equity Interests in the Accommodation Party, and/or (b) a first priority mortgage, deed of trust or deed to secure debt encumbering the Real Estate Asset, in each case for the exclusive benefit of the Trizec QEAA Party and only for so long as such Accommodation Party holds title to such Real Estate Asset (each security interest or lien created by such pledge or such mortgage, deed of trust or deed to secure debt is referred to in this Agreement as a “1031 Lien”);

          (iv) concurrently with the acquisition of the Real Estate Asset by an Accommodation Party, such Real Estate Asset is leased by such Accommodation Party to the Borrower or a Subsidiary of the Borrower (the “Trizec QEAA Lessee”) pursuant to which lease (a) the Trizec QEAA Lessee shall be entitled to all economic rights and other benefits of such Real Estate Asset and will exercise all rights of ownership and control in respect thereof, including, without limitation, all activities, actions and decisions relating to the management, leasing, repairs, construction, improvements, insurance, the collection of rents and the payment of taxes and (b) the Trizec QEAA Lessee shall pay rent thereunder in an amount equal to the interest on the Trizec QEAA Loan;
          (v) each of the Trizec QEAA Party and Trizec QEAA Lessee is a Subsidiary Guarantor; and
          (vi) regardless of whether a 1031 like-kind exchange actually occurs, the Accommodation Party shall convey title to the Real Estate Asset to the Trizec QEAA Lessee or Trizec QEAA Party within 185 days of the acquisition thereof by the Accommodation Party, free and clear of all 1031 Liens.
          “1031 Liens” shall have the meaning provided in the definition of “1031 Exchange Conditions”.
          “Absolute Rate” shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.
          “Absolute Rate Competitive Bid Borrowing” shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested that the Bidder Lenders offer to make Competitive Bid Loans at Absolute Rates.
          “Accommodation Party” means an affiliate of a Qualified 1031 Exchange Intermediary that qualifies as an “exchange accommodation titleholder” under the Revenue Procedure and which is created or used by such Qualified 1031 Exchange Intermediary in the ordinary course of business to facilitate like-kind exchanges under Section 1031 of the Code; provided that such affiliate is a newly formed, single purpose limited liability company, whose sole asset is the Real Estate Asset, including the lease thereof to the Trizec QEAA Lessee, and whose sole liabilities are the Trizec QEAA Loan and those relating to such Real Estate Asset.
          “Act” shall have the meaning provided in Section 13.23.
          “Addition Date” shall mean each date on which a Borrowing Base Property is added to the Borrowing Base pursuant to Section 8.13(a).
          “Additional Borrowing Base Property” shall have the meaning provided in Section 8.13(a).
          “Additional Commitment” shall mean, for each Lender, any commitment to make Revolving Loans provided by such Lender pursuant to Section 1.16, in such amount as agreed to by such Lender in the respective Additional Commitment Agreement; provided that on the Additional Commitment Date upon which an Additional Commitment of any Lender becomes effective, such Additional Commitment of such Lender shall be added to (and thereafter become a part of) the Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.16.
          “Additional Commitment Agreement” shall mean an Additional Commitment Agreement substantially in the form of Exhibit M (appropriately completed).
          “Additional Commitment Date” shall mean each date upon which an Additional Commitment under an Additional Commitment Agreement becomes effective as provided in Section 1.16(b).
          “Additional Lender” shall have the meaning provided in Section 1.16(b).
          “Administrative Agent” shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.
          “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
          “Affiliate Debt” shall mean any Indebtedness owed by any Credit Party to any Subsidiary of Trizec which is not a Credit Party.
          “Agreement” shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.
          “Applicable Commitment Commission Percentage” shall mean, for purposes of calculating the Revolving Loan Commitment Commission on the Unutilized Revolving Loan Commitment of any Lender on any date, a percentage per annum equal to that set forth below opposite the respective Utilization Percentage on such date:

COMMITMENT COMMISSION
UTILIZATION PERCENTAGE	PERCENTAGE
Less than 33%	0.20%
Equal to or greater than 33% but less than or equal to 66%	0.15%
Greater than 66%	0.125%

          “Applicable Credit Rating” shall mean (A) at a time when all three Rating Agencies have provided a Credit Rating, (i) the Moody’s Credit Rating, the S&P Credit Rating and the Fitch Credit Rating, if all three are the same, and (ii) in the event that the Moody’s Credit Rating, the S&P Credit Rating and the Fitch Credit Rating are not all the same, the higher of the two lowest Credit Ratings (unless the two lowest Credit Ratings are the same, in which case the lowest Credit Rating), and (B) at a time when only two Rating Agencies have provided a Credit Rating, (i) the Credit Ratings assigned by both Rating Agencies, if both are the same, and (ii) if such Credit Ratings are different, the lower Credit Rating.
          “Applicable Facility Fee Percentage” shall mean, from and after any Start Date to and including the corresponding End Date at a time when the Investment Grade Condition exists on such Start Date, the rate per annum set forth below opposite the Applicable Credit Rating indicated to be in effect on such Start Date as shown in the respective officer’s certificate delivered pursuant to Section 8.01(e) or the first proviso below):

APPLICABLE	APPLICABLE FACILITY
CREDIT RATING	FEE PERCENTAGE
A-/A3 or higher	0.15%
BBB+/Baal	0.15%
BBB/Baa2	0.15%
BBB-/Baa3	0.20%
; provided, however, that if Borrower fails to deliver the officer’s certificate required to be delivered pursuant to Section 8.01(e) showing that the Investment Grade Rating Condition exists as of the relevant Start Date and the Applicable Credit Rating as of such Start Date) on or prior to the date required by such Section, then, until such time, if any, as the officer’s certificate has been delivered showing that the Investment Grade Rating Condition exists as of such Start Date and the Applicable Credit Rating as of such Start Date, then an Investment Grade Rating Condition shall not be in effect and the provisions of Sections 3.01(a)(i) and 3.01(b)(i) shall apply (it being understood that, in the case of any late delivery of the officer’s certificate as so required showing that the Investment Grade Rating Condition exists as of the relevant Start Date and the Applicable Credit Rating as of such Start Date, the Applicable Facility Fee Percentage shall apply only from and after the date of the delivery of the complying officer’s certificate); provided further, that the Applicable Facility Fee Percentage shall be 0.20% at all times when a Specified Default or an Event of Default is in existence.
          “Applicable Laws” shall mean, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Governmental Authorities (including Environmental Law) affecting the Borrower, any other Credit Party or any Property or any part thereof (including the acquisition, development, construction, renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), directly or indirectly owned, leased or operated by the Borrower or any other Credit Party and, in the case of any Borrowing Base Property, any other Person which is a Borrowing Base Property Owner, whether now or hereafter enacted and in force, and all Authorizations relating thereto.

          “Applicable Margin” shall mean: (A) from and after any Start Date to and including the corresponding End Date at a time when the Investment Grade Rating Condition does not exist on such Start Date, with respect to, Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the respective Type of Revolving Loans and for Swingline Loans and (in each case) opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer’s certificate delivered pursuant to Section 8.01(e) or the first proviso below) (and with the “Ratio” described below to be the Consolidated Total Indebtedness of Trizec as a percentage of the Consolidated Total Asset Value of Trizec):

			Revolving Loans
		Revolving Loans	maintained as
		maintained as Base	Eurodollar	Swingline
Level	Ratio	Rate Loans	Rate Loans	Loans
1	Less than or equal to 45%	0.00%	0.95%	1.20%
2	Greater than 45% but less than or equal to 50%	0.00%	1.05%	1.30%
3	Greater than 50% but less than or equal to 55%	0.00%	1.20%	1.45%
4	Greater than 55% but less than or equal to 60%	0.10%	1.35%	1.60%
5	Greater than 60%	0.40%	1.65%	1.90%
; provided, however, that Level 2 pricing will be in effect at all times during the period extending from the Effective Date to the date on which the Borrower delivers to the Administrative Agent a Compliance Certificate with respect to the period ending September 30, 2005 under and in satisfaction of the requirements of Section 8.01(e); provided further, if Trizec fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b)(A) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(e) showing the applicable Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 5 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Pricing Period is at a level which is less than Level 5 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); and provided, finally, that Level 5 pricing shall apply at all times when a Specified Default is in existence; and

          (B) from and after any Start Date to and including the corresponding End Date at a time when the Investment Grade Rating Condition exists on such Start Date, with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the respective Type of Revolving Loans and for Swingline Loans and opposite the respective Applicable Credit Rating indicated to be in effect on such Start Date (as shown in the respective officer’s certificate delivered pursuant to Section 8.01(e) or the first proviso below):

	Revolving Loans	Revolving Loans
Applicable	maintained as	maintained as	Swingline
Credit Rating	Base Rate Loans	Eurodollar Rate Loans	Loans
A-/A3 or higher	0.00%	0.50%	0.75%
BBB+/Baal	0.00%	0.55%	0.80%
BBB/Baa2	0.00%	0.65%	0.90%
BBB-/Baa3	0.00%	0.80%	1.05%
; provided, however, that if the Borrower fails to deliver the officer’s certificate required to be delivered pursuant to Section 8.01(e) showing that the Investment Grade Rating Condition exists as of the relevant Start Date and the Applicable Credit Rating as of such Start Date on or prior to the respective date required by such Section, then, until such time, if any, as the officer’s certificate has been delivered showing that the Investment Grade Rating Condition exists as of such Start Date and the Applicable Credit Rating as of such Start Date, then an Investment Grade Rating Condition shall not be in effect and the Applicable Margin will be determined as provided in clause (A) of this definition (it being understood that, in the case of any late delivery of the officer’s certificate as so required showing that the Investment Grade Rating Condition exists as of the Start Date and the Applicable Credit Rating as of such Start Date, the Applicable Margin as determined pursuant to this clause (B) shall apply only from and after the date of the delivery of the complying officer’s certificate); provided further, that the Applicable Credit Rating shall be the lowest Applicable Credit Rating set forth in the table above at all times when a Specified Default is in existence.
          “Asset Sale” shall mean any sale (including pursuant to sale-leaseback transactions), transfer or other disposition by Trizec, the Borrower or any of their respective Subsidiaries to any Person other than Trizec or any Specified Subsidiary of any Property (including, without limitation, any Equity Interests or other securities of another Person, but excluding the sale by any Credit Party of its own capital stock or Equity Interests) of any Credit Party or any Subsidiary of any Credit Party other than (i) sales or liquidations of Cash Equivalents, (ii) operating leases or subleases, licenses and easements of any property by any Credit Party and any of their respective Subsidiaries in the ordinary course of business, and (iii) the licensing of intellectual property in the ordinary course of business. As used in this definition, the term “Specified Subsidiary” shall mean any Subsidiary of Trizec in which the percentage ownership interest of Trizec or any other Credit Party is greater than or equal to the percentage ownership interest in the respective Subsidiary of Trizec that is selling, transferring or otherwise disposing of such Property.
          “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit N (appropriately completed).

          “Assumed Debt Service Amount” shall mean, as of any date of determination, the product obtained by multiplying (x) all Unsecured Consolidated Total Indebtedness of Trizec (including, without limitation, outstanding Loans) as of such date by (y) the greatest of (a) the interest rate constant equal to the sum of 2% plus the imputed 5-year US Treasury Notes rate, assuming a 25-year mortgage style amortization schedule, (b) 7.50% and (c) the sum of the three (3) month Eurodollar Rate and the then Applicable Margin with respect to Eurodollar Rate Loans.
          “Authorization” means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or renovation of any improvements located on any Borrowing Base Property or for the use, occupancy or operation of any Borrowing Base Property and all amendments, modifications, supplements and addenda thereto.
          “Bankruptcy Code” shall have the meaning provided in Section 10.05.
          “Base Rate” at any time shall mean (x) except as provided in succeeding clause (y), the higher of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate, and (y) in the case of calculating interest on outstanding Swingline Loans, the overnight Federal Funds Rate.
          “Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
          “Bidder Lender” shall mean each Lender that has informed the Administrative Agent and the Borrower in writing (which has not been retracted) that such Lender desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.
          “BofA Plaza” shall mean the Real Estate Asset commonly known as Bank of America Plaza and located at 101 South Tryon Street, Charlotte, North Carolina.
          “Borrower” shall have the meaning provided in the first paragraph of this Agreement.
          “Borrowing” shall mean (i) the borrowing of one Type of Loan of a single Tranche on a given date from all the Lenders having Commitments of the respective Tranche (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11 shall be considered part of the related Borrowing of Eurodollar Rate Loans, (ii) the borrowing of Swingline Loans from the Swingline Lender on a given date and (iii) a Competitive Bid Borrowing.
          “Borrowing Base” shall mean, at any time, all of the Borrowing Base Properties at such time.

          “Borrowing Base Amount” shall mean, at any time, an amount determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(j) to be equal to 60% of the Borrowing Base Value at such time.
          “Borrowing Base Amount Deficiency” shall have the meaning provided in Section 4.02(b)(i).
          “Borrowing Base Certificate” shall have the meaning provided in Section 8.01(j).
          “Borrowing Base Property” shall mean a Real Estate Asset that satisfies (and continues to satisfy) each of the following conditions:
     (i) such Real Estate Asset is an office building, industrial building, flex building or parking facility;
     (ii) such Real Estate Asset is located in the District of Columbia or in one of the states of the United States;
     (iii) such Real Estate Asset, and the Equity Interests of the applicable Borrowing Base Property Owner (other than any such Equity Interests which are not directly or indirectly owned by Trizec), are Unencumbered;
     (iv) such Real Estate Asset (a) is owned in fee or (b) is leased pursuant to a ground lease (x) which has a remaining term of at least 30 years (including, for this purpose, any renewal option exercisable at the sole option of the ground lessee thereunder with no veto or approval rights by the ground lessor thereof or any lender to such ground lessor) (except as otherwise may be the case with respect to the existing ground leases of a portion of the parking facilities relating to BofA Plaza) and (y) except as otherwise might be the case with respect to existing ground leases of the parking facilities relating to BofA Plaza, can be mortgaged without the consent of the lessor thereunder and contains customary leasehold mortgagee protection provisions (including, without limitation, the right to receive notice of any ground lease default, the right to cure any such default and the right to a new ground lease in favor of the leasehold mortgagee or its designee in the event that the ground lease should terminate on account of a default thereunder or for any other reason);
     (v) such Real Estate Asset is owned or ground leased by (a) the Borrower or a Subsidiary of the Borrower which is a Subsidiary Guarantor (or, in the case of a Trizec JV which is not a Subsidiary Guarantor, each Wholly-Owned Subsidiary of Trizec which most directly owns Equity Interests therein is a Subsidiary Guarantor) and as to any such Subsidiary (x) the Borrower or a Wholly-Owned Subsidiary of the Borrower owns, directly or indirectly, not less than 90% of the Equity Interest in such Subsidiary which owns or ground leases such Real Estate Asset and (y) the Borrower, or a Wholly-Owner Subsidiary of the Borrower controls all financing and sale decisions relating to such Subsidiary with no veto rights in any minority equity owner therein or any other Person, (b) an Accommodation Party exclusively for the benefit of a Trizec QEAA Party, or (c) as to any Real Estate Asset which is owned by tenants in common, such tenants in common so long as (A) as to each tenant in common in which the Borrower owns, directly or indirectly, any Equity Interest, such tenant in common, if not the Borrower, is a Subsidiary Guarantor (or, in the case of a tenant in common which is a Trizec JV which is not a Subsidiary Guarantor, each Wholly-Owned Subsidiary of Trizec which most directly owns an Equity Interest in such tenant in common is a Subsidiary Guarantor), (B) the Borrower owns, directly or indirectly, not less than 90% of all of the tenant in common interests in such Real Estate Asset, and (C) the Borrower, or a Wholly-Owned Subsidiary of the Borrower, controls all financing and sale decisions relating to such Real Estate Asset with no veto rights in any minority equity owner therein, another tenant in common or any other Person;
     (vi) such Real Estate Asset is represented by the Borrower to be free from any material adverse environmental issues;
     (vii) such Real Estate Asset is represented by the Borrower to be free from any material structural defects (other than any such defects resulting from a casualty or taking which are being restored);
     (viii) such Real Estate Asset is not Land under Development;
     (ix) such Real Estate Asset has been designated by the Borrower in writing to the Administrative Agent as a Real Estate Asset that is a Borrowing Base Property.
          “Borrowing Base Property Conditions” shall mean that each of clauses (i) through (ix) of the definition of “Borrowing Base Property” are satisfied and that the Lease-Up Condition is satisfied; provided, however, that it is agreed that with respect to a Real Estate Asset which is the subject of a 1031 like-kind exchange or which is owned by tenants in common, the Administrative Agent may agree to immaterial changes to the Borrowing Base Property Conditions and the other terms and provisions of this Agreement relating thereto.
          “Borrowing Base Property Coverage Ratio” shall mean, as of any date of determination, the ratio of (x) the Borrowing Base Property NOI to (y) the Assumed Debt Service Amount.
          “Borrowing Base Property NOI” shall mean, with respect to the Borrowing Base Properties (including any Excluded Borrowing Base Properties), the remainder of (a) the Net Operating Income for all of such Borrowing Base Properties calculated for the most recently ended two fiscal quarters multiplied by two less (b) a $0.25 per rentable square foot per annum reserve for any such Borrowing Base Properties which are office space properties, a $0.15 per rentable square foot per annum reserve for any such Borrowing Base Properties which are industrial or flex properties and a $150.00 per parking stall per annum reserve for any such Borrowing Base Properties which are parking facilities; provided, however, that such Net Operating Income and reserve amount shall be adjusted to include, in the case of (I) any Borrowing Base Property whose Borrowing Base Property Owner is a Trizec JV or (II) any TIC Borrowing Base Property, only that portion of the Net Operating Income of, and reserve amount applicable to, such Borrowing Base Property which is equal to the product obtained by multiplying each of such amounts by a percentage (the “Trizec Ownership Percentage”) equal to the percentage of direct or indirect ownership of such Trizec JV or TIC Borrowing Base

Property, as applicable, by the Borrower; and provided further, that, notwithstanding the foregoing, the Borrowing Base Property NOI for any such Borrowing Base Property owned or leased by a Borrowing Base Property Owner or a Subsidiary of Borrower for less than such two full fiscal quarters shall equal the product (or, in the case of any such Borrowing Base Property owned or leased by a Trizec JV or a Borrowing Base Property TIC Owner, the Trizec Ownership Percentage of the product) obtained by multiplying (x) the aggregate Cost to acquire or lease such Borrowing Base Property by (y) the applicable Capitalization Rate.
          “Borrowing Base Property Owner” shall mean each Credit Party (other than Trizec) and each other Person that owns or ground leases a Borrowing Base Property, including a Borrowing Base Property TIC Owner, a Trizec JV and an Accommodation Party, and, in the case of a Borrowing Base Property owned or ground leased by an Accommodation Party, the applicable Trizec QEAA Party and Trizec QEAA Lessee.
          “Borrowing Base Property Release Notice” shall have the meaning provided in Section 8.13(b).
          “Borrowing Base Property TIC Owner” shall mean, with respect to each TIC Borrowing Base Property, each holder of a tenant in common ownership interest therein.
          “Borrowing Base Property Value” shall mean, with respect to each Borrowing Base Property, the Capitalized Value of such Borrowing Base Property; provided, however, that the Borrowing Base Property Value shall be deemed to be zero for (a) any Excluded Borrowing Base Property and (b) the parking facilities relating to BofA Plaza; and provided further, that the Borrowing Base Property Value for any Borrowing Base Property acquired (or operating control of which is acquired) after the Effective Date or developed or substantially renovated after the Effective Date shall be the total Cost of such Borrowing Base Property during the first six (6) fiscal quarters after such acquisition or completion of such development or substantial renovation.
          “Borrowing Base Value” shall mean, at any date, the sum of the Borrowing Base Property Values for all of the Borrowing Base Properties included in the Borrowing Base (less the portion thereof, if any, attributable (x) to any Borrowing Base Property which at any time fails to satisfy each of the Borrowing Base Property Conditions and (y) any Excluded Borrowing Base Property); provided, however:
     (i) the portion of the aggregate amount of the Borrowing Base Value attributable to Borrowing Base Properties which are owned or ground leased (other than a ground lease to a Trizec QEAA Lessee in connection with the Borrower’s satisfaction of the 1031 Exchange Conditions) by a Borrowing Base Property Owner which is not a Wholly-Owned Subsidiary of Trizec (other than with respect to any Borrowing Base Properties which are owned or ground leased by (x) an Accommodation Party, provided that the applicable Trizec QEAA Party and Trizec QEAA Lessee are each a Subsidiary Guarantor or (y) a Trizec JV, provided that such Trizec JV is a Subsidiary Guarantor) which would cause such aggregate amount to exceed 15% of the total Borrowing Base Value at such time (before making any adjustments required by this proviso) will be disregarded in determining Borrowing Base Value;

     (ii) the portion of the aggregate amount of the Borrowing Base Value attributable to Borrowing Base Properties which are subject to a ground lease (other than a ground lease to a Trizec QEAA Lessee in connection with the Borrower’s satisfaction of the 1031 Exchange Conditions) which would cause such aggregate amount to exceed 35% of the total Borrowing Base Value at such time (before making any adjustments required by this proviso) will be disregarded in determining Borrowing Base Value;
     (iii) the portion of the aggregate amount of the Borrowing Base Value attributable to Borrowing Base Properties (other than BofA Plaza and the First Citizens Plaza Properties located in Charlotte, North Carolina (but only so long as such Borrowing Base Properties are the only Borrowing Base Properties in the Metropolitan Statistical Area which includes Charlotte, North Carolina)) located in a single Metropolitan Statistical Area outside of the top ten (10) Metropolitan Statistical Areas which would cause such aggregate amount to exceed 25% of the total Borrowing Base Value at such time (before making any adjustments required by this proviso) will be disregarded in determining Borrowing Base Value;
     (iv) the portion of the aggregate amount of the Borrowing Base Value attributable to any single Borrowing Base Property which would cause such amount to exceed 20% of the total Borrowing Base Value at such time (before making any adjustments required by this proviso) will be disregarded in determining Borrowing Base Value (provided that the foregoing percentage shall be 35% in the case of a single office property located in the central business district of one of the top ten (10) Metropolitan Statistical Areas, and provided further, that Galleria Towers is to be included as a central business district office property in the Dallas Metropolitan Statistical Area and Newport Tower is to be included as a central business district office property in the New York City Metropolitan Statistical Area); and
     (v) the portion of the aggregate amount of the Borrowing Base Value attributable to (a) industrial Borrowing Base Properties, (b) flex Borrowing Base Properties and (c) parking facility Borrowing Base Properties which are not necessary to or otherwise used in connection with the operation of any office, industrial or flex Borrowing Base Property, which would cause such aggregate amount to exceed 10% of the total Borrowing Base Value at such time (before making any adjustments required by this proviso) will be disregarded in determining Borrowing Base Value.
          “Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.
          “Capital Lease” as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          “Capitalization Rate” shall mean (i) for all Borrowing Base Properties and other Real Estate Assets which are office properties located in a central business district, 7.50%, (ii) for all Borrowing Base Properties and other Real Estate Assets which are office properties not located in a central business district, 8.75% and (iii) for all other Borrowing Base Properties and other Real Estate Assets, 10%.
          “Capitalized Lease Obligations” shall mean, for any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
          “Capitalized Value” with respect to any Borrowing Base Property shall mean the Borrowing Base Property NOI for such Borrowing Base Property divided by the Capitalization Rate applicable to such Borrowing Base Property.
          “Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, in either case at the time of acquisition thereof a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person rated, at the time of acquisition, at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than 270 days after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.
          “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. §9601 et seq.
          “Change in Law” shall have the meaning provided in Section 10.07.
          “Change of Control” shall mean: (i) any Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date), other than one or more Permitted Holders, (A) shall have beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec (provided that the beneficial ownership by any Person or “group” which is not a Permitted Holder of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec on or prior to the date on which one or more Permitted Holders ceases to have (or fails to exercise) the power to elect a majority of the directors of Trizec shall not constitute a Change of Control under this clause (i)(A) if such Person or “group” (x) does not acquire beneficial ownership of any additional voting and/or economic interest in the capital stock of Trizec and (y) reduces such beneficial ownership to less than 25% (45% in the case of the institutional lenders described in the next proviso) on a fully diluted basis, in each case within 60 days following such date; and provided further, that beneficial ownership of up to 45% on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec by one or more institutional lenders through the foreclosure of a Lien securing bona fide amounts owed to such institutional lenders by Trizec Canada or any of its Subsidiaries (other than Trizec or any of its Subsidiaries) shall not constitute a Change of Control under this clause (i)(A), although any subsequent transfer, sale or other disposition by any such institutional lender or lenders of all or any portion of the shares of capital stock of Trizec shall be subject to the provisions of this clause (i)(A) determined without regard to this proviso; or (B) shall have obtained the power (whether or not exercised) to elect a majority of the directors of Trizec or (ii) the Board of Directors of Trizec shall cease to consist of a majority of Continuing Trizec Directors or (iii) (a) Trizec or a Wholly-Owned Subsidiary of Trizec shall cease to be the sole general partner or managing member, as applicable, of the Borrower, (b) Trizec and/or such Wholly Owned Subsidiary shall cease to own beneficially and of record, directly, free and clear of all Liens, or voting agreements, restrictions or trusts of any kind, 66 2/3% of the outstanding Equity Interests of the Borrower on a fully diluted basis or (c) the Borrower shall cease to own beneficially and of record, directly, free and clear of all Liens, voting agreements, restrictions or trusts of any kind, 100% of the outstanding Equity Interests of each of Holdings, and any Subsidiary Guarantor described in Section 8.13(f) on a fully diluted basis.
          “Claims” shall have the meaning provided in the definition of Environmental Claim.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
          “Commitment” shall mean any of the commitments of any Lender (i.e., its Revolving Loan Commitment).
          “Company” shall mean any corporation, limited company, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).
          “Competitive Bid Borrowing” shall mean each Borrowing of Competitive Bid Loans.
          “Competitive Bid Loan” shall have the meaning provided in Section 1.01(d).
          “Competitive Bid Loan Maturity Date” shall have the meaning provided in Section 1.04(a).
          “Competitive Bid Note” shall have the meaning provided in Section 1.06(a).

          “Compliance Certificate” shall mean a certificate duly executed in the form of Exhibit O.
          “Consolidated EBITDA” of any Person for any period shall mean, without duplication, the consolidated net income or loss of such Person (before deduction for minority interests in Consolidated Entities and excluding, solely for purposes of Sections 9.12 and 9.13, the adjustment for so-called “straight-line rent accounting”) for such period; plus (A) the following items to the extent deducted in computing such consolidated net income of such Person for such period: (i) Consolidated Interest Expense of such Person for such period, (ii) Consolidated Income Tax Expense of such Person for such period and (iii) consolidated real estate depreciation, amortization and other extraordinary and non-cash items of such Person for such period (except, in the case of such other non-cash items, to the extent that a cash payment will be required to be made in respect thereof in a future period); minus (B) the following items to the extent included in computing such consolidated net income of such Person for such period: (i) all consolidated gains (or plus all losses) attributable to the sale or other disposition of assets or debt restructurings of such Person in such period, (ii) income (loss) from Unconsolidated Entities and (iii) for purposes of calculating Consolidated Total Asset Value of such Person only, all consolidated interest income of such Person received in connection with any Mortgages; plus (or minus, as applicable), (C) such Persons’ Unconsolidated Allocation Percentage of the items described above in this definition of any Unconsolidated Entity for such period; provided, however, that, notwithstanding the foregoing and solely for the purposes of Sections 9.12 and 9.13, the Consolidated EBITDA for any Real Estate Asset owned or leased by such Person or any Consolidated Entity or Unconsolidated Entity of such Person for less than one completed fiscal quarter shall equal the product (or, in the case of any such Real Estate Asset owned or leased by an Unconsolidated Entity of such Person, such Person’s Unconsolidated Allocation Percentage of the product) obtained by multiplying (I) the product of (a) the aggregate Cost of such Person or its Consolidated Entity or Unconsolidated Entity (or an Accommodation Party for the benefit of such Person or its Consolidated Entity or Unconsolidated Entity), as applicable, to acquire such Real Estate Asset and (b) the Capitalization Rate applicable to such Real Estate Asset, by (II) a fraction whose numerator is the actual number of days in such fiscal quarter during which such Person or its Consolidated Entity or Unconsolidated Entity, as applicable, owned or leased such Real Estate Asset and the denominator of which is the actual number of days in the fiscal year in which such fiscal quarter occurs.
          “Consolidated Entity” shall mean, for any Person at any date, any Subsidiary or other Person which is consolidated with such first Person in accordance with GAAP.
          “Consolidated Fixed Charge Coverage Ratio” of any Person for any period shall mean the ratio of (x) Consolidated EBITDA of such Person for such period to (i) to Consolidated Fixed Charges of such Person for such period.
          “Consolidated Fixed Charges” of any Person for any period shall mean the sum of, without duplication, (i) Consolidated Interest Expense of such Person for such period, (ii) an amount equal to $0.25 multiplied by the rentable square footage of all Real Estate Assets of such Person and its Consolidated Entities, (iii) the aggregate amount of all Dividends paid by such Person and its Consolidated Entities during such period on any Preferred Stock, (iv) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of such Person and its Consolidated Entities for such period (as determined on the first day of such period) and (v) such Person’s Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity for such period.
          “Consolidated Income Tax Expense” of any Person for any period shall mean the sum of, without duplication, (i) the consolidated provision for income taxes of such Person taken into account in determining the consolidated net income of such Person for such period and (ii) such Person’s Unconsolidated Allocation Percentage of the consolidated provision for income taxes of any Unconsolidated Entity for such period.
          “Consolidated Interest Coverage Ratio” of any Person for any period shall mean the ratio of (x) Consolidated EBITDA of such Person for such period to (y) Consolidated Interest Expense of such Person for such period.
          “Consolidated Interest Expense” of any Person for any period shall mean the sum of, without duplication, (i) the total consolidated interest expense of such Person for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of consolidated Capitalized Lease Obligations of such Person representing the interest factor for such period, but excluding that portion of the consolidated interest expense of such Person for such period that has accrued and is capitalized into principal at the end of such period (and is not paid in cash) in accordance with the terms of the agreement governing the respective Indebtedness as such terms were in effect at the time that such Indebtedness was originally incurred, and (ii) such Person’s Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity for such period.
          “Consolidated Net Worth” of any Person at any time shall mean the total assets minus the total liabilities of such Person at such time as would be required to be reflected at such time on the consolidated balance sheet of such Person.
          “Consolidated Total Asset Value” of any Person at any time shall mean the sum of, without duplication, the following amounts of such Person and its Consolidated Entities at such time: (i) all Unrestricted Cash and Cash Equivalents, (ii) the Fair Market Value of all Real Estate Assets (other than (x) Land Held for Development, (y) Land Under Development and (z) any Real Estate Asset (including any Real Estate Asset held by an Accommodation Party for the benefit of such Person or its Consolidated Entities) (i) which is acquired (or operating control of which is acquired) after the Effective Date or (ii) which is developed or substantially renovated after the Effective Date (which, in the case of any Real Estate Asset described in this clause (z), will be included at Cost (including the Cost incurred by an Accommodation Party for the benefit of such Person or its Consolidated Entities) during the first six (6) fiscal quarters after such acquisition or completion of such development or substantial renovation)), (iii) all Land held for Development, Land Under Development and other real estate investments valued at the book value thereof before accumulated depreciation, (iv) all other Investments (including real estate related technology companies and taxable REIT Subsidiaries), valued at book value before accumulated depreciation and (v) to the extent not otherwise included in any of preceding clauses (i) through (iv), such Person’s Unconsolidated Allocation Percentage of any of the items in preceding clauses (i), (iii) and (iv) that are attributable to an Unconsolidated Entity at such time.
          “Consolidated Total Indebtedness” of any Person at any time shall mean the sum of, without duplication, of the following amounts of such Person and its Consolidated Entities at such time: (i) all Indebtedness (other than Indebtedness of the type described in clause (D) of the definition thereof but including all other items of Indebtedness described in such definition), (ii) all amounts of guaranties, indemnities for borrowed money, stop-loss agreements and the like provided by such Person or any of its Consolidated Entities, in each case in connection with and guarantying repayment of amounts outstanding under any other Indebtedness of the type described in the other clauses of this definition, (iii) all amounts of bonds posted by such Person or any of its Consolidated Entities guaranteeing performance or payment obligations, and (iv) such Person’s Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity at such time; provided, however, that for purposes of the definition of Unsecured Consolidated Total Indebtedness, Consolidated Total Indebtedness of a Person shall mean all Indebtedness of such Person other than Indebtedness of the type described in clause (C) of the definition of Indebtedness and, as to Indebtedness of the type described in clause (D) of the definition of Indebtedness, only the aggregate net exposure under such Indebtedness which is Recourse to any Credit Party shall be included.
          “Consolidated Total Indebtedness Election Notice” shall have the meaning provided in Section 9.10.
          “Contingent Obligation” shall mean, as to any Person, any liability of such Person as a result of such Person being a general partner of any other Person, unless the underlying Indebtedness is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including, without limitation, completion guaranties, debt service guaranties, environmental indemnities and non-recourse carveout guaranties; except in each case to the extent a claim is made against such Person as a result thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as shown (or would be required to be shown) on the balance sheet of such Person and (y) the stated amount of such Contingent Obligation.
          “Continuing Trizec Canada Directors” shall mean the directors of Trizec Canada on the Effective Date and each other director of Trizec Canada if such director’s nomination for election to the Board of Directors of Trizec Canada is recommended by a majority of the then Continuing Trizec Canada Directors or by a majority of the nominating committee appointed by the then Continuing Trizec Canada Directors for the purpose of nominating directors for election to the Board of Directors of Trizec Canada.
          “Continuing Trizec Directors” shall mean the directors of Trizec on the Effective Date and each other director of Trizec if such director’s nomination for election to the Board of Directors of Trizec is recommended by a majority of the then Continuing Trizec Directors or by a majority of any nominating committee appointed by the then Continuing Trizec Directors for the purpose of nominating directors for election to the Board of Directors of Trizec.
          “Cost” shall mean (a) with respect to the acquisition of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), plus the principal amount of any note delivered or other deferred payment to be made in connection with such purchase and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in Trizec, partnership or membership units in the Borrower or Equity Interests in any Subsidiary of Trizec) plus (ii) reasonable and customary costs of sale and non-recurring taxes paid or payable in connection with such purchase, and (b) with respect to any Real Estate Asset which is acquired (or operating control in which is acquired), developed or substantially renovated after the Effective Date, the undepreciated book value of such Real Estate Asset as so acquired, developed or renovated.
          “Credit Documents” shall mean this Agreement, the Notes executed and delivered pursuant to the terms of this Agreement, the Guaranty and the Subordination Agreement.
          “Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.
          “Credit Party” shall mean Trizec, the Borrower and each Subsidiary Guarantor.
          “Credit Rating” shall mean, for any Rating Agency, a publicly announced rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by such Rating Agency to either the Loans and/or long term senior unsecured debt of the Borrower or, if the Loans or the Borrower are not so rated, of Trizec.
          “DBTCA” shall mean Deutsche Bank Trust Company Americas.
          “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default; provided, however, that any event, act or condition which causes the 60 day period referred to in clause (i)(A) of the definition of Change of Control or the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements to commence shall not constitute a Default.
          “Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

          “Dividend” with respect to any Person shall mean that such Person has paid a dividend or distribution or returned any equity capital to its stockholders, partners or members or made any other distribution, payment or delivery of property (other than shares of common or preferred equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for any consideration any shares of any class of its Equity Interests outstanding on or after the Effective Date, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of any Equity Interests of such Person outstanding on or after the Effective Date.
          “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.
          “Drawing” shall have the meaning provided in Section 2.05(b).
          “Effective Date” shall have the meaning provided in Section 13.10.
          “Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in bank loans or any other “accredited investor” (as defined in Regulation D of the Securities Act).
          “End Date” shall mean, for any Pricing Period, the last day of such Pricing Period.
          “Environmental Approvals” shall mean any governmental permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.
          “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings (in each case in writing) arising under any Environmental Law or any Environmental Approval (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.
          “Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.

§ 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
          “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any Preferred Stock, any limited or general partnership interest and any limited liability company membership interests.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
          “ERISA Group” shall mean Trizec and each person (as defined in Section 3(9) of ERISA) which together with Trizec or a Subsidiary of Trizec would be deemed to be a “single employer” within the meaning of Section 414 of the Code or (ii) as a result of Trizec or a Subsidiary of Trizec being or having been a general partner of such person.
          “Eurodollar Rate” shall mean, with respect to any Interest Period relating to a Borrowing of Eurodollar Rate Loans, (a) the rate of interest per annum that appears on page 3750 of the Dow Jones Market Screen (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. dollar deposits) for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loans included in such Borrowing with the same Interest Period and with maturities comparable to the Interest Period applicable to such Eurodollar Rate Loans as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case with the rate determined pursuant to preceding clause (a) to be divided (and rounded upward, if necessary, to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the rate to be used for purposes of this definition shall be (x) the rate of interest per annum quoted by the Administrative Agent to first-class banks in the London interbank Eurodollar market for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loans included in such Borrowing with the same Interest Period and with maturities comparable to the Interest Period applicable to such Eurodollar Rate Loans as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case with the rate determined pursuant to preceding clause (x) to be divided (and rounded upward, if necessary, to the nearest 1/16 of 1%) by (y) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).
          “Eurodollar Rate Loan” shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
          “Event of Default” shall have the meaning provided in Section 10.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Excluded Borrowing Base Property” shall mean any Borrowing Base Property which the Borrower, pursuant to Section 8.13(d), has designated to be excluded from the calculation of Borrowing Base Value, but only so long as (i) upon the removal of such Borrowing Base Property from the calculation of Borrowing Base Value and any prepayment of Loans required by Section 4.02(b), any Borrowing Base Amount Deficiency has been cured and (ii) such Borrowing Base Property otherwise continues to satisfy each of the other Borrowing Base Property Conditions.
          “Excluded Borrowing Base Property Designation” shall have the meaning provided in Section 8.13(d).
          “Existing Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
          “Existing Credit Documents” shall have the meaning provided in the recitals of this Agreement.
          “Existing Credit Facility” shall mean the existing credit facility pursuant to the Existing Credit Agreement and the Existing Credit Documents, as the same has been amended, modified and/or supplemented to, but not including, the Effective Date.
          “Existing Letter of Credit” shall have the meaning provided in Section 2.01(c).
          “Extension Fee” shall have the meaning provided in Section 3.01(f).
          “Extension Requirements” shall mean, with respect to the delivery of the notice pursuant to Section 1.17 or the extension of the original Maturity Date pursuant to Section 1.17, the satisfaction of each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing at such time, both before and immediately after giving effect to such delivery or such extension, as the case may be, (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such request or extension (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iii) the Borrower shall have paid to each Lender the Extension Fee owed to such Lender pursuant to, and on or before the time provided in, Section 3.01(f) and (iv) on the date of extension of the Maturity Date, a Senior Financial Officer of the Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying as to compliance with preceding clauses (i), (ii) and (iii).
          “Facing Fee” shall have the meaning provided in Section 3.01(c).
          “Fair Market Value” of any Person at any time shall mean an amount equal to (i)(x) Consolidated EBITDA for the most recently ended two fiscal quarters of such Person (including cash severance payments made to employees of such Person during such period to the extent deducted in computing Consolidated EBITDA, but excluding the portion of such Consolidated EBITDA for such two fiscal quarter period attributable to (A) any Real Estate Assets sold or acquired after the first day of the most recently ended four fiscal quarter period and on or prior to the date of determination and (B) any Lease termination payments) multiplied by (y) two minus (ii) $0.25 multiplied by the aggregate rentable square footage of all Real Estate Assets of such Person and its Consolidated Entities at such time with the remainder of (i) minus (ii) being divided by (iii) the Capitalization Rates applicable to the Real Estate Assets in question; provided, however, that for purposes of the calculations above, any portion of any revenues and expenses included in Consolidated EBITDA that are not directly attributable to a particular Real Estate Asset shall be allocated to all Real Estate Assets on a pro rata basis based upon aggregate rentable square footage of such Real Estate Assets.
          “Federal Funds Rate” shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
          “Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.
          “Fitch” shall mean Fitch, Inc. or any successor thereto.
          “Fitch Credit Rating” shall mean the publicly announced Credit Rating assigned by Fitch as in effect from time to time.
          “Foreign Pension Plan” shall mean any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United State of America by Trizec or any of its Subsidiaries primarily for the benefit of employees of Trizec or its Subsidiaries residing outside the United States of America, which plan, fund or similar program provides, or results in, retirement income, the deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
          “Funds From Operations” shall have the meaning provided in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trust as in effect on the Effective Date; provided that Funds From Operations, for the purposes of this Agreement, shall all times exclude (a) charges for non-cash impairments taken in accordance with GAAP and (b) non-recurring charges.
          “GAAP” shall mean, with respect to Trizec and the Borrower, generally accepted accounting principles in effect from time to time in the United States as applied by Trizec and the Borrower in the preparation of its consolidated financial statements.
          “Governmental Authority” shall mean any Federal, state or local government or any other political subdivision thereof or agency exercising executive, legislative, judicial, regulatory or administrative functions.
          “Granting Lender” shall have the meaning provided in Section 13.04(b).
          “Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Issuing Lenders and the Lenders.
          “Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders, the Issuing Lenders and the Administrative Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document.
          “Guarantor” shall mean each of Trizec and each Subsidiary Guarantor.
          “Guaranty” shall mean each of the Trizec Guaranty and the Subsidiaries Guaranty.
          “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, which are regulated under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any Environmental Law.
          “Highest Lawful Rate” shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Agreement and any other Credit Document, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction’s) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.
          “Holdings” shall mean Trizec Holdings, LLC, a Delaware limited liability company.
          “Indebtedness” of any Person shall mean, without duplication, (A) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith) and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (B) the face amount of all letters of credit, bankers acceptances or similar instruments issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any Interest Rate Protection Agreements or Other Hedging Agreements, (E) all Indebtedness of the types described in clause (A), (B), (C), (D), (F) or (G) of this definition secured by any Lien on any Property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the Property to which such Lien relates as determined in good faith by such Person), (F) the aggregate amount required to be capitalized under Capital Leases under which such Person is the lessee and (G) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations. Notwithstanding the foregoing, Indebtedness shall not include any Dividends declared but not yet paid.
          “Initial Borrowing Base Properties” shall mean each Real Estate Asset described in Schedule III, which shall specify whether such Real Estate Asset is located in a central business district and, if so, the applicable central business district.
          “Insurance Requirements” means all terms of any insurance policy required hereunder, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any Borrowing Base Property or any part thereof or any use of any Borrowing Base Property or any portion thereof.
          “Intercompany Indebtedness” shall mean any Indebtedness for borrowed money owed by Trizec or any of its Subsidiaries to Trizec or any of its Subsidiaries.

          “Interest Determination Date” shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.
          “Interest Period” shall have the meaning provided in Section 1.10.
          “Interest Rate Hedges” shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements issued by providers, and having terms, conditions and tenors, which are consistent with the past practice of Trizec and entered into by Trizec and/or its Subsidiaries to provide protection to, or minimize the impact upon, Trizec and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness under clause (A) of the definition of Indebtedness.
          “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
          “Investment Grade Rating Condition” shall mean, at any time but only for so long as, at least two of the three Rating Agencies shall have publicly announced a Credit Rating for the Loans and/or the long term unsecured debt of the Borrower or, if the Loans or the Borrower are not so rated, of Trizec, of at least BBB-/Baa3 (but otherwise subject to the first proviso of the definition of Applicable Facility Fee Percentage and the first proviso of clause (B) of the definition of Applicable Margin).
          “Investments” shall mean all expenditures made and all liabilities incurred (contingent or otherwise, but without duplication): (i) for the acquisition of stock, partnership interests or other Equity Interests or for the acquisition of Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; (ii) in connection with Land under Development; (iii) in connection with Land held for Development; and (iv) for the acquisition of any other obligations of any Person.
          “Issuing Lender” shall mean DBTCA (which, for purposes of this definition, also shall include any lending affiliate of DBTCA, including Deutsche Bank AG, New York Branch, which has agreed to issue Letters of Credit under this Agreement) and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.
          “Joint Venture” shall mean, as to any Person, (x) any Subsidiary of such Person in which such Person owns less than 90% of the Equity Interests and (y) any Unconsolidated Entity.
          “Judgment Currency” shall have the meaning provided in Section 13.20.

          “Judgment Currency Conversion Date” shall mean the meaning provided in Section 13.20.
          “Land held for Development” shall mean any unimproved Real Estate Asset which is not Land under Development.
          “Land under Development” shall mean any Real Estate Asset for which the Borrower or any of its Consolidated Entities or Unconsolidated Entities is actively pursuing construction of one or more buildings, structures or other improvements and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to such Person’s ordinary course of business, provided that any such Real Estate Asset (or, if applicable, any building, structure or other improvement comprising a portion of any such Real Estate Asset) will no longer be considered Land under Development when (i) a certificate of occupancy has been issued for such Real Estate Asset (or building, structure or other improvement thereon) or such Real Estate Asset (or building, structure or other improvement thereon) may otherwise be lawfully occupied for its intended use and (ii) (A) in the case of an office, industrial or flex building, such Real Estate Asset is more than 85% leased in the aggregate (based on square footage) and such Person is receiving rental payments from tenants leasing more than 85% of such Real Estate Asset (based on square footage), (B) in the case of a retail building, such Real Estate Asset is more than 85% leased in the aggregate (based on square footage) and has had a certificate of occupancy for at least 18 months, (C) in the case of a hotel, such Real Estate Asset has had a certificate of occupancy for at least 18 months and is receiving guests in the ordinary course of business, and (D) in the case of each unit of a residential condominium, such residential condominium unit is sold. Notwithstanding the foregoing, tenant improvements (where available) to previously constructed and/or leased Real Estate Assets shall not be considered Land under Development. Notwithstanding the foregoing, a Real Estate Asset whose improvements are being restored following a Casualty or Taking shall not constitute Land Under Development.
          “L/C Supportable Obligations” shall mean (i) obligations of Trizec or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Trizec or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.
          “Lease-Up Condition” shall have the meaning provided in Section 8.13(d).
          “Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
          “Lender” shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to Sections 1.15, 1.16 or 13.04(b).
          “Lender Default” shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the

Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2.04, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Lender) of such Lender by any regulatory authority or agency.
          “Letter of Credit” shall have the meaning provided in Section 2.01(a).
          “Letter of Credit Fee” shall have the meaning provided in Section 3.01(b).
          “Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.
          “Letter of Credit Request” shall have the meaning provided in Section 2.03(a).
          “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
          “Loan” shall mean each Revolving Loan, Competitive Bid Loan and Swingline Loan.
          “Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
          “Mandatory Borrowing” shall have the meaning provided in Section 1.01(c).
          “Margin Stock” shall have the meaning provided in Regulation U.
          “Material Adverse Effect” shall mean (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Trizec and its Subsidiaries taken as a whole, or (ii) any material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Lenders or the Administrative Agent hereunder or under the other Credit Documents.
          “Maturity Date” shall mean October 31, 2008, as such date may be extended pursuant to Section 1.17.
          “Maximum Competitive Bid Loan Amount” at any time shall mean an amount equal to 50% of the Total Revolving Loan Commitment then in effect.

          “Maximum Swingline Amount” shall mean the lesser of (i) $75,000,000 and (ii) the Total Commitment then in effect.
          “Metropolitan Statistical Area” shall mean the United States statistical area as determined by Regional Economic Information Systems and based on total commercial real estate (office, retail and warehouse) square footage). As of the Effective Date, the top 10 Metropolitan Statistical Areas in order of ranking are: (1) Los Angeles, California; (2) Chicago, Illinois; (3) Dallas, Texas; (4) New York City, New York; (5) Washington, D.C.; (6) Atlanta, Georgia; (7) Houston, Texas; (8) Philadelphia, Pennsylvania; (9) Detroit, Michigan; and (10) Cleveland, Ohio.
          “Minimum Borrowing Amount” shall mean (i) in the case of Revolving Loans maintained as Base Rate Loans, $1,000,000, (ii) in the case of Revolving Loans maintained as Eurodollar Rate Loans, $1,000,000, (iii) in the case of Competitive Bid Loans, $25,000,000, and (iv) in the case of Swingline Loans, $500,000.
          “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
          “Moody’s Credit Rating” shall mean the publicly announced Credit Rating assigned by Moody’s as in effect from time to time.
          “Mortgage Interests” shall mean a mortgage (or similar instrument) encumbering a Real Estate Asset (including, without limitation, a pledge of Equity Interests in a direct or indirect owner of a Real Estate Asset as security for a mezzanine finance transaction) and securing indebtedness that is owed to Trizec or any of its Consolidated Entities, including certificates of interests in real estate mortgage investment conduits.
          “Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
          “Multiple Voting Shares” shall mean the Multiple Voting Shares as defined in the Articles of Incorporation of Trizec Canada dated January 29, 2002, as amended by the Certificate of Amendment dated March 11, 2002.
          “Munk Family” shall mean Peter Munk, his spouse, any of his issue and the spouses of any of them, his or their respective legal representatives, any corporation of which all the voting shares are beneficially owned, directly or indirectly, by any one or more of the foregoing persons and any trust the only beneficiaries of which are any one or more of the foregoing persons.
          “NAIC” shall mean the National Association of Insurance Commissioners.
          “Net Operating Income” shall mean, for any period and with respect to the Borrowing Base Properties, an amount equal to (i) the aggregate rental and other income (excluding any interest or other payments on or with respect to any Trizec QEAA Loan) from the operation of all Borrowing Base Properties during such period; minus (ii) all expenses and other proper charges incurred in connection with the operation of such Borrowing Base Properties (including, without limitation, real estate taxes, management fees, bad debt expenses and rent under ground leases, other than a ground lease from an Accommodation Party to a Trizec QEAA Lessee) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization, and other non-cash expenses for such period (except that, solely for purposes of Notices of Borrowing, Notices of Competitive Bid Borrowing and Section 9.14, any adjustments for so-called “straight-line rental accounting” shall be excluded from rental income).
          “Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
          “Note” shall mean each Revolving Loan Note, Competitive Bid Note and Swingline Loan Note.
          “Notice of Borrowing” shall have the meaning provided in Section 1.03(a).
          “Notice of Competitive Bid Borrowing” shall have the meaning provided in Section 1.04(a).
          “Notice of Conversion/Continuation” shall have the meaning provided in Section 1.07.
          “Notice Office” shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: Real Estate Loan Operation, Telecopier Numbers: (201) 593-2308/2309/2310, Telephone Numbers: (201) 593-2165/2163/2170, or such other office in the continental United States or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
          “Obligation Currency” shall have the meaning provided in Section 13.20.
          “Obligations” shall mean all amounts owing to the Administrative Agent, any Lender or any Issuing Lender pursuant to the terms of this Agreement or any other Credit Document.
          “Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
          “Original Lenders” shall mean those lenders party to the Existing Credit Agreement.
          “Participant” shall have the meaning provided in Section 2.04(a).
          “Payment Office” shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: Real Estate Loan

Operations, or such other office in the continental United States as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
          “Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.
          “Permitted Encumbrances” shall have the meaning provided in Section 9.01.
          “Permitted Holders” shall mean (x) Trizec Canada (and/or one or more Wholly Owned Subsidiaries of Trizec Canada) so long as the Trizec Canada Control Requirements are satisfied, (y) Peter Munk (and/or one or more Wholly Owned Subsidiaries of Peter Munk) and (z) in the case of clause (i)(A) of the definition of Change of Control only, Trizec Canada (and/or one or more Wholly Owned Subsidiaries of Trizec Canada) so long as Peter Munk (and/or one or more Wholly Owned Subsidiaries of Peter Munk) has (and does not fail to exercise) the power to elect a majority of the directors of Trizec Canada.
          “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
          “Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) any member of the ERISA Group, and each such plan for the five-year period immediately following the latest date on which the member of the ERISA Group maintained, contributed to or had an obligation to contribute to such plan.
          “Preferred Stock” as applied to the capital stock of any Person, shall mean capital stock of such Person (other than common stock of such Person and, in the case of Trizec, Special Voting Stock) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.
          “Pricing Period” shall mean each period which shall commence on the date upon which the respective officer’s certificate is delivered pursuant to Section 8.01(e) (together with the related financial statements pursuant to Section 8.01(a)(A) or (b)(A), as the case may be) and which shall end on the date of actual delivery of the next officer’s certificates pursuant to Section 8.01(e) (and related financial statements) or the latest date on which such next officer’s certificate (and related financial statements) is required to be so delivered; it being understood that the first Pricing Period commenced with the delivery of Trizec’s financial statements (and related officer’s certificate) in respect of its fiscal year ending on December 31, 2004.

          “Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.
          “Projections” shall mean the projections contained in the Lender Information Package, dated September, 2005, which were prepared by or on behalf of the Borrower in connection with this Agreement and delivered to the Administrative Agent and the Lenders prior to the Effective Date.
          “Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.
          “Qualified 1031 Exchange Intermediary” means the Chicago Deferred Exchange Corporation or another recognized commercial provider of Section 1031 like-kind exchange services.
          “Quarterly Payment Date” shall mean the last day of each March, June, September, and December commencing December 31, 2005.
          “Rating Agency” shall mean each of Fitch, Moody’s and S&P.
          “RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.
          “Real Estate Assets” of any Person shall mean all assets of such Person constituting Real Property.
          “Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds and tenancies in common; provided, however, that solely for the purpose of the definitions of Consolidated Total Asset Value and Costs, Real Property shall include all the right, title and interest of such Person as lessee, licensee, property manager or leasing agent under leases or licenses of, or management or leasing agreements for, land, improvements and/or fixtures.
          “Recourse” shall mean, with respect to any Person, any Indebtedness or other obligation or liability of any other Person all or a portion of which is guaranteed by, or for which a recourse claim may be made against, such first Person (whether by contract, the ownership of Equity Interests, by operation of law or otherwise); provided, however, that personal recourse of such first Person under any Secured Indebtedness of another Person for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of Real Estate Assets shall not, by itself, cause such Indebtedness to be characterized as Recourse to such first Person except to the extent that a claim is made against such first Person as a result of any of the foregoing items described above in this proviso.
          “Register” shall have the meaning provided in Section 13.15.
          “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
          “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
          “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
          “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof
          “Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.
          “Release Date” shall mean each date on which a Borrowing Base Property is removed from the Borrowing Base pursuant to Section 8.13(b).
          “Replaced Lender” shall have the meaning provided in Section 1.15.
          “Replacement Lender” shall have the meaning provided in Section 1.15.
          “Reportable Event” shall mean any event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.
          “Required Lenders” shall mean Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Loans and Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represents an amount greater than 50% of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Loans of all Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).
          “Restricted Holding” shall have the meaning provided in Section 9.06.
          “Restricted Property” shall have the meaning provided in Section 9.01.

          “Revenue Procedure” shall mean Revenue Procedure 2000-37, 2000-2 CB 308 (September 15, 2000) issued by the U.S. Department of the Treasury and the Internal Revenue Service, as the same may be amended, modified, supplemented or replaced from time to time.
          “Revolving Loan” shall have the meaning provided in Section 1.01(a).
          “Revolving Loan Commitment” shall mean, for each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as the same may be (a) reduced from time to time pursuant to Sections 3.02, 3.03 or 10, (b) increased from time to time pursuant to Section 1.16 or (c) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.15 or 13.04(b).
          “Revolving Loan Commitment Commission” shall have the meaning provided in Section 3.01(a).
          “Revolving Loan Facility Fee” shall have the meaning provided in Section 3.01(a)(ii).
          “Revolving Loan Note” shall have the meaning provided in Section 1.06(a).
          “S&P” shall mean Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
          “S&P Credit Rating” shall mean the publicly announced Credit Rating assigned by S&P as in effect from time to time.
          “SEC” shall have the meaning provided in Section 8.01(g).
          “Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).
          “Section 9.14 Default” shall have the meaning provided in Section 4.02(b)(i).
          “Secured Consolidated Total Indebtedness” of any Person at any time shall mean the sum of, without duplication, (i) the Consolidated Total Indebtedness of such Person at such time which is secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on Property of such Person or its Subsidiaries or Unconsolidated Entities, (ii) all other Consolidated Total Indebtedness of such Person which has been incurred by a Subsidiary of such Person which is not a Credit Party or by an Unconsolidated Entity of such Person (but excluding that portion of such Indebtedness, if any, for which there is Recourse to a Credit Party), and (iii) the amount of all cash and the fair market value of all other Property (as reasonably determined by the relevant Credit Party) subject to a Lien described in Section 9.01(f).
          “Secured Indebtedness” of any Person shall mean any Indebtedness of such Person that is secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on Property of such Person.

          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Senior Financial Officer” of any Person shall mean the chief financial officer or treasurer of such Person or its general partner or managing member, as the case may be.
          “SPC” shall have the meaning provided in Section 13.04(b).
          “Special Voting Stock” shall mean the Special Voting Stock as defined in the Fourth Amended and Restated Certificate of Incorporation of Trizec dated February 8, 2002.
          “Specified Default” shall mean any Default under Section 10.01 or 10.05.
          “Spread” shall mean a percentage per annum in excess of, or less than, the Eurodollar Rate.
          “Spread Competitive Bid Borrowing” shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested the Bidder Lenders to make Competitive Bid Loans at a Spread over or under the Eurodollar Rate.
          “Start Date” shall mean, with respect to any Pricing Period, the first day of such Pricing Period.
          “Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).
          “Subordination Agreement” shall have the meaning specified in Section 5.10.
          “Subsidiaries Guaranty” shall have the meaning provided in Section 5.07.
          “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, and (iii) to the extent not otherwise included in preceding clauses (i) and (ii), any Consolidated Entity of such Person.
          “Subsidiary Guarantor” shall mean (i) each Borrowing Base Property Owner (or, in the case of any Borrowing Base Property which is owned or leased by a Trizec JV which is not a Subsidiary Guarantor, each Wholly-Owned Subsidiary of Trizec which most directly owns an Equity Interest therein or, in the case of any TIC Borrowing Base Property, each Borrowing Base Property TIC Owner in which the Borrower has a direct or indirect interest (or, in the case of any Borrowing Base Property TIC Owner which is a Trizec JV which is not a Subsidiary Guarantor, each Wholly-Owned Subsidiary of Trizec which most directly owns an Equity

Interest therein)), (ii) TRE, (iii) each direct Subsidiary of the Borrower which is described in Section 8.13(f) and (iv) with respect to each Real Estate Assets which is required to satisfy the 1031 Exchange Conditions to be a Borrowing Base Property, the applicable Trizec QEAA Party and Trizec QEAA Lessee.
          “Substantial Acquisition” shall mean the acquisition by the Borrower, a Subsidiary of the Borrower or an Accommodation Party of one or more Real Estate Assets or the Equity Interests of the Person(s) which directly or indirectly own such Real Estate Asset(s), in each case having a total Cost to the Borrower and/or a Wholly-Owned Subsidiary of the Borrower of greater than $500,000,000.
          “Swingline Expiry Date” shall mean the date falling seven Business Days prior to the Maturity Date.
          “Swingline Lender” shall mean DBTCA.
          “Swingline Loan” shall have the meaning provided in Section 1.01(b).
          “Swingline Loan Note” shall have the meaning provided in Section 1.06(a).
          “Tax Benefit” shall have the meaning provided in Section 4.04(a).
          “Taxes” shall have the meaning provided in Section 4.04(a).
          “Test Date” shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Trizec ended immediately prior to such Start Date.
          “Test Period” shall mean, for any Person, each period of four consecutive completed fiscal quarters of such Person (in each case taken as one accounting period); provided, however, for purposes of calculating Net Operating Income only insofar as Net Operating Income is used to compute Borrowing Base Property NOI, such Test Period instead shall be the most recently ended two completed fiscal quarters of such Person.
          “TIC Borrowing Base Property” shall mean each Borrowing Base Property that is owned or ground leased by tenants in common.
          “Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders.
          “Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.
          “Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment at such time less (y) the sum of the aggregate principal amount of all Revolving Loans, Swingline Loans and Competitive Bid Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

          “Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two (2) separate Tranches on the Effective Date, i.e., the Revolving Loans and the Swingline Loans.
          “TRE” shall mean Trizec R&E Holdings, LLC, a Delaware limited liability company.
          “Trizec” shall mean Trizec Properties, Inc., a Delaware corporation.
          “Trizec Canada” shall mean Trizec Canada Inc., a publicly-traded Ontario corporation.
          “Trizec Canada Control Requirements” shall mean: (i)(x) one or more members of the Munk Family has (and does not fail to exercise) the power to elect a majority of the directors of Trizec Canada solely through the ownership of Multiple Voting Shares, or (y) no Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date) (A) shall have beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada (provided that the beneficial ownership by any Person or “group” of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada on or prior to the date on which one or more members of the Munk Family ceases to have (or fails to exercise) the power to elect a majority of the directors of Trizec Canada shall be permitted under this clause (i)(y)(A) so long as such Person or “group” (x) does not acquire any beneficial ownership of any additional voting and/or economic interest in the capital stock of Trizec Canada and (y) reduces such beneficial ownership to less than 25% (30% in the case of the Canada Pension Plan Investment Board (“CPPIB”) on a fully diluted basis, in each case within 60 days following such date; and provided further, that beneficial ownership of up to 30% on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada by CPPIB shall be permitted under this clause (i)(y)(A), although any subsequent transfer, sale or other disposition by CPPIB of all or any portion of the shares of capital stock of Trizec Canada shall be subject to the provisions of this clause (i)(y)(A) determined without regard to this proviso) or (B) shall have obtained the power (whether or not exercised) to elect a majority of the directors of Trizec Canada, and (ii) the Board of Directors of Trizec Canada continues to consist of a majority of Continuing Trizec Canada Directors.
          “Trizec Guaranty” shall mean the guaranty of Trizec pursuant to Section 14.
          “Trizec JV” shall mean each Borrowing Base Property Owner in which a Subsidiary of Trizec owns an Equity Interest, but which is not directly or indirectly wholly owned by Trizec.
          “Trizec QEAA Lessee” shall have the meaning provided in the definition of “1031 Exchange Conditions.”
          “Trizec QEAA Loan” shall have the meaning provided in the definition of “1031 Exchange Conditions”.

          “Trizec QEAA Party” shall have the meaning provided in the definition of “1031 Exchange Conditions.”
          “Type” shall mean the type of Loan (other than a Competitive Bid Loan) determined with regard to the interest option applicable thereto i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.
          “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
          “Unconsolidated Allocation Percentage” shall mean, for any Person, with respect to such Person’s Unconsolidated Entities the percentage ownership interest of such Person in such Unconsolidated Entity.
          “Unconsolidated Entity” shall mean, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.
          “Unencumbered” shall mean, with respect to any Property, that such Property is not subject to any Lien or other restrictions of the type described in the introductory paragraph to Section 9.01 other than a Permitted Encumbrance.
          “Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
          “United States” and “U.S.” shall each mean the United States of America.
          “Unpaid Drawing” shall have the meaning provided in Section 2.05(a).
          “Unrestricted Cash and Cash Equivalents” of any Person shall at any time shall mean the sum of (a) the aggregate amount of all unrestricted cash then actually held by such Person or any of its Subsidiaries (excluding without limitation until forfeited to, or otherwise entitled to be retained by, such Person or any of its Subsidiaries, tenant security and other restricted deposits) and (b) the aggregate amount of all unrestricted Cash Equivalents (valued at fair market value) then held by such Person or any of its Subsidiaries. As used in this definition, “unrestricted” shall mean the specified asset is not subject to any Liens in favor of any Person.
          “Unsecured Consolidated Total Indebtedness” of any Person at any time shall mean the aggregate amount of all Consolidated Total Indebtedness of such Person at such time (including, without limitation, all outstanding Obligations and all Unsecured Indebtedness in the form of payment guaranties of Secured Indebtedness) that is not Secured Consolidated Total Indebtedness; provided, however, that solely for the purpose of calculating the Borrowing Base Amount, Unsecured Consolidated Total Indebtedness of Trizec shall not include up to

$100,000,000 of Unsecured Indebtedness incurred at any time by Trizec (but not any other Credit Party) under payment guaranties by it of the Secured Consolidated Total Indebtedness of its Subsidiaries for borrowed money.
          “Unsecured Indebtedness” of any Person shall mean any Indebtedness of such Person that is not secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on any Property of such Person.
          “Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, an amount equal to the remainder of (x) such Lender’s Revolving Loan Commitment at such time, less (y) the sum of the aggregate principal amount of all Revolving Loans of such Lender then outstanding and such Lender’s Percentage of all Letter of Credit Outstandings at such time.
          “Utilization Percentage” shall mean, at any time, the ratio (expressed as a percentage) of (a) the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time and (ii) the aggregate amount of all Letter of Credit Outstandings at such time to (b) the Total Commitment at such time.
          “Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors’ qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time. For purposes of this definition, the Borrower shall be deemed to be a Wholly-Owned Subsidiary of Trizec as long as the requirements of Section 8.04(b) continue to be satisfied with respect to the Borrower.
          SECTION 12. The Administrative Agent.
          12.01 Appointment. The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.
          12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to the Lenders for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.
          12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties and their respective Subsidiaries in connection with the making and the continuance of the Loans, the issuance of and participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and their respective Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties or any of their respective Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Credit Parties or any of their respective Subsidiaries or the existence or possible existence of any Default or Event of Default.
          12.04 Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Required Lenders at any time. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.
          12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other

Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for any of the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.
          12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective “percentages” as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Required Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, advisory, trust or other business with any Credit Party or any Affiliate of a Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
          12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
          12.09 Resignation by the Administrative Agent; Removal of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder which shall be a commercial bank or trust company reasonably acceptable to the Borrower.
          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent which shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (e) Upon resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.
          (f) In addition, the Required Lenders shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the Borrower in the event that the Administrative Agent has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement.
          SECTION 13. Miscellaneous.
          13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (A) the Administrative Agent and its affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any addition of a Real Estate Asset to, or removal of a Borrowing Base Property from, the Borrowing Base, and any amendment, waiver or consent relating to this Agreement, the other Credit Documents or the documents and instruments referred to herein and therein, (B) the Administrative Agent and its affiliates in connection with their syndication efforts (including, without limitation, printing, distribution and meetings) with respect to this Agreement and (C) the Administrative Agent and its affiliates and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “workout” or pursuant to any insolvency or bankruptcy proceedings (including, in each case in respect of preceding clauses (A), (B) and (C) without limitation, (x) the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and its affiliates (it being understood that, for purposes of this clause (i), the Administrative Agent and its affiliates shall be entitled to be reimbursed for one primary counsel and, to the extent that the Administrative Agent in its good faith reasonable discretion determines that additional counsel is necessary or advisable, for one or additional local or foreign counsel in each jurisdiction in which the Administrative Agent has made such a determination) and (y) after the occurrence of an Event of Default, also the reasonable fees and disbursements of only one counsel for the other Lenders as a group); (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective affiliates officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface, water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated, directly or indirectly, by any of the Credit Parties or any of their respective Subsidiaries or any other Person which is a Borrowing Base Property Owner, the generation, storage, transportation, handling or disposal of Hazardous Materials by any of the Credit Parties or any of their respective Subsidiaries at any location, whether or not owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries, the non-compliance of any Real Property, directly or indirectly, at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries or any other Person which is a Borrowing Base Property Owner, with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against any of the Credit Parties, any of their respective Subsidiaries or any other Person which is a Borrowing Base Property Owner, or any Real Property at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries or any other Person which is a Borrowing Base Property Owner, including, in each case, without limitation, the reasonable fees and disbursements of counsel and oth er consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In addition, the foregoing indemnification in favor of any director, officer, employee, representative or agent of the Administrative Agent or any Lender shall be solely in their respective capacities as such director, officer, employee, representative or agent. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lender or any other indemnified person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
          13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
          13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier and, in the case of any confirmation by the Administrative Agent contemplated by Section 8.13(a), email) and mailed, telexed, telecopied or delivered: if to any Credit Party, at the address specified opposite such Credit Party’s signature below or as provided in the Subsidiaries Guaranty, as the case may be; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to the Borrower, any other Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telexed or telecopied, or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.
          13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Credit Parties may not assign or transfer any of their respective rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders (and any attempted such assignment or transfer without such consent shall be null and void) and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower if formed of any of their respective rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.
          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstandings obligations hereunder) to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders (provided that, in the case of an assignment pursuant to this clause (y) at a time when no Specified Default or Event of Default exists, to the extent that the assignor Lender is to retain a Commitment after giving effect to such assignment, such Commitment shall be in an amount equal to at least $1,000,000), of such Commitment or Commitments and/or outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon the surrender of the Note or Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the

Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.06 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, (iii) the written consent of the Administrative Agent and, unless a Default or an Event of Default then exists, the Borrower (each of which consents shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (v) promptly after such assignment, the Borrower shall have received from the Administrative Agent notice of any such assignment and of the identity, nationality and applicable lending office of any such Eligible Transferee that is not a United States person (as defined in Section 7701(a)(30) of the Code), together with the copy of the Assignment and Assumption Agreement relating thereto and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.15 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.11 or 4.04 in excess of those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which are not in excess of those being charged by the respective assigning Lender prior to such assignment and any subsequent increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (“SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) such Granting Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement, (iv) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, (v) nothing herein shall constitute a commitment by any SPC to make any Loan and (vi) if an SPC elects not to exercise such option or otherwise fails to provide all or any of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.04(b), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Agent and, unless a Default or an Event of Default exists, the Borrower (which consent shall not be unreasonably withheld or delayed)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis consistent with the restrictions set forth in Section 13.16 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.
          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise, except as a result of Sections 1.15 or 13.04), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made (i) to the various Tranches hereunder and (ii) to Non-Defaulting Lenders as opposed to Defaulting Lenders.
          13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders and except, in the case of interim financial statements, for normal year-end adjustments); provided that except as otherwise specifically provided herein, all computations determining the Borrower’s compliance with Section 9 and the definition of Applicable Margin and all other defined financial terms relating to the Borrower shall utilize accounting principles and policies in the United States in conformity with those used to prepare the historical financial statements described in Section 7.05(a); and provided further, that the financial covenants set forth in Sections 8.11 and 9.10-9.14 shall assume that Trizec owns 100% of the Equity Interests in the Borrower.
          (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day, except in the case of Letters of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest or Fees are payable; provided that all computations of interest on Base Rate Loans determined by reference to the Prime Lending Rate shall be based on the actual number of days elapsed over a year of 365 days (or 366 days, as the case maybe).

          13.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE PARTIES ACKNOWLEDGE THAT NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE UNDERLYING TRANSACTIONS RELATED TO THIS AGREEMENT AND TO THE PARTIES INVOLVED.
          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION INCLUDING IN ANY STATE IN WHICH ANY BORROWING BASE PROPERTY IS SITUATED.
          (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
          13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which (i) the Borrower, Trizec, the Administrative Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Administrative Agent and the Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent shall give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.
          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly modified in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate or interest or Fees for the purposes of this clause (i)), (ii) release of

Trizec or all or substantially all of the Subsidiary Guarantors from their respective obligations under the Guaranty to which it is (or they are) a party (except, in each case, as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Effective Date), (iv) amend the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loans are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower or Trizec of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) amend, modify or waive any condition precedent set forth in Section 6 with respect to the making of Revolving Loans, Swingline Loans, Competitive Bid Loans or the issuance of Letters of Credit, without the written consent of the Majority Lenders holding Revolving Loan Commitments, (2) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (5) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (6) without the consent of the Majority Lenders of the respective Tranche effected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date).
          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.15 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay all outstanding Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).
          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.11, 1.12, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Sections 1.11, 1.12, 2.06 or 4.04 in excess of those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).
          13.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to this Agreement shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and any related Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15, provided that the Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent that same resulted from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          13.16 Confidentiality. Each Lender agrees that it will (x) use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its affiliates and to its or its affiliates’ respective employees, officers, auditors, examiners, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any non-public information with respect to any of the Credit Parties or any of their respective Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document by the Borrower or Trizec and (y) use any such non-public information (A) for purposes relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby or thereby (including, without limitation, in connection with (i) the evaluation, administration, monitoring or enforcement of any of the Credit Documents or the Obligations or (ii) satisfying or cooperating in any Person’s regulatory or other compliance requirements) or (B) in connection with other services at the request or for the benefit of Trizec, the Borrower and their respective Subsidiaries, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or any other Lender and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee shall be subject to the provisions of this Section 13.16.
          13.17 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.11, 1.12, 2.06 or 4.04, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 180 days after the later of (x) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Sections 1.11, 1.12, 2.06 or 4.04, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Sections 1.11, 1.12, 2.06, or 4.04, as the case may be; provided, however, that if the circumstances giving rise to such claims have a retroactive effect, such 180-day period shall be extended to include the period of such retroactive effect. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.11, 1.12, 2.06 or 4.04.
          13.18 No Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          13.19 Waiver of Sovereign Immunity. To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, such Credit Party hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
          13.20 Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent in good faith or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
          (c) For purposes of determining any rate of exchange for this Section 13.20, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
          13.21 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Borrower, the Administrative Agent and the Lenders hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Administrative Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 13.21 shall control every other provision of this Agreement and all agreements among the Borrower, the Administrative Agent and the Lenders.
          13.22 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it may be required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and their respective Subsidiaries, which information includes the name and address of such Persons and other information that will allow such Lender to identify such Persons in accordance with the Act, and the Borrower and Trizec agree to provide such information from time to time to any Lender.
          SECTION 14. Trizec Guaranty.
          14.01 Guaranty. In order to induce the Administrative Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and in recognition of the direct benefits to be received by Trizec from the proceeds of the Loans, the issuance of the Letters of Credit, Trizec hereby agrees with the Guaranteed Creditors as follows: Trizec hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Trizec, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Trizec agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Trizec, notwithstanding any revocation of this Trizec Guaranty or other instrument evidencing any liability of the Borrower, and Trizec shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
          14.02 Bankruptcy. Additionally, Trizec unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.
          14.03 Nature of Liability. The liability of Trizec hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other guarantor or by any other party, and the liability of Trizec hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Trizec waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.
          14.04 Independent Obligation. The obligations of Trizec hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Trizec whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Trizec waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Trizec.
          14.05 Authorization. Trizec authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
    (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed

Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Trizec Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
    (ii) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;
    (iii) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;
    (iv) release or substitute any of the Borrower or other Credit Parties or one or more endorsers, guarantors or other obligors;
    (v) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;
    (vi) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;
    (vii) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or
    (viii) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Trizec from its liabilities under this Trizec Guaranty.
          14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Trizec or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
          14.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Trizec is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Trizec shall be collected, enforced and received by Trizec for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations to the

Guaranteed Creditors, but without affecting or impairing in any manner the liability of Trizec under the other provisions of this Trizec Guaranty. Prior to the transfer by Trizec of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Trizec, Trizec shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Trizec hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Trizec Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
          14.08 Waiver. (a) Trizec waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Trizec waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, Trizec, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Trizec hereunder except to the extent the Guaranteed Obligations have been paid. Trizec waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Trizec against the Borrower or any other party or any security.
          (b) Trizec waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Trizec Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Trizec assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Trizec assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Trizec of information known to them regarding such circumstances or risks.
          14.09 Payments. All payments made by Trizec pursuant to this Section 14 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.
          14.10 Maximum Liability. It is the desire and intent of Trizec and the Guaranteed Creditors that this Trizec Guaranty shall be enforced against Trizec to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Trizec under this Trizec Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Trizec’s obligations under this Trizec Guaranty shall be deemed to be reduced and Trizec shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.
*   *   *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.
Address:

Trizec Holdings Operating LLC	TRIZEC HOLDINGS OPERATING LLC
10 S. Riverside Plaza, Suite 1100
Chicago, IL 60606		By: Trizec Properties, Inc., its sole managing member
Phone: 312-798-6086
Fax: (866) 728-6454	By:	/s/ Michael C. Colleran

Attention: Patrick Aldrich		Title: Executive Vice President

TRIZEC PROPERTIES, INC.

	By:	/s/ Michael C. Colleran

Title: Executive Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually and as Administrative Agent

	By:	/s/ James Rolison

Title: Director

	By:	/s/ George R. Reynolds

Title: Vice President

BANK OF AMERICA, N.A.

	By:	/s/ Michael W. Edwards

Title: Senior Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

	By:	/s/ R. H. Boese

Title: Managing Director

BANK OF MONTREAL

	By:	/s/ Aaron Lanski

Title: Vice President

JPMORGAN CHASE BANK

	By:	/s/ Marc E. Costantino

Title: Vice President

ING REAL ESTATE FINANCE (USA) LLC

By:	/s/ Michael E. Shields

Title: Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Mark Neibch

Title: Senior Vice President

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Christian Berry

Title: Vice President

By:	/s/ James Brett

Title: Assistant Treasurer

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ Anthony Merolla

Title: Vice President

By:	/s/ Byung Lee

Title: Director

LASALLE BANK NATIONAL ASSOCIATION

By:	A. Brad Feine

Title: Assistant Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis

Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Rex E. Rudy

Title: Managing Director

CHARTER ONE BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Kauffman

Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Dennis Owen Gallagher

Title: Senior Vice President

THE BANK OF NEW YORK

By:	/s/ Rich Laudisi

Title: Vice President

MIDFIRST BANK, A FEDERALLY CHARTERED SAVINGS ASSOCIATION

By:	/s/ Todd G. Wright

Title: Vice President

SOVEREIGN BANK

By:	/s/ T. Gregory Donohue

Title: Senior Vice President

ALLIED IRISH BANK, P.L.C.

By:	/s/ Kathryn E. Murdoch

Title: Vice President

By:	/s/ Douglas S. Marron

Title: Vice President

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge

Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Lawrence Andow

Title: Vice President

COMERICA BANK

By:	/s/ James Graycheck

Title: Assistant Vice President

FIRST HORIZON BANK, A DIVISION OF FIRST TENNESSEE

By:	/s/ J. Jordan O’Neill, III

Title: Senior Vice President

ERSTE BANK, NEW YORK BRANCH

By:	/s/ Gregory T. Aptman

Title: Vice President

By:	/s/ Bryan Lynch

Title: First Vice President

PEOPLES BANK

By:	/s/ Steven Jonassen

Title: Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Robert W. Wiarda

Title: Vice President

SCHEDULE I
COMMITMENTS

Revolving Loan
Lender	Commitment
Deutsche Bank Trust Company Americas	$45,000,000.00
Bank of America, N.A.	$45,000,000.00
The Bank of Nova Scotia, New York Agency	$35,000,000.00
Bank of Montreal	$40,000,000.00
JPMorgan Chase Bank	$35,000,000.00
ING Real Estate Finance (USA) LLC	$40,000,000.00
Wells Fargo Bank, N.A.	$35,000,000.00
Commerzbank AG New York and Grand Cayman Branches	$35,000,000.00
EuroHypo AG, New York Branch	$40,000,000.00
LaSalle Bank National Association	$40,000,000.00
US Bank National Association	$35,000,000.00
Wachovia Bank, National Association	$40,000,000.00
Charter One Bank, National Association	$30,000,000.00
PNC Bank, National Association	$33,000,000.00
The Bank of New York	$22,000,000.00
MidFirst Bank, a Federally Chartered Savings Association	$22,000,000.00
Sovereign Bank	$28,000,000.00
Allied Irish Bank, p.l.c.	$28,000,000.00
Morgan Stanley Bank	$22,000,000.00
Union Bank of California, N.A.	$25,000,000.00
Comerica Bank	$20,000,000.00
First Horizon Bank, a division of First Tennessee	$12,000,000.00
Erste Bank, New York Branch	$15,000,000.00
Peoples Bank	$18,000,000.00
The Northern Trust Company	$10,000,000.00

Total	$750,000,000.00

SCHEDULE II
LENDER ADDRESSES AND APPLICABLE LENDING OFFICES
[Intentionally Omitted]

SCHEDULE III
INITIAL BORROWING BASE PROPERTIES
1.	Bank of America Plaza (Charlotte, North Carolina)*

2.	Sunrise Tech Park (Reston, Virginia)

3.	500 Jefferson (Houston, Texas)*

4.	601 Figueroa leasehold interest (Los Angeles, California)*

5.	First Citizens Plaza (Charlotte, North Carolina)*

6.	Palisades (Atlanta, Georgia)

7.	Northstar Center (Minneapolis, Minnesota)*

8.	1250 23rd Street (Washington, D.C.)*

9.	1065 Avenue of the Americas (New York, New York)*

10.	Galleria Towers One, Two and Three (Dallas, Texas)*

11.	Franklin Street Center Garage (Chicago, Illinois)*

12.	1225 Connecticut Avenue (Washington, D.C.)*

13.	Newport Tower (Jersey City, New Jersey)*

14.	1200 K Street (Washington, D.C.)*

*	Property is located in a central business district.

SCHEDULE 2.01(c)
LETTERS OF CREDIT

							Type of
	Letter of			Stated	Issuance		Letter of
Issuing Lender	Credit No.	Account Party	Beneficiary	Amount	Date	Expiry Date	Credit
Deutsche Bank Trust Company Americas	S-15856	Trizec Properties, Inc.	ZURICH AMERICAN INSURANCE CO.	$265,000.00	6/4/04	12/1/06	Standby

Deutsche Bank Trust Company Americas	S-15857	Trizec Properties, Inc.	ZURICH AMERICAN INSURANCE CO.	$740,000.00	6/4/04	12/1/06	Standby

Deutsche Bank Trust Company Americas	S-16526	Trizec Properties, Inc.	TRAVELERS INDEMNITY COMPANY	$700,000.00	5/2/05	5/2/06	Standby

SCHEDULE 7.10 PART A
SUBSIDIARIES; SUBSIDIARY GUARANTORS
[Intentionally Omitted]

SCHEDULE 7.10 PART B
LIST OF SUBSIDIARY GUARANTORS
1.	TrizecHahn 1225 Connecticut Avenue LLC, a Delaware limited liability company

2.	TrizecHahn 1065 LLC, a Delaware limited liability company

3.	TrizecHahn Franklin Center LLC, a Delaware limited liability company

4.	Trizec Realty, LLC, a California limited liability company

5.	University Town Center Associates, a California limited partnership

6.	EWH 1979 Development Company, L.P., a California limited partnership

7.	Park Meadows Mall, Ltd., a Colorado limited partnership

8.	TrizecHahn 1250 23rd Street NW LLC, a District of Columbia limited liability company

9.	T.H.S. Northstar Associates Limited Partnership, a Minnesota limited partnership

10.	TrizecHahn Newport LLC, a Delaware limited liability company

11.	TrizecHahn Watergate Office/Retail/Land LLC, a District of Columbia limited liability company

12.	Trizec Holdings, LLC, a Delaware limited liability company

13.	Trizec R&E Holdings, LLC, a Delaware limited liability company

14.	Newport Tower Urban Renewal Company, a New Jersey general partnership

SCHEDULE 7.22
Insurance
Property Insurance:

Term:	December 31, 2004 to December 31, 2005

Perils:	All risk of direct physical loss or damage including flood and earthquake; includes boiler and machinery (“accident”), and property in the course of construction; excludes terrorism (certified/non-certified).

Limits:	In the event of loss or damage insured under this policy, the Insurer shall be liable for its proportional share of $750,000,000 per occurrence excess of the policy deductibles as respects locations on file — subject to various customary sub-limits for such perils as earthquake, flood, boiler & machinery.

Deductibles:	All loss or damage arising out of any one occurrence (including loss or damage caused by an “accident” as described in the policy form) shall be adjusted as one loss and from the amount of such adjusted loss the following shall be deducted:

$100,000 per occurrence for all losses except for specifically listed deductibles for such perils as earthquake, flood, named windstorm, and business interruption.
General Liability:

Scope Of Coverage:	Third Party Liability for Bodily Injury and Property Damage arising from your Operations.

Term:	May 1, 2005 to May 1, 2006

Limits of Liability:	General Aggregate (Other Than Products/Completed Operations)	$20,000,000
	Products/Completed Operations Aggregate	$5,000,000
	Each Occurrence	$1,000,000
	Personal & Advertising Injury Liability	$1,000,000
	Damage to Premises Rented to You	$1,000,000
	Medical Expense — Any One Person	$10,000

	Employee Benefits Liability (Claims-Made)
	Each Employee Limit	$1,000,000
	Aggregate Limit	$2,000,000
	Retroactive Date	05/01/05

Deductible:	$250,000 Each Occurrence
	Employee Benefits Liability
	Per Occurrence $250,000

SCHEDULE 7.22
Insurance
Business Automobile (Includes Garagekeepers Legal Liability):

Term:	May 1, 2005 to May 1, 2006

Limits/Coverages:	Liability — (Combined Single Limit)	$1,000,000
	Personal Injury Protection (No Fault)	Basic Limit
	(All Owned Autos subject to No-Fault)
	Auto Medical Payments -	$5,000
	Uninsured/Underinsured Motorist	$1,000,000
Workers’ Compensation and Employers Liability Coverage

Term:	May 1, 2005 to May 1, 2006

Limits:	. Workers’ Compensation — Statutory
· Employer’s Liability:
BI by Accident $1,000,000 (Each Accident)
BI by Disease $1,000,000 (Policy Limit)
BI by Disease $1,000,000 (Each Employee)

Deductible:	$250,000 — Each Accident
Commercial Crime:

Term:	December 15, 2004 to December 15, 2005

Limits:	$10,000,000

Deductible:	$250,000

SCHEDULE 7.22
Insurance
Terrorism:

Term:	December 31, 2004 to December 31, 2005

(a) Certified-Acts
Limit:	$500,000,000 per occurrence

TRIA Deductible:	$50,000,000 covered by reinsurance - non-NBC only
Company Deductible:	$100,000

(b) Non-Certified Acts
Limit:	$200,000,000 per occurrence

Deductible:	$10,000,000
Umbrella and Excess Liability:

Term :	May 1, 2005 to May 1, 2006

Limit of Liability:	Each Occurrence	$150,000,000
	General Aggregate	$150,000,000
	Products / Completed Operations Aggregate	$150,000,000

Self-Insured Retentions:	Named Peril & Time Element/Pollution Liability	$1,000,000
	Other Not Subject to Underlying Limits	$10,000

EXHIBIT A
FORM OF NOTICE OF BORROWING
[Intentionally Omitted]

EXHIBIT B
FORM OF NOTICE OF COMPETITIVE BID BORROWING
[Intentionally Omitted]

EXHIBIT C-1
FORM OF REVOLVING LOAN NOTE

$	New York, New York _________ ___,___
     FOR VALUE RECEIVED, TRIZEC HOLDINGS OPERATING LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to                                          or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at 90 Hudson Street, Jersey City, New Jersey 07302, on the Maturity Date (as defined in the Credit Agreement) the principal sum of                                          DOLLARS ($___) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.09 of the Credit Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Credit Agreement.
     This Note is one of the Revolving Loan Notes referred to in the Amended and Restated Credit Agreement, dated as of October 31, 2005, among the Borrower, Trizec Properties, Inc., the lenders from time to time party thereto (including the Lender) and Deutsche Bank Trust Company Americas, as Administrative Agent (as may be further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement), which include the Subsidiaries Guaranty (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date (including any extension thereof), in whole or in part.
     In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit C-1

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

TRIZEC	HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its sole managing member

By:

Name:
Title:

EXHIBIT C-2
FORM OF SWINGLINE LOAN NOTE

$75,000,000.00	New York, New York ___ ___,___
     FOR VALUE RECEIVED, TRIZEC HOLDINGS OPERATING LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at 90 Hudson Street, Jersey City, New Jersey 07302, on the Swingline Expiry Date (as defined in the Credit Agreement) the principal sum of SEVENTY FIVE MILLION DOLLARS ($75,000,000.00) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.09 of the Credit Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Credit Agreement.
     This Note is the Swingline Loan Note referred to in the Amended and Restated Credit Agreement, dated as of October 31, 2005, among the Borrower, Trizec Properties, Inc., the lenders from time to time party thereto (including the Lender) and Deutsche Bank Trust Company Americas, as Administrative Agent (as may be further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement), which include the Subsidiaries Guaranty (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.
     In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit C-2

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

TRIZEC HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its sole managing member

By:

Name:
Title:

EXHIBIT D
FORM OF NOTICE OF CONVERSION/CONTINUATION
[Intentionally Omitted]

EXHIBIT E
FORM OF LETTER OF CREDIT REQUEST
[Intentionally Omitted]

EXHIBIT F
FORM OF SECTION 4.04(b)(ii) CERTIFICATE
[Intentionally Omitted]

EXHIBIT G
FORM OF OPINION OF DLA PIPER RUDNICK GRAY CARY US LLP, COUNSEL TO THE CREDIT PARTIES
[Intentionally Omitted]

EXHIBIT H
FORM OF OFFICERS’ CERTIFICATE 1
     I, the undersigned, [President / Vice President / Chief Financial Officer / Treasurer] of                                         , a                      organized and existing under the laws of                      (the “Company”), do hereby certify on behalf of the Company that:
     1. This Certificate is furnished pursuant to Section 5.03 of the Amended and Restated Credit Agreement, dated as October 31, 2005, among Trizec Holdings Operating LLC, as borrower, Trizec Properties, Inc., the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”) (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
     2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his or her name and has held such office since the time of any corporate action relating to the Credit Documents or related documentation. The signature written opposite the name and title of each such officer is his or her genuine signature.

Name[2]	Office	Signature

     3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [equivalent organizational document] of the Company, as filed in the Office of [the Secretary of State of the State of]                                          on                     , ___, together with all amendments thereto adopted through the date hereof.
     4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [equivalent organizational documents] of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since                     , ___.

[1]	Company to make appropriate modifications to this Certificate to reflect that the Company may be a partnership or a limited liability company and that its general partner or managing member, as the case may be, may be signing this Certificate on behalf of the Company.

[2]	Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

Exhibit H

     5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on                     , 200___[by unanimous written consent of the Board of [Directors] [Managers] of the Company] [by a meeting of the Board of [Directors] [Managers] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of [Directors] [Managers] of the Company which deal with the execution, delivery or performance of the Credit Documents.
     6. On the date hereof, the representations and warranties made by the Company in Credit Documents to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to any incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such specified date.
     7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or from the application of the proceeds thereof.
     8. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.
     9. Schedule I attached hereto accurately and completely sets forth the computations required to establish compliance with Section 9.14 of the Credit Agreement on the Effective Date.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this ___day of                     , 200_.

[NAME OF COMPANY]

By:
Name:
Title:

Exhibit H

     I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:
     1. [Name of Person making above certifications] is the duly elected and qualified [President / Vice President / Chief Financial Officer / Treasurer] of the Company and the signature above is his genuine signature.
     2. To the best of my knowledge, the certifications made by [name of Person making above certifications] on behalf of the Company in Item 8 above is true and correct.
     IN WITNESS WHEREOF, I have hereunto set my hand this ___day of ___, 200_.

[NAME OF CREDIT PARTY]

By:
Name:
Title:

EXHIBIT I
FORM OF AMENDED AND RESTATED SUBSIDIARIES GUARANTY
     AMENDED AND RESTATED SUBSIDIARIES GUARANTY, dated as of October 31, 2005 (as may be further amended, amended and restated, modified or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the “Guarantors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
WITNESSETH:
     WHEREAS, Trizec Holdings Operating LLC (the “Borrower”), Trizec Properties, Inc. (“Trizec”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), have entered into an Amended and Restated Credit Agreement, dated as of October 31, 2005 (as may be further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Issuing Lenders and the Administrative Agent are herein called the “Creditors”);
     WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;
     WHEREAS, it is a condition to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and
     WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph.
     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:
     1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees to the Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding) the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (b) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy

Exhibit I

Code, would become due), liabilities and indebtedness owing by (i) the Borrower and/or Trizec to the Creditors under the Credit Agreement and each other Credit Document to which the Borrower and/or Trizec are parties (including without limitation, indemnities, Fees and interest thereon) or (ii) any other Guarantor under each of the Credit Documents to which it is a party (each other Guarantor in such capacity, a “Credit Document Party”), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and each such other Credit Document and the due performance and compliance by the Borrower and Trizec and each Credit Document Party (the Borrower, Trizec and each Credit Document Party being sometimes referred to herein individually as a “Primary Obligor”, and collectively as the “Primary Obligors”) with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor understands, agrees, and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, any other Primary Obligor, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment, and not of collection.
     2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Primary Obligor upon the occurrence in respect of any Primary Obligor of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in legal tender of the United States.
     3. The liability of each Guarantor hereunder is primary, joint and several, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of any Primary Obligor whether executed by such Guarantor, any other Guarantor, any other guarantor or any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by any Primary Obligor or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Primary Obligor, (e) any payment made to any Creditor on the indebtedness which any Creditor repays any Primary Obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.
     4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or any other Primary Obligor, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any other Primary Obligor and whether or not any other Guarantor, any other guarantor or any other Primary Obligor be joined

Exhibit I

in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Primary Obligor or other circumstance which operates to toll any statute of limitations as to any Primary Obligor shall operate to toll the statute of limitations as to each Guarantor.
     5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or any other Primary Obligor).
     6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:
     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, increase, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, renewed or altered;
     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;
     (c) exercise or refrain from exercising any rights against any Primary Obligor, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;
     (d) release or substitute any one or more endorsers, Guarantors, other guarantors, any other Primary Obligor or other obligors;
     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Primary Obligor to creditors of any Primary Obligor other than the Creditors;
     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Primary Obligor to the Creditors regardless of what liabilities of any Primary Obligor remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise

Exhibit I

amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;
     (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against any Primary Obligor to recover full indemnity for any payments made pursuant to this Guaranty; and/or
     (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.
     7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of any Primary Obligor or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     8. Any indebtedness or other obligations of any Primary Obligor now or hereafter held by any Guarantor is hereby subordinated to the indebtedness and other obligations of such Primary Obligor to the Creditors, and such indebtedness and other obligations of any Primary Obligor to any Guarantor, if the Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness and other obligations of such Primary Obligor to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
     9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to: (i) proceed against any Primary Obligor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Primary Obligor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Primary Obligor, any other Guarantor, any other guarantor of

Exhibit I

the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Primary Obligor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Primary Obligor other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Creditors may have against any Primary Obligor or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Primary Obligor or any other party or any security.
     (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Primary Obligor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.
     10. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders and that no other Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner or stockholder of any Guarantor (except to the extent such partner or stockholder is also a Guarantor hereunder).
     11. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:
     (a) Such Guarantor (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Exhibit I

     (b) Such Guarantor has the Company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor.
     (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.
     (e) There are no actions, suits or proceedings pending or threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     12. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement which may be applicable to such Guarantor or any of its Subsidiaries, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement which may be applicable to such Guarantor or any of its Subsidiaries, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

Exhibit I

     13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Creditor).
     14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns; provided that no Guarantor may assign any of its rights or obligations under this Guaranty.
     15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender).
     16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.
     17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.
     18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Creditor, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, at the address set forth opposite such Guarantor’s signature below.
     19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Primary Obligor) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Primary Obligor, and such Guarantor shall be and remain liable to the aforesaid payees

Exhibit I

hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
     20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.
     (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.
     (c) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of in accordance with the provisions of the Credit Agreement, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or a Subsidiary of the Borrower) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such

Exhibit I

Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21). A Guarantor also shall be released from this Guaranty as, and to the extent, set forth in Section 8.13(c) of the Credit Agreement.
     22. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation, as provided in the proceeding sentences; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair salable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive

Exhibit I

its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.
     23. Each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
     24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.
     25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.
     26. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.
* * *

Exhibit I

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

TRIZEC REALTY, LLC, a California limited liability company, as a Guarantor

By:

Name:
Title:

TRIZECHAHN 1225 CONNECTICUT AVENUE LLC, a Delaware limited liability company, as a Guarantor

By:

Name:
Title:

T.H.S. NORTHSTAR ASSOCIATES LIMITED PARTNERSHIP, a Minnesota limited partnership, as a Guarantor

By:	TrizecHahn Northstar LLC, a Delaware limited liability, as sole general partner

By:

Name:
Title:

TRIZECHAHN 1250 23RD STREET NW LLC, a District of Columbia limited liability company, as a Guarantor

By:

Name:
Title:

TRIZECHAHN 1065 LLC, a Delaware limited liability company, as a Guarantor

By:

Name:
Title:

Exhibit I

UNIVERSITY TOWN CENTER ASSOCIATES, a California limited partnership, as a Guarantor

By:	Trizec Realty, LLC, a California limited liability company, as sole general partner

By:

Name:
Title:

EWH 1979 DEVELOPMENT COMPANY L.P., a California limited partnership, as a Guarantor

By:	Trizec Realty, LLC, a California limited liability company, as sole general partner

By:

Name:
Title:

PARK MEADOWS MALL, LTD., a Colorado limited partnership, as a Guarantor

By:	Trizec Realty, LLC, a California limited liability company, as sole general partner

By:

Name:
Title:

TRIZECHAHN FRANKLIN CENTER LLC, a Delaware limited liability company, as a Guarantor

By:

Name:
Title:

TRIZEC R&E HOLDINGS, LLC, a Delaware limited liability company, as a Guarantor

By:

Name:
Title:

Exhibit I

TRIZEC HOLDINGS, LLC, a Delaware limited liability company, as a Guarantor

By:

Name:
Title:

TRIZEC NEWPORT, LLC, a Delaware limited liability company, as a Guarantor

By:

Name:
Title:

TRIZECHAHN WATERGATE OFFICE/RETAIL/LAND LLC, a District of Columbia limited liability company, as a Guarantor

By:

Name:
Title:

NEWPORT TOWER URBAN RENEWAL COMPANY, a New Jersey general partnership, as a Guarantor

By:	TrizecHahn Newport, LLC, a Delaware limited liability company, as managing general partner

By:

Name:
Title:

Exhibit I

Accepted and Agreed to:
DEUTSCHE TRUST COMPANY AMERICAS,
 as Administrative Agent

By:

Name:
Title:
By:

Name:
Title:

EXHIBIT J
FORM OF SOLVENCY CERTIFICATE
     To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:
     I, the undersigned, the [___]1 of Trizec Holdings Operating LLC a limited liability company organized and existing under the laws of Delaware (the “Company”), do hereby certify on behalf of the Company (and not in my individual capacity) that:
     1. This Certificate is furnished to the Administrative Agent and each of the Lenders pursuant to Section 5.08 of the Amended and Restated Credit Agreement, dated as of October 31, 2005, among Trizec Holdings Operating LLC, as borrower, Trizec Properties, Inc., the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
     2. For purposes of this Certificate, the terms below shall have the following definitions:
(a)	“Fair Value”

The amount at which the assets, in their entirety, of each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises.

(c)	“New Financing”

The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Commitment under the Credit Agreement).

[1]	Must be signed by a Senior Financial Officer of each Borrower.

Exhibit J

(d)	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis as of the date hereof determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

(e)	“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis (after giving effect to the New Financing but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained to me as the senior financial officer of the Company in terms of their nature and estimated magnitude by responsible officers of the Company or that have been identified to me as the senior financial officer of the Company as such by an officer of the Company.

(f)	“Will be able to pay its Stated Liabilities, including Identified Contingent Liabilities, as they mature”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)	“Unreasonably Small Capital”

Each of (i) the Company and its Subsidiaries taken as a whole and (ii) the Company on a stand alone basis, after giving effect to the New Financing, is engaged in a business or a transaction, or is about to engage in a business or a transaction, for which the remaining property of either the Company and its Subsidiaries taken as a whole or the Company on a stand alone basis is an unreasonably small capital.
     3. For purposes of this Certificate, I, or senior officers of the Company with whom I have consulted (“Designated Officers”), have performed the following procedures as of and for the periods set forth below.
(a)	I have reviewed the financial statements referred to in Section 7.05(a) of the Credit Agreement.

Exhibit J

(b)	I and/or certain Designated Officers have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the Company and its Subsidiaries.

(c)	I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

(d)	With respect to Identified Contingent Liabilities, I and/or Designated Officers:
1.	inquired of certain officers of each of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with each of the Company and its Subsidiaries; and

2.	confirmed with officers of each of the Company and its Subsidiaries that to such officers’ knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.
(e)	I hereby certify that, to my knowledge, all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of each of the Company and its Subsidiaries (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered after giving effect to the New Financing in making the certification set forth in paragraph 4 below, and with respect to each such Identified Contingent Liability, the estimable maximum amount of liability with respect thereto was used in making such certification.

(f)	I have had the Projections relating to the Company and its Subsidiaries which have been previously delivered to the Lenders, prepared under my direction, and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby confirm to you the representation and warranty made in Section 7.05(d) of the Credit Agreement.

(g)	I and/or Designated Officers have made inquiries of certain officers of each of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were

Exhibit J

aware of any events or conditions that, as of the date hereof, would cause each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis, after giving effect to the New Financing, to (w) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (x) have Unreasonably Small Capital; or (y) not be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.
     4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the New Financing, it is my opinion that (w) the Fair Value and Present Fair Salable Value of the assets of each of (i) the Company and its Subsidiaries taken as a whole and (ii) the Company on a stand alone basis, exceed their respective Stated Liabilities and Identified Contingent Liabilities taken as a whole; (x) each of (i) the Company and its Subsidiaries taken as a whole and (ii) the Company on a stand alone basis, will not have Unreasonably Small Capital; and (y) each of (i) the Company and its Subsidiaries taken as whole and (ii) the Company on a stand alone basis, will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.
* * *

Exhibit J

     IN WITNESS WHEREOF, I have hereto set my hand this ___day of October, 2005.

TRIZEC HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its sole managing member

By:

Name:
Title:

EXHIBIT K
FORM OF AMENDED AND RESTATED
AFFILIATE DEBT AND SUBORDINATION AGREEMENT
     THIS AMENDED AND RESTATED AFFILIATE DEBT AND SUBORDINATION AGREEMENT (as may be further amended, amended and restated, modified or supplemented from time to time, this “Agreement”), dated as of October 31, 2005, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a Party to this Agreement pursuant to Section 8 hereof, the “Parties”) for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, Trizec Holdings Operating LLC (the “Borrower”), Trizec Properties, Inc. (“Trizec”), the Lenders party thereto from time to time and Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent” and, together with the Lenders, the Issuing Lenders and their respective successors and assigns and any other lenders from time to time party to the Credit Agreement are hereinafter referred to as, the “Lender Creditors”), have entered into an Amended and Restated Credit Agreement, dated as of October 31, 2005 (the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (as used herein the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be further amended, amended and restated, extended, renewed, restated, supplemented and/or otherwise modified from time to time, and including any agreement extending the maturity of or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed), all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders);
     WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Lender Creditors the payment when due of all Guaranteed Obligations (as defined in the Subsidiaries Guaranty);
     WHEREAS, it is a condition to the making of Loans and issuance of Letters of Credit under the Credit Agreement that each Credit Party that is an obligor on any Affiliate Debt and each obligee in respect of such Affiliate Debt from time to time become parties hereto in accordance with the requirements of the Credit Agreement; and
     WHEREAS, each of the Parties hereto desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraph;
     NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Parties hereby agree as follows:

Exhibit K

     1. The Subordinated Debt (as defined in Section 6 hereof) and all payments of principal, interest and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness (as defined in Section 6 hereof) to the extent and in the manner set forth herein. The foregoing shall apply, notwithstanding the availability of any collateral to the Senior Creditors (as defined in Section 6 hereof) or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.
     2. Each Subordinated Creditor (as defined in Section 6 hereof) hereby agrees that until all Senior Indebtedness has been irrevocably repaid in full in cash:
     (a) Such Subordinated Creditor shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 6 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 6 hereof).
     (b) In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from such payment on the Subordinated Debt, (iii) any Subordinated Creditor (or any Person on behalf of any Subordinated Creditor) receives any payment or prepayment of principal, interest or other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the Credit Agreement or this Agreement or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of any Credit Party or the proceeds thereof, in whatever form, to any creditor or creditors of such Credit Party or to any holder of indebtedness of such Credit Party or by reason of any liquidation, dissolution or other winding up of any Credit Party or its respective business, or of any receivership or custodianship for any Credit Party or of all or substantially all of its respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against any Credit Party for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, no payment of any kind or character (whether in cash, property, securities or otherwise) may be made on account of any Subordinated Debt and

Exhibit K

if any such payment or distribution of any kind or character, whether in cash, property, securities or otherwise, has been paid or delivered with respect to any or all of the Subordinated Debt or that may have been paid to, or received by, any Subordinated Creditor, such payment or distribution shall be held in trust by such Subordinated Creditor for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in clauses (i), (ii), (iii) or (iv) above and until the Senior Indebtedness shall have been irrevocably paid in full in cash and satisfied and all of the obligations of the Credit Parties to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Subordinated Creditor in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in clauses (i) through (iv) of the first sentence of this clause (b) is in existence the Required Senior Creditors may agree in writing (and in their sole and absolute discretion) that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Subordinated Creditor in respect of the Subordinated Debt;
     (c) If any Subordinated Creditor shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Credit Party, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Subordinated Creditor hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been irrevocably repaid in full in cash;
     (d) Except as otherwise permitted by the Credit Agreement, no Subordinated Creditor shall pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity (other than an Affiliate of such entity which becomes a Subordinated Creditor hereunder);

Exhibit K

     (e) After the occurrence and during the continuance of a Default or an Event of Default and upon the request of the Administrative Agent, each Credit Party and each Subordinated Creditor shall within ten (10) days thereafter furnish the Administrative Agent with a statement, duly acknowledged and certified setting forth the original principal amount of the Subordinated Debt, the unpaid principal balance thereof, all accrued but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that to the best knowledge of such Credit Party or Subordinated Creditor there exists no defaults under its Subordinated Debt, or if any such defaults exist, specifying the defaults and the nature thereof;
     (f) In any case commenced by or against any Credit Party under the Bankruptcy Code or any other provision thereof, or any other federal, foreign, state or local statute (a “Reorganization Proceeding”), the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of any Subordinated Creditor against such Credit Party;
     (g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by any Credit Party or any other Person or by enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Credit Party or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made;
     (h) Without limiting the provisions of clause (f) above, no Subordinated Creditor shall object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code; provided, however, that no Subordinated Creditor shall be obligated to agree to the entry of any such order or stipulation with respect to its own bankruptcy estate in any case in which it is the debtor; and
     (i) Each Subordinated Creditor waives any marshalling rights with respect to the Senior Creditors in any reorganization proceeding or any other proceeding under the Bankruptcy Code.
     3. Each Credit Party hereby covenants and agrees that it will not permit to exist any Affiliate Debt owed by it unless each obligee and obligor with respect to such Affiliate Debt is (or concurrently with the creation transfer or assumption thereof becomes) a Party to this Agreement.
     4. Any payments made to, or received by, any Subordinated Creditor in respect of any guaranty or security in support of the Subordinated Debt given by (or on behalf of) any Credit Party shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that any Credit Party (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the

Exhibit K

lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Credit Party (or the Person acting on behalf of such Credit Party) furnishings such guarantee or security is a Party hereto).
     5. Each Subordinated Creditor hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness or under this Agreement.
     6. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:
     “Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of any Credit Party to pay any amounts relating to any Subordinated Debt, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against any Credit Party, or the taking of any other enforcement action against any asset or property of any Credit Party.
     “Required Senior Creditors” shall mean the Required Lenders.
     “Senior Creditors” shall mean the Lender Creditors.
     “Senior Indebtedness” shall mean all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, Fees and interest thereon) of each Credit Party (whether as obligor, guarantor or otherwise) to the Lender Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and all other Credit Documents to which it is at any time a party and the due performance and compliance by each Credit Party with the terms of each such Credit Document.
     “Subordinated Creditor” shall mean each Party that is a lender or holder of any Subordinated Debt and together with each such Party’s successors and assigns (except to the extent that any such assignee of a Subordinated Creditor is not required to sign a counterpart of this Agreement pursuant to the Credit Agreement by reason of it not being an Affiliate of a Credit Party).
     “Subordinated Debt” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of, all Affiliate Debt (including, without limitation, pursuant to guarantees thereof or security therefor given by, or on behalf of, any Credit Party) at any time outstanding.

Exhibit K

     7. Each Party agrees to be fully bound by all of the terms and provisions contained in this Agreement.
     8. It is understood and agreed that any Credit Party or any Affiliate or Subsidiary of any Credit Party that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or this Agreement shall become a Party hereunder by executing a counterpart signature page hereto and delivering same to the Administrative Agent.
     9. No failure or delay on the part of any Party or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. In addition, the Subordinated Creditors acknowledge that the Senior Creditors may, without in any way affecting the obligations of the Subordinated Creditors with respect hereto or under this Agreement, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, alter or increase, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of any default or event of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any Subordinated Creditor.
     10. Each Party acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Administrative Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.
     11. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.
     12. In the event of any conflict between the provisions of this Agreement and the provisions of any Subordinated Debt, the provisions of this Agreement shall prevail.
     13. No Person other than the Parties, the Senior Creditors from time to time, and their successors and assigns as holders of the Senior Indebtedness and/or any Subordinated Debt shall have any rights under this Agreement.
     14. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     15. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination is asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided

Exhibit K

that amendments hereto shall be effective as against the Senior Creditors if executed and delivered by the Required Senior Creditors at such time.
     16. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.
     17. Each Party makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement: each Party (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (b) Each Party has the requisite Company power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Agreement. Each Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (c) Neither the execution, delivery or performance by any Party of this Agreement, nor compliance by such Party with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or other organizational documents) of such Party.
     (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement.

Exhibit K

     18. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER TO WHICH SUCH PARTY IS A PARTY THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE SECURED CREDITORS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH PARTY IN ANY OTHER JURISDICTION.
     (c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (d) EACH PARTY, AND EACH LENDER CREDITOR, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Exhibit K

     19. This Agreement shall bind and inure to the benefit of the Administrative Agent, the Senior Creditors and each Party and their respective successors, permitted transferees and assigns. Any Party to this Agreement shall be released from the provisions hereof as, and to the extent, provided in the Credit Agreement.
* * *

Exhibit K

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

TRIZEC PROPERTIES, INC.,
as a Party

By:

Title:

By:

Title:

1600 SMITH STREET VENTURE,
as a Party

By:	Trizec Holdings, LLC,
as general partner

By:

Title:

By:

Title:

By:	TH Tenacon LLC,
as general partner

By:

Title:

By:

Title:

TWO PERSHING SQUARE, L.P.,
as a Party

By:	Trizec Holdings, LLC as sole general partner

By:

Title:

FLORIDA ACQUISITION FUND ESPERANTE, LTD.,
as a Party

By:	TrizecHahn Esperante LLC, as sole general partner

By:

Title:

By:

Title:

Exhibt K

TRIZECHAHN MCKINNEY LIMITED PARTNERSHIP,
as a Party

By:	TrizecHahn McKinney GP LLC,
as sole general partner

By:

Title:

By:

Title:

TRIZECHAHN RENAISSANCE TOWER LIMITED PARTNERSHIP,
as a Party

By:	TH Renaissance Tower LLC,
as sole general partner

By:

Title:

By:

Title:

TRIZECHAHN HANOVER OFFICE PARK LIMITED PARTNERSHIP,
as a Party
By:	TH Hanover Office Park LLC,
as sole general partner
By:

Title:

By:

Title:

TRIZECHAHN ROSSLYN NORTH LIMITED PARTNERSHIP,
as a Party

By:	TH Rosslyn LLC,
as sole general partner

By:

Title:

By:

Title:

Exhibit K

TRIZECHAHN ROSSLYN SOUTH LIMITED PARTNERSHIP,
as a Party

By:	TH Rosslyn LLC,
as sole general partner

By:

Title:

By:

Title:

TRIZECHAHN SPRING PARK/SUGARLAND LIMITED PARTNERSHIP,
as a Party

By:	TH Spring Park/Sugarland LLC,
as sole general partner

By:

Title:

By:

Title:

TRIZECHAHN 4600 LIMITED PARTNERSHIP,
as a Party

By:	TrizecHahn Bethesda Crescent LLC,
as sole general partner

By:

Title:

By:

Title:

TRIZECHAHN WISCONSIN AVENUE LIMITED PARTNERSHIP,
as a Party

By:	TrizecHahn Bethesda Crescent LLC	,
as sole general partner
By:

Title:

By:

Title:

Exhibit K

TRIZECHAHN ALLEN CENTER GENERAL PARTNERSHIP,
as a Party

By:	Trizec Holdings, LLC,
as general partner

By:

Title:

By:

Title:

By:	TrizecHahn Allen Center LLC,
as general partner

By:

Title:

By:

Title:

TRIZEC TXH LIMITED PARTNERSHIP,
as a Party

By:	Trizec Texas Holdings, LLC,
as general partner

By:

Title:

By:

Title:

EWH 1979 DEVELOPMENT COMPANY, L.P.,
as a Party

By:	Trizec Realty, LLC,
as sole general partner
By:

Title:

By:

Title:

Exhibit K

BRIDGEWATER COMMONS ASSOCIATES,
as a Party

By:	EWH 1979 Development Company, L.P.,
as managing general partner

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:
By:	Midway Associates, as general partner

By:	Trizec Realty, LLC,
as managing general partner
By:

Title:

By:

Title:

FASHION PLACE ASSOCIATES, LTD.,
as a Party

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:

H AND H — CERRITOS,
as a Party

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:

Exhibit K

H AND H — EL CAJON,
as a Party

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:

H, B-H ASSOCIATES,
as a Party

By:	Trizec Realty, LLC,
as sole general partner
By:

Title:

By:

Title:

HSD/HORTON ASSOCIATES,
as a Party

By:	Trizec Realty, LLC,
as managing general partner
By:

Title:

By:

Title:

HORTON PLAZA ASSOCIATES,
as a Party

By:	EWH 1979 Development Company, L.P.,
as managing general partner

By:	Trizec Realty, LLC,
as sole general partner
By:

Title:

By:

Title:

Exhibit K

MIDWAY ASSOCIATES,
as a Party

By:	Trizec Realty, LLC,
as managing general partner

By:

Title:

By:

Title:

PARK MEADOWS MALL, LTD.,
as a Party

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:

SOLANO ASSOCIATES,
as a Party

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:

STEVENS CREEK ASSOCIATES,
as a Party

By:	Trizec Realty, LLC,
as managing general partner

By:

Title:

By:

Title:

Exhibit K

UNIVERSITY TOWN CENTER ASSOCIATES,
as a Party

By:	Trizec Realty, LLC,
as sole general partner

By:

Title:

By:

Title:

TRIZECHAHN MIDTOWN GEORGIA GENERAL PARTNERSHIP,
as a Party

By:	Trizec Holdings, LLC,
as general partner

By:

Title:

By:

Title:

By:	TrizecHahn Midtown Georgia GP LLC,
as general partner

By:

Title:

By:

Title:

FIRST STAMFORD PLACE COMPANY,
as a Party

By:	TrizecHahn Stamford LLC,
as general partner
By:

Title:

By:

Title:

By:	TrizecHahn Peachtree LLC,
as general partner
By:

Title:

By:

Title:

Exhibit K

T.H.S. NORTHSTAR ASSOCIATES LIMITED PARTNERSHIP,
as a Party

By:	TrizecHahn Northstar LLC,
as sole general partner
By:

Title:

By:

Title:

TRIZECHAHN 1065 AVENUE OF THE AMERICAS LLC,
a	s a Party

By:	TrizecHahn 1065 LLC,
as managing member

By:

Title:

By:

Title:

FASHION OUTLET OF LAS VEGAS ASSOCIATES

FASHION OUTLET OF LAS VEGAS LLC,
a	s a Party

By:	TrizecHahn Factory Shops LLC,
as a partner

By:

Title:

By:

Title:

Exhibit K

H-CHH ASSOCIATES,
as a Party

By:	Trizec Pasadena, LLC,
as general partner

By:

Title:

By:

Title:

By:	Trizec R&E Holdings, LLC,
as a partner
By:

Title:
By:

Title:

FASHION OUTLET MANAGEMENT LLC
TH GENESEE PARKING LLC
TRIZECHAHN FACTORY SHOPS LLC
TRIZECHAHN HOLLYWOOD LLC,

each as a Party

By:

Title:

By:

Title:

Exhibit K

CHAPMAN INSURANCE, LLC
CONCORDIA INSURANCE, LLC
EYP REALTY, LLC
RIVERSIDE LENDING COMPANY, LLC
T 250 W. PRATT, LLC
T 1114 AVENUE OF THE AMERICAS MM, LLC
T 1411 BROADWAY MM, LLC
T HOUSTON HOTEL LLC
T NI 250 W. PRATT, LLC
T PLAZA OF THE AMERICAS, LLC
TCI INNER BELT LLC
TH 600 SEVENTEENTH STREET LLC
TH 1717 MAIN STREET LLC
TH BAZAAR CENTERS, LLC
TH CENTRAL PARK LODGES THE BARCLAY LLC
TH COMMAND PROPERTIES LLC
TH DESERT PASSAGE TRS LLC
TH ESPERANTE LLC
TH GODDARD LAND LLC
TH HANOVER OFFICE PARK LLC
TH HOLLYWOOD, LLC
TH HOLLYWOOD RETAIL TRS NO. 1 LLC
TH MCKINNEY LP LLC
TH ONE NY PLAZA LLC
TH RENAISSANCE TOWER LLC
TH RENO LINK LLC
TH ROSSLYN LLC
TH ROSSLYN SOUTH LLC
TH SPRING PARK/SUGARLAND LLC
TH TENACON LLC
TH TRIANGLE REALTY INVESTMENTS LLC
TH TWINBROOK METRO LLC
THOPI MARKETING MANAGEMENT LLC
THOPI OP GP LLC
THOPI DEPOSITOR/GRANTOR LLC
THOPI TRS INC.
each as a Party

By:

Title:

By:

Title:

Exhibit K

TRIZECHAHN 10/120 FEE LLC
TRIZECHAHN 250 PRATT HOLDINGS LLC
TRIZECHAHN 250 PRATT LENDER LLC
TRIZECHAHN 250 PRATT MANAGEMENT LLC
TRIZECHAHN 550 W. WASHINGTON LLC,
TRIZECHAHN 1225 CONNECTICUT AVENUE LLC
TRIZECHAHN 1250 23RD STREET NW LLC
TRIZECHAHN 1250C/2401P LLC
TRIZECHAHN 1400 K STREET NW LEASEHOLD LLC
TRIZECHAHN 1400 K STREET NW FEE LLC
TRIZECHAHN 2000 L STREET LLC
TRIZECHAHN 1065 LLC
TRIZECHAHN 1114 AVENUE OF THE AMERICAS LLC
TRIZECHAHN 1411/1114/1460 HOLDINGS LLC
TRIZECHAHN 1411 BROADWAY LLC
TRIZECHAHN 1717 MAIN STREET LLC
TRIZECHAHN ALLEN CENTER LLC
TRIZECHAHN ALLIANCE CENTER LLC
TRIZECHAHN BALLSTON PLAZA II LLC
TRIZECHAHN BETHESDA CRESCENT LLC
TRIZECHAHN COLONY SQUARE GP LLC
TRIZECHAHN COLUMBIA IV LLC
TRIZECHAHN COURTHOUSE SQUARE FEE LLC
TRIZECHAHN COURTHOUSE SQUARE AIR LLC
TRIZECHAHN DEVELOPMENT SERVICES LLC
TRIZECHAHN ESPERANTE LLC
TRIZECHAHN FEE 1460 BROADWAY LLC
TRIZECHAHN FRANKLIN CENTER LLC
TRIZECHAHN GATEWAY LLC
TRIZECHAHN GODDARD IMPROVED LLC,
TRIZECHAHN H&H CLARK TOWER LLC
TRIZECHAHN H&H SACRAMENTO I LLC
TRIZECHAHN H&H SILVER SPRING LLC
TRIZECHAHN HOLLYWOOD, LLC
TRIZECHAHN IM RESTON II LLC
TRIZECHAHN IM SILVER SPRING LLC
TRIZECHAHN INTERSTATE NORTH DEVELOPMENT LLC
TRIZECHAHN LEASEHOLD 1460 BROADWAY LLC
each as a Party

By:

Title:
By:

Title:

Exhibit K

TRIZECHAHN MANAGEMENT SERVICES LLC
TRIZECHAHN MARKETING MANAGEMENT LLC
TRIZECHAHN MCKINNEY GP LLC
TRIZECHAHN METRO PLAZA LLC
TRIZECHAHN MID-ATLANTIC MANAGEMENT SERVICES LLC
TRIZECHAHN MIDTOWN GEORGIA GP LLC
TRIZECHAHN MINNESOTA LLC
TRIZECHAHN NCAPITAL LLC
TRIZECHAHN NCOLORADO LLC
TRIZECHAHN NEWPORT LLC
TRIZECHAHN NI SILVER SPRING LLC
TRIZECHAHN NI SILVER SPRING METRO PLAZA LLC
TRIZECHAHN NORTHSTAR LLC
TRIZECHAHN NP LLC
TRIZECHAHN NRTH LLC
TRIZECHAHN ONE NY PLAZA LLC
TRIZECHAHN PEACHTREE LLC
TRIZECHAHN PROGRAMS LLC
TRIZECHAHN REGIONAL POOLING LLC
TRIZECHAHN RESTON I LLC
TRIZECHAHN RESTON II LLC
TRIZECHAHN RT LLC
TRIZECHAHN SILVER SPRING METRO PLAZA LLC
TRIZECHAHN S.T. HOLDINGS LLC,
TRIZECHAHN ST. LOUIS LLC
TRIZECHAHN STAMFORD LLC
TRIZECHAHN TBI CLARK TOWER LLC
TRIZECHAHN TBI SACRAMENTO I LLC
TRIZECHAHN TBI SILVER SPRING LLC
TRIZECHAHN THIRD-PARTY SERVICES LLC
TRIZECHAHN TOWER SERVICES LLC
TRIZECHAHN TX HEALTH CLUB LLC
TRIZECHAHN WATERGATE OFFICE/RETAIL/LAND LLC
each as a Party

By:

Title:

By:

Title:

Exhibit K

TRIZEC 250 W. PRATT, LLC
TRIZEC 333 HOLDINGS, LLC
TRIZEC 333 LA, LLC
TRIZEC 333 MEZZ, LLC
TRIZEC 333 PLANT, LLC
TRIZEC 2001 M STREET, LLC
TRIZEC ACQUISITIONS, LLC
TRIZEC ALLIANCE CENTER, LLC
TRIZEC INVESTMENT, LLC
TRIZEC DEVELOPMENT PROPERTIES MANAGEMENT, LLC
TRIZEC INTERNATIONAL SERVICES, LLC
TRIZEC LEASING AND MANAGEMENT MISSOURI, LLC TRIZEC LEASING AND MANAGEMENT TEXAS, LLC
TRIZEC LP HOLDINGS, LLC
TRIZEC PASADENA, LLC
TRIZEC PLAZA OF THE AMERICAS GP, LLC
TRIZEC PROPERTY MANAGEMENT D.C., LLC
TRIZEC PROPERTY MANAGEMENT TEXAS, LLC
TRIZEC R&E HOLDINGS, LLC
TRIZEC R&E, LLC
TRIZEC REAL ESTATE SERVICES, LLC
TRIZEC REALTY ILLINOIS, LLC (fka TRIZEC TOWER
LEASING AND MANAGEMENT, LLC)
TRIZEC REALTY, LLC
TRIZEC RR, LLC
TRIZEC TENANT SERVICES, LLC
TRIZEC TEXAS CS GP, LLC
TRIZEC TEXAS HOLDINGS, LLC
TRIZEC THIRD-PARTY MANAGEMENT SERVICES, LLC
TRIZEC VICTOR BUILDING, LLC
TRIZEC WATERVIEW DEVELOPMENT, LLC
TRIZEC WATERVIEW, LLC
TRIZEC WATERVIEW GP, LLC,
each as a Party

By:

Title:
By:

Title:

TRIZEC 333, LLC,
as a Party

By: Trizec Holdings, LLC, its sole member

By:

Title:

Exhibit K

WHTEYP SENIOR MEZZ, LLC,
as a Party

By:	Trizec Holdings, LLC, its sole member

By:

Title:

TH MID-ATLANTIC DEVELOPMENT SERVICES INC.,
as a Party
By:

Title:

By:

Title:

4033795 CANADA, INC.,
as a Party

By:

Title:

By:

Title:

TH GRILL INC.,
as a Party

By:

Title:

By:

Title:

TH P. RESTAURANT INC.,
as a Party

By:

Title:

By:

Title:

T.H.S. HOTEL OPERATIONS, INC.,
as a Party

By:

Title:

By:

Title:

Exhibit K

TRIZEC CALIFORNIA MANAGEMENT, INC.,
as a Party

By:

Title:

By:

Title:

TRIZECHAHN MID-ATLANTIC SERVICES INC.,
as a Party
By:

Title:

By:

Title:

TRIZEC HOLDINGS, LLC,
as a Party

By:

Title:

By:

Title:

TRIZEC 823, LLC,
as a Party

By:

Title:

By:

Title:

TH NEXGEN LLC,
as a Party

By:

Title:

By:

Title:

3722368 CANADA LIMITED,
as a Party

By:

Title:

By:

Title:

Exhibit K

CONCORD INSURANCE LIMITED,
as a Party

By:

Title:

By:

Title:

TRIZEC HOLDINGS OPERATING LLC,
as a Party

By:	Trizec Properties, Inc., its sole managing member

By:

Title:

TRIZEC TEXAS CS LIMITED PARTNERSHIP,
as a Party

By:	Trizec Texas CS GP, LLC
as sole general partner

By:

Title:

By:

Title:

TRIZEC TRS REALTY, INC.,
as a Party

By:

Title:

By:

Title:

TRIZEC TRS REALTY #2, INC.,
as a Party

By:

Title:

By:

Title:

TRIZEC TRS REALTY #3, INC.,
as a Party

By:

Title:

By:

Title:
Accepted and Agreed to:

Exhibit K

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:

Title:

By:

Title:

EXHIBIT L
FORM OF BORROWING BASE CERTIFICATE AS OF [DATE]
     This Borrowing Base Certificate (the “Certificate”) is delivered to the Administrative Agent and each of the Lenders pursuant to Section 8.01(j) of the Amended and Restated Credit Agreement, dated as of October 31, 2005, among Trizec Holdings Operating LLC (the “Borrower”), Trizec Properties, Inc. (“Trizec”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) (as amended, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     1. I am the duly elected, qualified and acting                      of the Borrower.
     2. I have reviewed and am familiar with the contents of this Certificate.
     3. Attached hereto as Annex I is a true and correct list of all of the Borrowing Base Properties and the Borrowing Base Property Owners thereof, each of which satisfies the Borrowing Base Property Conditions unless such Borrowing Base Property is identified on such Annex I as an Excluded Borrowing Base Property.
     4. Attached hereto as Annex II are the computations for each Borrowing Base Property listed on Annex I attached hereto (excluding any Excluded Borrowing Base Property) necessary to establish the Borrowing Base Amount and whether any Borrowing Base Amount Deficiency exists. All such computations are true and correct.
     5. On the date hereof, each Borrowing Base Property is (x) free from any material adverse environmental issues, and (y) free from any material adverse structural issues (other than any such defects resulting from a casualty or taking which are being restored.
     6. On the date hereof, (x) each Borrowing Base Property and (y) the Equity Interests of the Borrowing Base Property Owner thereof which are owned directly or indirectly by the Borrower, are Unencumbered.
     7. No Borrowing Base Property is Land under Development.
     8. On the date hereof, the representations and warranties contained in the Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated by its terms to be made as of a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
     9. On the date hereof, no Default or Event of Default has occurred and is continuing.
     10. The 60 day period referred to in clause (i)(A) of the definition of Change of Control in the Credit Agreement [has not commenced] [commenced on ___] and the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements in the Credit Agreement [has not commenced] [commenced on ___].

Exhibit L

     IN WITNESS WHEREOF, I execute this Certificate this ___day of                     , ___.

TRIZEC HOLDINGS OPERATING LLC
By: Trizec Properties, Inc., its sole managing member

By:
Name:
Title:

ANNEX I
BORROWING BASE CERTIFICATE
     A. List of each Borrowing Base Property1 and its Borrowing Base Property Value:

Borrowing Base Property	Borrowing Base Property Value

[1]	For each Borrowing Base Property, (i) give the address thereof (including the Metropolitan Statistical Area thereof and whether it is within or outside the top 10 Metropolitan Statistical Area), (ii) indicate whether it is an office building, an industrial building, a flex building or a parking facility, (iii) indicate whether it is located in a central business district and, if so, such central business district, (iv) indicate the Borrowing Base Property Owner thereof, including any Borrowing Base Property TIC Owner, Trizec JV, Accommodation Party, Trizec QEAA Party and/or Trizec QEAA Lessee, the jurisdiction of organization of such Borrowing Base Property Owner, if such Borrowing Base Property Owner is a Person other than the Borrower, whether such Person is a Wholly-Owned Subsidiary or a non-Wholly-Owned Subsidiary of the Borrower and who are the owners of the Equity Interests thereof (and their respective percentage ownership interests), and confirm that (x) the Borrower or a Wholly-Owned Subsidiary of the Borrower owns, directly or indirectly, not less than 90% of the Equity Interest of the Borrowing Base Property Owner or, in the case of any TIC Borrowing Base Property, the applicable Real Estate Asset and (y) the Borrower or such Wholly-Owned Subsidiary of the Borrower has control over financing and sale decisions with no veto rights from any minority shareholder, tenant in common or other Person, (v) indicate whether it is a fee owned property or subject to a ground lease and, if subject to a ground lease, what the remaining term of the ground lease is and, except as otherwise might be the case with respect to existing ground leases of the parking facilities relating to BofA Plaza, whether such ground lease can be mortgaged without the consent of the lessor thereunder and contains customary leasehold mortgage protection provisions (including, without limitation, the right to receive notice of any ground lease default, the right to cure any such default and the right to a new ground lease in favor of the leasehold mortgagee or its designee in the event that the ground lease should terminate on account of a default thereunder or for any other reason, (vi) the square footage thereof, and (vii) whether it is an Excluded Borrowing Base Property.

ANNEX I

     B. Each Borrowing Base Property included in the calculation of the Borrowing Base Amount is at least 80% leased (based on rentable square footage).

ANNEX II
BORROWING BASE CERTIFICATE

1.	Sum of Borrowing Base Property Values[1] for all Borrowing Base Properties (other than any Excluded Borrowing Base Properties and parking facilities related to BofA Plaza):	$

2.	Item 1 adjusted to account for the proviso to the definition of Borrowing Base Value:[2]	$

3.	Borrowing Base Value (Item 2) multiplied by 60% (the “Borrowing Base Amount”):	$

4.	Outstanding principal amount of all Revolving Loans:	$

[1]	Which shall be prepared as of the last day of the immediately preceding fiscal quarter of the Borrower (provided that, in the case of a Borrowing Base Property Acquired (or operational control of which is acquired) after the Effective Date or developed or substantially renovated after the Effective Date shall be the total Cost of such Borrowing Base Property during the first six (6) fiscal quarters after such acquisition or completion of such development or substantial renovation). Set forth on Part A of Annex III attached hereto are the calculations in reasonable detail to derive Item 1.

[2]	Borrowing Base Value cannot be composed of (v) > 10% of industrial, flex and parking Borrowing Base Properties, (w) > 15% of Borrowing Base Properties that are owned by Subsidiary Guarantors that are not Wholly-Owned Subsidiaries of the Borrower, (x) > 35% of Borrowing Base Properties that are subject to a ground lease, (y) > 20% of any single Borrowing Base Property (provided that such percentage shall be 35% in the case of a single office property located in the central business district of one of the top ten (10) Metropolitan Statistical Areas and provided, further, that Galleria Towers is to be included as a central business district office property in the Dallas Metropolitan Statistical Area and Newport Tower is to be included as a central business district office property in the New York City Metropolitan Statistical Area) and (z) > 25% of Borrowing Base Properties (other than BofA Plaza and the First Citizens Bank Plaza located in Charlotte, NC) located in a single Metropolitan Statistical Area outside of the top 10 Metropolitan Statistical Areas. Set forth on Part B of Annex III attached hereto are the adjustments in reasonable detail to derive Item 2.

ANNEX II

5.	Outstanding principal amount of all Competitive Bid Loans	$

6.	Outstanding principal amount of all Swingline Loans:	$

7.	Amount of all Letter of Credit Outstandings:	$

8.	Outstanding principal amount of all other Unsecured Consolidated Total Indebtedness of Trizec[3]	$

9.	Sum of Items 4 through 8 inclusive:	$

10.	Borrowing Base Amount surplus (deficiency) (Borrowing Base Amount (Item 3) minus Item 9):	$

[3]	Less not more than $100,000,000 of Unsecured Indebtedness incurred by Trizec (but not any other Credit Party) under payment guaranties by it of the Secured Consolidated Total Indebtedness of its Subsidiaries.

ANNEX III
BORROWING BASE CERTIFICATE
1. Part A
2. Part B

EXHIBIT M
FORM OF ADDITIONAL COMMITMENT AGREEMENT
[Name(s) of Lender(s)]
[Date]
TRIZEC HOLDINGS OPERATING LLC
10 South Riverside Plaza, Suite 1100
Chicago, Illinois 60606
Re: Additional Commitment
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Credit Agreement, dated as October 31, 2005 (as may be further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among Trizec Holdings Operating LLC (the “Borrower” or “you”), Trizec Properties, Inc., the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
Each Lender (each an “Additional Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Additional Commitment set forth opposite its name on Annex I attached hereto (for each such Additional Lender, its “Additional Commitment”). Each Additional Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.16 thereof.
Each Additional Lender and the Borrower acknowledge and agree that the Additional Commitments provided pursuant to this Agreement shall constitute Additional Commitments (as specified in Annex I attached hereto) under, and as defined in, the Credit Agreement. Each Additional Lender and the Borrower further agree that, with respect to the Additional Commitments provided by each Additional Lender pursuant to this Agreement, such Additional Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I attached hereto, which upfront fee shall be due and payable to such Additional Lender on the date on which the Additional Commitments to be made pursuant to this Agreement become effective in accordance with the terms hereof.
Each Additional Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, to the extent applicable, to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to

Exhibit M

make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the applicable forms described in Section 4.04(b) certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon (w) the execution of a counterpart of this Agreement by such Additional Lenders, the Administrative Agent and the Borrowers, (x) the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by facsimile) hereof, (y) the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith and (z) the satisfaction of any other conditions precedent set forth below, each Additional Lender party hereto (i) shall be obligated to provide the Additional Commitments, and make Revolving Loans pursuant to Section 1.01(a) of the Credit Agreement as provided in the Credit Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement, and, to the extent applicable, shall become a Lender pursuant to the Credit Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
The effective date of this Agreement shall be the date on which (i) the parties hereto execute this Agreement and deliver same to the Administrative Agent at the Notice Office, (ii) all fees required to be paid in connection herewith have been paid and (iii) the conditions precedent set forth on Annex II attached hereto have been satisfied, which date shall be no later than ___ [insert a date on or prior to the 20th Business Day after the date hereof].
You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                     . If you do not so accept this Agreement by such time, our Additional Commitments set forth in this Agreement shall be deemed cancelled.
After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

Exhibit M

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:
Agreed and Accepted
this ___day of                     , ___:
TRIZEC HOLDINGS OPERATING LLC
      By: Trizec Properties, Inc., its sole managing member

By:
Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
      as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Annex I
to
EXHIBIT M

Amount of Additional Commitment
Name of Lender	(Revolving Loans)	Upfront Fee

Total

Annex II
to
EXHIBIT M
Conditions Precedent

EXHIBIT N
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
[Intentionally Omitted]

EXHIBIT O
FORM OF COMPLIANCE CERTIFICATE
[Date]
Deutsche Bank Trust Company
Americas, as Administrative Agent
for the Lenders party to the
Amended and Restated Credit
Agreement referred to below
90 Hudson Street, 5th Floor
Jersey City, NJ 07302
Attention: Real Estate Loan Operation
and
Each of the Lenders party to the
    Credit Agreement referred to below
Re: COMPLIANCE CERTIFICATE
          This COMPLIANCE CERTIFICATE (this “Certificate”) is delivered pursuant to that certain Amended and Restated Credit Agreement, dated as of October 31, 2005, among Trizec Holdings Operating LLC (the “Borrower”), Trizec Properties, Inc. (“Trizec”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”) (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Credit Agreement.
          1. The individual executing this Certificate is the duly qualified [chief financial officer] [treasurer] of the Borrower and is executing this Certificate on behalf of the Borrower.
          2. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of the last day of, and during the fiscal quarter and Test Period ended,                      ___, ___and as of the date hereof, and, based on such review, there are no conditions or events which constitute a Default or an Event of Default that has occurred and which is continuing.1

[1]	If a Default or an Event of Default exists, specify the nature and extent thereof.

Exhibit O

          3. Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish whether there has been compliance with Sections 8.11, 9.01(h), 9.02(b), 9.03(b), 9.06 and 9.10 through 9.14, inclusive, of the Credit Agreement, in the case of Sections 8.11, 9.01(h), 9.02(b), 9.03(b) and 9.10 through 9.13 as of the last day of the Test Period ended on                      ___, 200___and in the case of Section 9.14 as of the date hereof.
          4. Schedule II attached hereto accurately and completely sets forth the computations and other matters required to establish the Applicable Margin and the [Applicable Commitment Commission Percentage] [Applicable Facility Fee Percentage, including the Applicable Credit Rating].*
          5. The 60 day period referred to in clause (i)(A) of the definition of Change of Control in the Credit Agreement [has not commenced] [commenced on ___] and the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements in the Credit Agreement [has not commenced] [commenced on ___].
          The Lenders and the Administrative Agent and their respective successors and assigns may rely on the truth and accuracy of the foregoing and the attached information in connection with the extensions of credit to the Borrower pursuant to the Credit Agreement.
          IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed by its duly authorized [chief financial officer] [treasurer] on this ___day of ___, ___.

TRIZEC HOLDINGS OPERATING LLC
By:	Trizec Properties, Inc., its sole managing member

By:
Name:
Title:

*	Revise based on whether the Investment Grade Rating Condition exists.

SCHEDULE I

Credit Agreement Amount Section
1. Section 8.11
Fixed Rate Indebtedness for borrowed money $
Floating Rate Indebtedness for borrowed money not subject to Interest Rate Hedges $
Floating Rate Indebtedness for borrowed money subject to Interest Rate Hedges $
Total Indebtedness for borrowed money $
Fixed or Hedged Indebtedness as a % of Total Indebtedness for borrowed money                     %
Covenant                      Greater than or equal to 60.0%                     8.11
2. Section 9.02(b) 2
Aggregate % of Consolidated Total Asset Value as of the last day of the immediately preceding fiscal quarter (i.e.,                     ) 3 received as consideration for                     %
Asset Sales in the fiscal quarter covered hereby Covenant                      Less than or equal to                      5.0% 4                     9.02(b)

[2This covenant only applies to the Borrower.

[3Insert the Consolidated Total Asset Value as of the last day of the immediately preceding Test Period as shown in the immediately preceding Compliance Certificate.]

[4]Unless otherwise disclosed to Administrative Agent with all required calculations as per Section 9.02(b) of the Credit Agreement.

Schedule I

3.		Section 9.03(b)(i)[5]
	A.	Aggregate amount of all Dividends paid (including share repurchases) for the elapsed portion of the fiscal year for which this Certificate is being delivered	$	___

	[B.	Funds From Operations for such three consecutive fiscal quarter period	$	___

	C.	A above as a % of B above
		Covenant Less than		100%	9.03(b)(i)][6]
	[B.	Funds From Operations for the fiscal year for which this Certificate is being delivered	$	___

	C.	A above as a % of B above		___ %
		Covenant Less than		90%	9.03(b)(i)][7]
4.		Section 9.03(b)(ii)[8]
	A.	Aggregate amount of all Dividends paid (including share repurchases) for the elapsed portion of the fiscal year for which this Certificate is being delivered	$	___

	[B.	Funds From Operations for such three consecutive fiscal quarter period	$	___

	C.	A above as a % of B above
		Covenant Less than		100%	9.03(b)(ii)][9]

	[B.	Funds From Operations for the fiscal year for which this Certificate is being delivered	$	___

	C.	A above as a % of B above		___ %
		Covenant Less than		90%	9.03(b)(ii)][10]

[5]	Applies to Trizec only.

[6]	Insert with Certificate delivered for the September 30 fiscal quarter.

[7]	Insert with Certificate delivered for the December 31 fiscal quarter.

[8]	Applies to the Borrower only.

[9]	Insert with Certificate delivered for the September 30 fiscal quarter.

[10]	Insert with Certificate delivered for the December 31 fiscal quarter.

Schedule I

5.		Section 9.06
	A.	Aggregate Investments consisting of Restricted Holdings described below[11] Such Investments as a % of Consolidated Total Asset Value [12]	$	___ ___	%
		Covenant Less than or equal to		25%		9.06	(a)
Restricted Holdings Calculation

		Aggregate Investments in Joint Ventures	$	___

		Aggregate Investments consisting of Mortgage Interests	$	___

		Aggregate Investments consisting of seller financing provided in connection with Asset Sales	$	___

		Aggregate Investments in real estate related technology companies	$	___

		Aggregate Investments consisting of Land held for Development	$	___

		Aggregate of all Investments in Land under Development	$	___

B.		Aggregate of all Investments in Real Estate Assets that are not office properties	$	___
		Such Investments as a % of Total Asset Value		___	%
		Covenant Less than or equal to		10%		9.06	(b)
5.		Section 9.10
		Consolidated Total Indebtedness [13] Such Consolidated Total Indebtedness as a % of Consolidated Total Asset Value	$	___ ___	%
		Covenant Less than or equal to	[60%][14] [65%]			9.10

[11]	After elimination of duplicate investments included in more than one category of Restricted Holdings.

[12]	Attached hereto on Part I of Annex B are the calculations in reasonable detail to arrive at Consolidated Total Asset Value.

[13]	Attached hereto on Part II of Annex B are the calculations in reasonable detail to arrive at Consolidated Total Indebtedness.

[14]	Such Consolidated Total Indebtedness shall not on any date exceed an amount which is 60% or, subject to Section 9.10, 65%.

Schedule I

6.	Section 9.11
	A.	75% of the aggregate net cash proceeds received in connection		$

with any equity offering or capital contribution after the
		the Effective Date[15]		%

	B.	Sum of $1,500,000,000 plus A above	$

		Consolidated Net Worth		$

		Covenant	Greater than	B	9.11

7.	Section 9.12

	A.	Consolidated EBITDA [16]		$

	B.	Consolidated Interest Expense[17]		$

		Consolidated Interest Coverage Ratio (A:B)		___:1.00
		Covenant	Greater than or equal to	2.00:1.00	9.12

8.	Section 9.13

	A.	Consolidated EBITDA		$

	B.	Consolidated Fixed Charges[18]		$

		Consolidated Fixed Charge Coverage Ratio (A:B)		:1.00
		Covenant	Greater than or equal to	1.50:1.00	9.13

9.	Section 9.14
	A.	Borrowing Base Property NOI[19]		$

	B.	Assumed Debt Service Amount [20]		$

		Borrowing Base Property Coverage Ratio (A:B)		___:___
		Covenant	Greater than or equal to	1.50:1.00	9.15

[15]	This covenant excludes proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in any of Trizec, the Borrower or Holdings, up to the amount paid in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that Trizec shall not have increased its Net Worth as a result of any such proceeds).

[16]	Attached hereto on Part III of Annex B are the calculations in reasonable detail to arrive at Consolidated EBITDA.

[17]	Attached hereto on Part IV of Annex B are the calculations in reasonable detail to arrive at Consolidated Interest Expense.

[18]	Attached hereto on Part V of Annex B are the calculations in reasonable detail to arrive at Consolidated Fixed Charges.

[19]	Attached hereto on Part VI of Annex B are the calculations in reasonable detail to arrive at Borrowing Base Property NOI.

[20]	Attached hereto on Part VII of Annex B are the calculations in reasonable detail to arrive at the Assumed Debt Service Amount.

SCHEDULE II

1.	Applicable Margin [21]

A.	Consolidated Total Indebtedness	$____
B.	A above as a % of Consolidated Total Asset Value	___%

If B above is < 45%, Level 1 pricing applies.
If B above is > 45% < 50%, Level 2 pricing applies.
If B above is > 50% < 55%, Level 3 pricing applies.
	If B above is > 55% < 60%, Level 4 pricing applies.	Level ___Pricing ___% (Eurodollar Margin)
	If B above is > 60%, Level 5 pricing applies.	___% (Base Rate Margin)

Applicable Margin [22]
	Credit Rating of Fitch	___
	Credit Rating of Moody’s	___
	Credit Rating of S&P	___
	Applicable Credit Rating	___
	See definition of “Applicable Margin” for pricing level	Level ___Pricing ___% (Eurodollar Margin)
___% (Base Rate Margin)

2.	Applicable Facility Fee Percentage

	Credit Rating of Fitch	___
	Credit Rating of Moody’s	___
	Credit Rating of S&P	___
	Applicable Credit Rating	___
See Section 3.01(a) and the definitions of
“Applicable Facility Fee Percentage” and “Applicable
	Commitment Commission Percentage” for fee level	___ %

21To be used if the Investment Grade Rating Condition has not been satisfied.

22To be used if the Investment Grade Rating Condition has been satisfied.